AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1999
                                                       REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                                   FNB CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NORTH CAROLINA                           6021                     56-1456589
    (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NO.)       IDENTIFICATION NO.)

                               101 SUNSET AVENUE
                        ASHEBORO, NORTH CAROLINA 27203
                                (336) 626-8300
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                               MICHAEL C. MILLER
                                   PRESIDENT
                                   FNB CORP.
                               101 SUNSET AVENUE
                        ASHEBORO, NORTH CAROLINA 27203
                                (336) 626-8300
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

                  DORIS R. BRAY, ESQ.                           EDWARD C. WINSLOW III, ESQ.
 SCHELL BRAY AYCOCK ABEL & LIVINGSTON P.L.L.C.     BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.
          230 NORTH ELM STREET, SUITE 1500                   230 NORTH ELM STREET, SUITE 1900
          GREENSBORO, NORTH CAROLINA 27401                   GREENSBORO, NORTH CAROLINA 27401
                     (336) 370-8800                                   (336) 373-8850

                                ---------------
     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------
                                ---------------
                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                       AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   REGISTERED (1)        UNIT (2)             PRICE (2)       REGISTRATION FEE
Common Stock, par value $2.50 ......................    1,500,000          $ 10.0625            $15,093,750          $ 3,984.75
=================================================================================================================================

(1) Represents the maximum number of shares anticipated to be issued in the merger.

(2) In accordance with Rule 457(f)(1), the registration fee is based upon the average of the bid and asked prices of the common stock of Carolina
    Fincorp, Inc. on the NASDAQ National Market on December 23, 1999.
                                ---------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

FNB CORP.                                               CAROLINA FINCORP, INC.

                MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     The Boards of Directors of FNB Corp. and Carolina Fincorp, Inc. have agreed that FNB will acquire Carolina Fincorp by merging a subsidiary of FNB into Carolina Fincorp. The merger will result in a combined company with total assets of about $500 million. We believe that the combined company will be well positioned to grow and flourish in the markets we serve in south central North Carolina.

     As a result of the merger, each share of Carolina Fincorp common stock held by Carolina Fincorp shareholders will be converted automatically into .79
shares of common stock of FNB. As of February   , 2000, this was worth about
$ . for each share of Carolina Fincorp common stock. We expect the merger to be a tax-free transaction for FNB shareholders and, in general, for Carolina Fincorp shareholders, except for cash received by Carolina Fincorp shareholders instead of fractional shares of FNB common stock. FNB's common stock is traded on the National Market System of the Nasdaq Stock Market under the symbol "FNBN."

     Each of us will hold a special meeting of our shareholders to consider and vote on matters in connection with this merger proposal. Whether or not you plan to attend your company's special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted, for Carolina Fincorp shareholders, as a vote FOR the merger and the transactions contemplated by the merger agreement and, for FNB shareholders, as a vote FOR the issuance of shares of FNB common stock to holders of Carolina Fincorp common stock in connection with the merger.

     The dates, times and places of the meetings are as follows:


        FOR FNB SHAREHOLDERS               FOR CAROLINA FINCORP SHAREHOLDERS
        March   , 2000                     March   , 2000
        :  .m. local time                    :  .m. local time
        [AVS Banquet Centre                Calvin Little Room
        2045 North Fayetteville Street     Thomas H. Leath Memorial Library
        Asheboro], North Carolina          412 E. Franklin Street
                                           Rockingham, North Carolina

     This document provides you with detailed information about these meetings and the proposed merger. You can also get information about our companies from publicly available documents that our companies have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

     We strongly support this combination of our companies and join with all of the other members of our Boards of Directors in enthusiastically recommending that you vote in favor of the merger proposal.


   Michael C. Miller          R. Larry Campbell
   Chairman and President     President and Chief Executive Officer
   FNB Corp.                  Carolina Fincorp, Inc.

CAROLINA FINCORP SHAREHOLDERS SHOULD CONSIDER CAREFULLY THE RISK FACTORS DISCUSSED ON PAGE 11 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED THAT THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF EITHER OF OUR COMPANIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


           JOINT PROXY STATEMENT/PROSPECTUS DATED FEBRUARY    , 2000
             AND FIRST MAILED TO SHAREHOLDERS ON FEBRUARY    , 2000

                                   FNB CORP.


                 ---------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH   , 2000
                ---------------------------------------------
To the Shareholders of FNB Corp.:

     We will hold a special meeting of shareholders of FNB Corp., a North
Carolina corporation, on           , March   , 2000 at   :     .m. local time,
at [AVS Banquet Centre, 2045 North Fayetteville Street, Asheboro], North Carolina, for the following purposes:

   1. To consider and vote upon a proposal to approve the issuance of shares of common stock of FNB Corp. in the merger of FNB Acquisition Corp., a wholly owned subsidiary of FNB Corp., into Carolina Fincorp, Inc., a North Carolina corporation, that will result in Carolina Fincorp's becoming a wholly owned subsidiary of FNB as described in the Amended and Restated Agreement and Plan of Merger, dated as of December 28, 1999, by and between FNB Corp. and Carolina Fincorp.

   2. To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the FNB special meeting.

     We have fixed the close of business on February   , 2000 as the record
date for determining those shareholders entitled to vote at the FNB special meeting and any adjournments or postponements of the meeting. Accordingly, only shareholders of record on that date are entitled to notice of and to vote at the FNB special meeting and any adjournments and postponements of the meeting.



                                            By Order of the Board of Directors




                                            JERRY A. LITTLE
                                            ---------------
                                            SECRETARY AND TREASURER
                                            -----------------------


February   , 2000

    THE BOARD OF DIRECTORS OF FNB UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ISSUANCE OF FNB COMMON STOCK IN THE MERGER.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF FNB COMMON STOCK CAST AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE ISSUANCE OF SHARES OF FNB COMMON STOCK IN CONNECTION WITH THE MERGER. WHETHER OR NOT YOU PLAN TO ATTEND THE FNB SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE FNB SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             CAROLINA FINCORP, INC.


                 ---------------------------------------------
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH   , 2000
                ---------------------------------------------
To the Shareholders of Carolina Fincorp, Inc.:

     We will hold a special meeting of shareholders of Carolina Fincorp, Inc.,
a North Carolina corporation, on           , March   , 2000 at   :     .m.
local time, at the Calvin Little Room, Thomas H. Leath Memorial Library, 412 E. Franklin Street, Rockingham, North Carolina, for the following purposes:

   1. To consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of December 28, 1999, by and between FNB Corp., a North Carolina corporation, and Carolina Fincorp and the related Plan of Merger, pursuant to which, among other things, FNB Acquisition Corp., a wholly owned subsidiary of FNB Corp., will merge with and into Carolina Fincorp and Carolina Fincorp will become a wholly owned subsidiary of FNB Corp.

   2. To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the Carolina Fincorp special meeting.

     We have fixed the close of business on February   , 2000 as the record
date for determining those shareholders entitled to vote at the Carolina Fincorp special meeting and any adjournments or postponements of the meeting. Accordingly, only shareholders of record on that date are entitled to notice of and to vote at the Carolina Fincorp special meeting and any adjournments and postponements of the meeting.



                                            By Order of the Board of Directors




                                            KAREN M. RICKETT
                                            SECRETARY


February   , 2000

    YOUR PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CAROLINA FINCORP. THE BOARD OF DIRECTORS OF CAROLINA FINCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER.

THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF CAROLINA FINCORP COMMON STOCK ENTITLED TO VOTE ON THESE MATTERS IS REQUIRED TO APPROVE THE MERGER. WHETHER OR NOT YOU PLAN TO ATTEND THE CAROLINA FINCORP SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE CAROLINA FINCORP SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                              -----
SUMMARY ...................................................................     1
RISK FACTORS ..............................................................    11
FNB SPECIAL MEETING .......................................................    11
  General .................................................................    11
  Matters to Be Considered ................................................    11
  Proxies .................................................................    12
  Solicitation of Proxies .................................................    12
  Record Date and Voting Rights ...........................................    12
  Recommendation of the FNB Board .........................................    13
CAROLINA FINCORP SPECIAL MEETING ..........................................    13
  General .................................................................    13
  Matters to Be Considered ................................................    13
  Proxies .................................................................    13
  Solicitation of Proxies .................................................    14
  Record Date and Voting Rights ...........................................    14
  Recommendation of the Carolina Fincorp Board ............................    15
THE MERGER ................................................................    16
  General .................................................................    16
  Background of the Merger ................................................    16
  Action by Shareholder Group .............................................    19
  Recommendation of the FNB Board and Reasons for the Merger ..............    20
  Recommendation of the Carolina Fincorp Board and Reasons for the Merger .    21
  Opinion of FNB's Financial Advisor ......................................    22
  Opinion of Carolina Fincorp's Financial Advisor .........................    26
  Changing the Method of Effecting the Merger .............................    32
  Conversion of Stock .....................................................    32
  Treatment of Options ....................................................    32
  Exchange of Certificates; Fractional Shares .............................    33
  Effective Time ..........................................................    34
  Representations and Warranties ..........................................    34
  Conduct of Business Pending the Merger ..................................    34
  Conditions to Consummation of the Merger ................................    36
  Regulatory Approvals Required for the Merger ............................    37
  Federal Income Tax Consequences .........................................    38
  Accounting Treatment ....................................................    39
  Termination of the Merger Agreement .....................................    40
  Waiver and Amendment of the Merger Agreement ............................    40
  Expenses ................................................................    40
  Nasdaq Listing ..........................................................    41
  Dividends ...............................................................    41
  Employee Benefits and Plans .............................................    41
  Interests of Certain Persons in the Merger ..............................    42
  Management and Operations After the Merger ..............................    44
  Option Agreement ........................................................    44
  Restrictions on Resales by Affiliates ...................................    45
  Absence of Dissenters' Rights ...........................................    46
MARKET PRICE AND DIVIDEND INFORMATION .....................................    47
INFORMATION ABOUT FNB .....................................................    47
  General .................................................................    47

                                                                          PAGE
                                                                         -----
  Beneficial Ownership of FNB Common Stock ...........................    48
  Management and Additional Information ..............................    48
INFORMATION ABOUT CAROLINA FINCORP ...................................    48
  General ............................................................    48
  Beneficial Ownership of Carolina Fincorp Common Stock ..............    49
  Management and Additional Information ..............................    51
REGULATION AND SUPERVISION ...........................................    51
  General ............................................................    52
  Liability for Bank Subsidiaries ....................................    52
  Capital Requirements ...............................................    53
  Dividend Restrictions ..............................................    54
  FDIC Insurance Assessments .........................................    55
  Community Reinvestment Act .........................................    55
  Interstate Banking .................................................    56
  Recent Legislation .................................................    56
DESCRIPTION OF FNB COMMON STOCK ......................................    57
  General ............................................................    57
  Voting Rights ......................................................    57
  Dividend and Liquidation Rights ....................................    57
  Preemptive Rights ..................................................    57
  Assessment, Redemption and Sinking Fund ............................    57
  Certain Provisions That May Have an Anti-Takeover Effect ...........    58
  Indemnification of Directors and Officers ..........................    58
COMPARISON OF SHAREHOLDERS' RIGHTS ...................................    59
LEGAL MATTERS ........................................................    61
EXPERTS ..............................................................    61
SHAREHOLDER PROPOSALS ................................................    61
OTHER MATTERS ........................................................    62
INDEPENDENT PUBLIC ACCOUNTANTS .......................................    62
WHERE YOU CAN FIND MORE INFORMATION ..................................    63
FORWARD-LOOKING STATEMENTS ...........................................    64
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION .........    66
Appendix A Amended and Restated Agreement and Plan of Merger .........    A-1
Appendix B Stock Option Agreement ....................................    B-1
Appendix C Opinion of Wheat First Securities .........................    C-1
Appendix D Opinion of Trident Securities .............................    D-1

                                    SUMMARY

THIS BRIEF SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH THIS DOCUMENT REFERS YOU TO UNDERSTAND FULLY THE MERGER. SEE "WHERE YOU CAN FIND MORE INFORMATION."

THE MERGER (PAGE 16)

WE HAVE ATTACHED THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER TO THIS DOCUMENT AS APPENDIX A. PLEASE READ THE AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

We propose to merge a wholly owned subsidiary of FNB into Carolina Fincorp. As a result of the merger, Carolina Fincorp will become a wholly owned subsidiary of FNB. We expect to complete the merger in the first or second quarter of 2000.

EACH CAROLINA FINCORP SHARE WILL BE EXCHANGED FOR .79 FNB SHARES (PAGE 32)

When we complete the merger, shares of Carolina Fincorp common stock will become shares of FNB common stock. Shares of FNB common stock will remain unchanged following the merger.

FNB SHAREHOLDERS. As an FNB shareholder, each of your shares of FNB common stock will remain outstanding as one share of common stock of FNB following the merger. You do not need to surrender your shares or exchange them for new ones.


CAROLINA FINCORP SHAREHOLDERS. As a Carolina Fincorp shareholder, each of your shares of Carolina Fincorp common stock will automatically be converted into
 .79 shares of common stock of FNB. The total number of shares you receive, therefore, will be equal to the number of shares of Carolina Fincorp common stock you own multiplied by .79. FNB will not issue fractional shares. Instead, you will receive the value of any fractional share in cash.

Because the number of shares of common stock of FNB that you will receive in the merger is fixed at .79, subject to possible adjustments, the value of the shares of common stock of FNB you will receive in the merger will fluctuate as the price of FNB common stock changes.

You will need to surrender your Carolina Fincorp stock certificates to receive new stock certificates representing common stock of FNB. This will not be necessary, however, until you receive written instructions after we complete the merger.

TRANSACTION GENERALLY TAX-FREE FOR FNB SHAREHOLDERS AND CAROLINA FINCORP SHAREHOLDERS (PAGE 38)

FNB and Carolina Fincorp have received an opinion of counsel dated the date of this document regarding tax consequences of the merger. The information below is based on that opinion.

FNB SHAREHOLDERS. Because your shares of FNB common stock will remain unchanged, the merger will not cause you to recognize any gain or loss for United States federal income tax purposes.

CAROLINA FINCORP SHAREHOLDERS. We expect that your exchange of shares of Carolina Fincorp common stock for shares of common stock of FNB generally will not cause you to recognize any gain or loss for United States federal income tax purposes. You will, however, recognize income or gain in connection with any cash received instead of fractional shares.

THIS TAX TREATMENT MAY NOT APPLY TO ALL CAROLINA FINCORP SHAREHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR INDIVIDUAL SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES TO YOU.

FNB and Carolina Fincorp will not be obligated to complete the merger unless we receive an additional legal opinion, dated the closing date, that the merger will be treated as a transaction of a type that is generally tax-free for United States federal income tax purposes. In that case, the United States federal income tax treatment of the merger will be as we have described it above. This opinion will not bind the Internal Revenue Service, however, which could take a different view.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 47)

Shares of FNB and Carolina Fincorp common stock are quoted on the Nasdaq National Market. Some examples of recent closing prices for FNB common stock and Carolina Fincorp common stock are as follows:

                                   FNB        CAROLINA FINCORP
                               -----------   -----------------
 October 15, 1999 ..........   $ 19.00       $ 11.375
 February   , 2000 .........   $             $

Based on the exchange ratio of .79 in the merger, the market value of the shares of FNB common stock that Carolina Fincorp shareholders will receive in the merger for each share of Carolina Fincorp common stock would be:


 October 15, 1999 ..........   $ 15.01

 February   , 2000 .........   $

In addition, recently declared per share dividend information for FNB common stock and Carolina Fincorp common stock is as follows:



                                FNB       CAROLINA FINCORP
                             ---------   -----------------
3rd Quarter 1999 .........   $ .12             $ .06
4th Quarter 1999 .........   $ .15             $ .06


Of course, the market price of FNB common stock will fluctuate prior to the merger. Because the exchange ratio is fixed, subject to possible adjustments, the value of the shares of FNB common stock you will receive in the merger will fluctuate. You should obtain current stock price quotations for FNB common stock and Carolina Fincorp common stock. You may get these quotations from a newspaper, on the Internet or by calling your broker.

OUR FINANCIAL ADVISORS BELIEVE THE EXCHANGE RATIO IS FAIR TO SHAREHOLDERS (PAGE
22)

FNB SHAREHOLDERS. Wheat First Securities, a division of First Union Securities, Inc., has delivered to the FNB Board of Directors its opinion that, as of the date of this document, the exchange ratio is fair to the holders of FNB common stock from a financial point of view. We have attached this opinion to this document as Appendix C. You should read this opinion completely to understand the assumptions made, matters considered and limitations on the review made by Wheat First Securities in providing its opinion.

CAROLINA FINCORP SHAREHOLDERS. Trident Securities, a division of McDonald Investments, Inc., has delivered to the Board of Directors of Carolina Fincorp its opinion that, as of the date of this document, the exchange ratio is fair to the holders of Carolina Fincorp common stock from a financial point of view. We have attached this opinion to this document as Appendix D. You should read this opinion completely to understand the assumptions made, matters considered and limitations on the review made by Trident Securities in providing its opinion.

YOU DO NOT HAVE DISSENTERS' RIGHTS IN THE MERGER (PAGE 46)

FNB SHAREHOLDERS. North Carolina law does not provide you with dissenters' rights with respect to the issuance of shares of FNB common stock in the merger.

CAROLINA FINCORP SHAREHOLDERS. North Carolina law does not provide you with dissenters' rights in the merger. This means that if you are not satisfied with what you are receiving as consideration in the merger, you are NOT legally entitled to have the value of your interest independently determined and receive payment based on that valuation.

THE COMPANIES (PAGE 47)

FNB CORP.
101 SUNSET AVENUE
POST OFFICE BOX 1328
ASHEBORO, NORTH CAROLINA 27204
(336) 626-8300

FNB is a bank holding company organized under the laws of North Carolina. FNB operates First National Bank and Trust Company, a national bank offering full-service commercial, retail and trust banking services to consumer and business customers primarily in Randolph, Montgomery and Chatham counties in North Carolina. At September 30, 1999, FNB's total assets on a consolidated basis were $385 million, its consolidated total deposits were $317 million, and its consolidated total shareholders' equity was $36 million.

CAROLINA FINCORP, INC.
115 SOUTH LAWRENCE STREET
POST OFFICE BOX 1597
ROCKINGHAM, NORTH CAROLINA 28380-1597
(910) 997-6245

Carolina Fincorp is a savings bank holding company organized under the laws of North Carolina. Carolina Fincorp's principal subsidiary is Richmond Savings Bank, Inc., SSB, a North Carolina-chartered savings bank. Richmond Savings is engaged primarily in the business of attracting deposits from the general public and making mortgage, consumer and business loans in Richmond, Moore and Scotland counties in North Carolina. At September 30, 1999, Carolina Fincorp's total assets on a consolidated basis were $120 million, its total deposits were $103 million and its consolidated total shareholders' equity was $16 million.

THE SHAREHOLDERS' MEETINGS (PAGE 11)

FNB SHAREHOLDERS. The FNB special meeting will be held on March   , 2000 at
  :    .m., local time, at [the AVS Banquet Centre, 2045 North Fayetteville
Street, Asheboro,] North Carolina. At the FNB special meeting, you will be asked:

1. to approve the issuance of shares of FNB common stock in the merger; and

2. to act on other matters that may properly be submitted to a vote at the FNB special meeting.

CAROLINA FINCORP SHAREHOLDERS. The Carolina Fincorp special meeting will be
held on March   , 2000 at   :    .m., local time, at the Calvin Little Room,
Thomas H. Leath Memorial Library, 412 E. Franklin Street, Rockingham, North Carolina. At the Carolina Fincorp special meeting, you will be asked:

1. to approve the merger of Carolina with a subsidiary of FNB; and

2. to act on other matters that may properly be submitted to a vote at the Carolina Fincorp special meeting.

RECORD DATE; VOTE REQUIRED (PAGES 12 AND 14)

FNB SHAREHOLDERS. You may vote at the FNB special meeting if you owned FNB
common stock at the close of business on February   , 2000. On that date,
[3,660,626] shares of FNB common stock were outstanding and entitled to vote. You may cast one vote for each share of FNB common stock you owned on that date. To approve the issuance of shares of FNB common stock in the merger, the holders of a majority of the shares of FNB common stock cast at the special meeting must vote in favor of the issuance. Directors and executive officers of
FNB own or have the sole or shared power to vote about    % of the shares that
may be voted at the FNB special meeting. We expect them to vote in favor of the issuance of shares of FNB common stock in the merger.

CAROLINA FINCORP SHAREHOLDERS. You may vote at the Carolina Fincorp special meeting if you owned Carolina Fincorp common stock at the close of business on
February   , 2000. On that date, [1,871,545] shares of Carolina Fincorp common stock were outstanding and entitled to vote. You may cast one vote for each share of Carolina Fincorp common stock you owned on that date. To approve the merger, the holders of a majority of the outstanding shares of Carolina Fincorp common stock must vote in favor of the merger. Directors and executive officers
of Carolina Fincorp own or have sole or shared power to vote about    % of the
shares that may be cast at the Carolina Fincorp special meeting. We expect them to vote in favor of the merger.

WE RECOMMEND THAT SHAREHOLDERS APPROVE THE MERGER (PAGES 13 AND 15)

FNB SHAREHOLDERS. The FNB Board of Directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the issuance of shares of FNB common stock in the merger.

CAROLINA FINCORP SHAREHOLDERS. The Carolina Fincorp Board of Directors believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "FOR" the proposal to approve the merger.

OUR REASONS FOR THE MERGER (PAGE 20)

We are proposing the merger because we believe that by joining forces we will strengthen our position as a competitor in the financial services business, which is rapidly changing and growing more competitive. We believe that the merger will permit us to offer a wider range of services and products to Carolina Fincorp's customers and to compete more effectively in our combined market area. We also believe that the merger will position us well for future growth as the six counties in which we operate sit at the heart of the planned expansion of Interstates 73 and 74.

STOCK OPTIONS (PAGE 32)

Upon completion of the merger, each option to acquire shares of Carolina Fincorp common stock granted under Carolina Fincorp's stock option plan that is outstanding and unexercised immediately before completing the merger will become an option to acquire FNB common stock. The number of shares of FNB common stock subject to Carolina Fincorp options, as well as the exercise price of those stock options, will be adjusted to reflect the exchange ratio in the merger.

MANAGEMENT AND OPERATIONS AFTER THE MERGER (PAGE 44)

After the merger, the FNB Board of Directors will be made up of the directors
on the FNB Board immediately before the merger, plus        and        .
Messrs.        and        are currently
members of the Board of Directors of Carolina Fincorp. Subject to their election to the FNB Board of Directors by the FNB shareholders, Messrs.
       and        will serve on the FNB Board of Directors for a minimum of
three years each. The remainder of Carolina Fincorp's Board of Directors will serve on an advisory board after the merger for at least three years.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 36)

The completion of the merger depends on a number of conditions being met, including approval of the merger agreement by Carolina Fincorp shareholders, approval of the issuance of shares of FNB common stock in the merger by FNB shareholders, and receipt of regulatory approvals.

Where the law permits, FNB or Carolina Fincorp could elect to waive a condition to its obligation to complete the merger although that condition has not been satisfied. We cannot be certain when or if the conditions to the merger will be satisfied or waived or that the merger will be completed.

WE MAY DECIDE NOT TO COMPLETE THE MERGER
(PAGE 40)

We may agree at any time to terminate the agreement without completing the merger, even if the shareholders of both our companies have approved it. Also, either of us may decide, without the consent of the other, not to complete the merger in a number of other situations, including:

o the other party's failure to satisfy its obligations under the merger agreement,

o the failure of any condition to the completion of the merger to have been satisfied or waived by June 30, 2000, unless the failure of the condition is caused by the terminating party's failing to perform its obligations under the merger agreement.

Carolina Fincorp may also terminate the agreement if the price of FNB common stock is less than $15.40 and has declined by more than 15% compared to the average stock price of a select group of FNB's peers during a period prior to the anticipated closing. If Carolina Fincorp elects to terminate on this basis, FNB may prevent termination by increasing the number of shares of FNB common stock to be received by Carolina Fincorp shareholders in the merger.

WE MAY AMEND THE TERMS OF THE MERGER AND WAIVE SOME CONDITIONS (PAGE 40)

We may jointly amend the terms of the merger, and each of us may waive our right to require the other party to adhere to those terms, to the extent legally permissible. However, after our shareholders approve the merger proposal, they must approve any amendment or waiver that reduces or changes what will be received by Carolina Fincorp shareholders in the merger.

WE EXPECT "POOLING OF INTERESTS" ACCOUNTING TREATMENT (PAGE 39)

We expect the merger to qualify as a "pooling of interests." This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company. We will not be required to complete the merger unless FNB receives letters from our independent accountants indicating that the merger will qualify as a pooling of interests.

WE MAY NOT COMPLETE THE MERGER WITHOUT REQUIRED REGULATORY APPROVALS (PAGE 37)

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System. Once the Board of Governors of the Federal Reserve System approves the merger, we have to wait for 30 days before we can complete the merger. In addition, the merger is subject to the approval of the Administrator of the North Carolina Savings Institutions Division.

We have filed all of the required applications and notices with the Board of Governors of the Federal Reserve System and the Administrator of the North Carolina Savings Institutions Division.

As of the date of this document, we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will get them.

OPTION AGREEMENT (PAGE 44)

At the request of FNB, Carolina Fincorp entered into an option agreement granting FNB an option to purchase 372,437 shares of Carolina Fincorp common stock.

FNB cannot exercise its option unless certain events occur. These events include the merger of Carolina Fincorp or the sale of substantial amount of its assets to a third party unrelated to FNB. We do not know of any event that has occurred as of the date of this document that would permit FNB to exercise its option.

The most shares that FNB may purchase if it exercises the option is 19.9% of the total number of outstanding shares of Carolina Fincorp common stock. The purchase price per share under the option agreement is $10.50.

Carolina Fincorp granted the option to increase the likelihood that we would complete the merger. The option agreement could discourage other companies from trying or proposing to acquire Carolina Fincorp before we complete the merger.

OFFICERS AND DIRECTORS HAVE SOME INTERESTS IN THE MERGER THAT ARE DIFFERENT FROM OR IN ADDITION TO THEIR INTERESTS AS SHAREHOLDERS (PAGE 42)

Some of Carolina Fincorp's officers and directors have interests in the merger that are different from, or in addition to, their interests as Carolina Fincorp shareholders. The members of our Boards of Directors knew about these additional interests, and considered them, when they approved the agreement and the merger.

These additional interests exist because of rights that the officers and directors have under existing benefit and compensation plans maintained by Carolina Fincorp. For example, all outstanding options to purchase Carolina Fincorp common stock under Carolina Fincorp's stock option plan will become options to purchase shares of FNB common stock on a basis that reflects the exchange ratio in the merger. Shares of Carolina Fincorp common stock held in the management recognition plan of Carolina Fincorp's subsidiary, Richmond Savings Bank, Inc., SSB, will be converted in the merger into shares of FNB common stock. Also, FNB will assume all of Carolina Fincorp's obligations under the deferred compensation arrangements between Carolina Fincorp and its directors and between Richmond Savings and its directors.

In addition, R. Larry Campbell, who is currently President and Chief Executive Officer of Carolina Fincorp, will enter into an employment agreement with and become an officer of First National Bank and Trust Company. FNB has also agreed to increase its Board of Directors by two members and to appoint and nominate
                and               to fill those seats until at least 2003. The
remainder of Carolina Fincorp's Board will serve on an advisory board for at least three years and will receive the same rate of compensation that they presently receive from Carolina Fincorp.

Also, following the merger, FNB will indemnify and provide directors' and officers' insurance for the officers and directors of Carolina Fincorp for events occurring before the merger, including events that are related to the merger. Additional interests of some of our directors and executive officers are described under "Management and Operations after the Merger."

UNAUDITED COMPARATIVE PER SHARE DATA

     The following table shows historical information about our net income per share, cash dividends per share and book value per share, and similar information reflecting the merger, which we refer to as pro forma information. In presenting the comparative pro forma information for the time periods shown in the table, we assumed that we had been merged throughout those periods. See "Unaudited Pro Forma Condensed Combined Financial Information" on page 66.

     We also assumed that we will treat our companies as if they had always been combined for accounting and financial reporting purposes, a method known as pooling of interests accounting. The information listed as pro forma equivalent was obtained by multiplying the pro forma amounts by the exchange ratio of .79. We present this information to reflect the fact that Carolina Fincorp shareholders will receive less than one share of FNB common stock for each share of Carolina Fincorp exchanged in the merger.

     We expect that we will incur merger and integration expenses as a result of combining our companies. We also anticipate that the merger will provide financial benefits that include reduced operating expenses and enhanced opportunities to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of our combined companies under one set of assumptions, does not attempt to predict or suggest future results.

     The information in the following table is based on the historical financial information that we have presented in our prior Securities and Exchange Commission filings. We are incorporating this material into this document by reference. See "Where You Can Find More Information" on page 63.


                      FNB CORP. AND CAROLINA FINCORP, INC.


              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA



                                                            AS OF OR FOR THE
                                                            NINE MONTHS ENDED                AS OF OR FOR THE
                                                              SEPTEMBER 30,              YEARS ENDED DECEMBER 31,
                                                         -----------------------   ------------------------------------
                                                            1999         1998         1998         1997         1996
                                                         ----------   ----------   ----------   ----------   ----------
NET INCOME PER COMMON SHARE
  Basic:
   FNB historical ....................................    $  0.96      $  0.95      $  1.25      $  1.13      $  1.06
   Carolina Fincorp historical (3)(4) ................       0.41         0.37         0.50         0.77         0.08
   FNB and Carolina Fincorp pro forma (1)(4) .........       0.84         0.81         1.08         1.09         0.83
   Carolina Fincorp pro forma equivalent (2) .........       0.66         0.64         0.85         0.86         0.66
  Diluted:
   FNB historical ....................................       0.92         0.91         1.20         1.11         1.05
   Carolina Fincorp historical (3)(4) ................       0.41         0.37         0.50         0.77         0.08
   FNB and Carolina Fincorp pro forma (1)(4) .........       0.82         0.79         1.05         1.07         0.82
   Carolina Fincorp pro forma equivalent (2) .........       0.65         0.62         0.83         0.85         0.65
CASH DIVIDENDS DECLARED PER COMMON SHARE
  FNB historical .....................................       0.36         0.30         0.45         0.38         0.33
  Carolina Fincorp historical (3)(5) .................       0.18         6.18         6.24         0.17           --
  FNB and Carolina Fincorp pro forma (1) .............       0.50         5.18         5.38         0.51         0.33
  Carolina Fincorp pro forma equivalent (2) ..........       0.40         4.09         4.25         0.40         0.26
BOOK VALUE PER COMMON SHARE
  FNB historical .....................................       9.84                      9.58
  Carolina Fincorp historical (3) ....................       8.53                      8.28
  FNB and Carolina Fincorp pro forma (1) .............      10.15                      9.84
  Carolina Fincorp pro forma equivalent (2) ..........       8.02                      7.77

--------
(1) FNB and Carolina Fincorp pro forma information reflects the exchange ratio of .79 shares of FNB common stock for each share of Carolina Fincorp common stock, as well as all pro forma adjustments.

(2) The pro forma equivalent per share amounts for Carolina Fincorp are calculated by multiplying the FNB and Carolina Fincorp pro forma information by the exchange ratio of .79.

(3) For the purpose of preparing the Historical and Pro Forma Comparative Per Share Data, the financial information for Carolina Fincorp has been converted from its fiscal year end (June 30) to FNB's fiscal year end (December 31).

(4) Carolina Fincorp historical net income per common share for the year ended December 31, 1996 is based on net income earned from November 22, 1996 (the date when Carolina Fincorp converted from mutual to stock form) to December 31, 1996, divided by the weighted average number of shares outstanding during that period. FNB and Carolina Fincorp pro forma net income per common share for the year ended December 31, 1996 includes net income for Carolina Fincorp for that entire year.

(5) Cash dividends declared for Carolina Fincorp include a special dividend of $6.00 per share in June 1998.


SELECTED FINANCIAL DATA

     The following tables show selected historical financial data for each of us and also show similar pro forma information reflecting the merger. The pro forma information reflects the pooling of interests method of accounting.

     We expect that we will incur merger and integration expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits that include enhanced opportunities to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect these financial expenses or benefits and, accordingly, does not attempt to predict or suggest future results.

     The information in the following tables is based on historical financial information that we have presented in our prior Securities and Exchange Commission filings. You should read all of the summary financial information we provide in the following tables together with this historical financial information and with the more detailed pro forma financial information we provide in this document, which you can find beginning at page 66. This historical financial information is also incorporated into this document by reference. See "Where You Can Find More Information" on page 63.

                            FNB CORP. AND SUBSIDIARY


                       SELECTED HISTORICAL FINANCIAL DATA



                                                NINE MONTHS ENDED
                                                  SEPTEMBER 30,
                                            -------------------------
                                                1999         1998
                                            ------------ ------------
                                             (DOLLARS IN THOUSANDS,
                                             EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income ...........................   $ 20,144     $ 19,737
Interest expense ..........................      8,594        8,664
                                              --------     --------
Net interest income .......................     11,550       11,073
Provision for loan losses .................        220          330
                                              --------     --------
Net interest income after provision
  for loan losses .........................     11,330       10,743
Noninterest income ........................      2,546        2,366
Noninterest expense .......................      8,853        8,138
                                              --------     --------
Income before income taxes ................      5,023        4,971
Income taxes ..............................      1,524        1,522
                                              --------     --------
Net income ................................   $  3,499     $  3,449
                                              ========     ========
PER SHARE DATA (1)
Net income:
 Basic ....................................   $  0.96      $  0.95
 Diluted ..................................      0.92         0.91
Cash dividends declared ...................      0.36         0.30
Book value (at period end) ................      9.84         9.46
BALANCE SHEET INFORMATION
 (AT PERIOD END)
Total assets ..............................   $384,943     $344,392
Investment securities .....................    106,830       94,171
Loans .....................................    249,578      226,294
Allowance for loan losses .................      2,587        2,507
Deposits ..................................    317,239      295,046
Shareholders' equity ......................     36,008       34,540
PERFORMANCE RATIOS
Return on average assets ..................      1.27%        1.36%
Return on average shareholders'
 equity ...................................     13.07        13.81
Dividend payout ratio .....................     37.65        31.76
Net yield on earning assets, taxable
 equivalent basis .........................      4.76         4.91
CAPITAL AND LIQUIDITY RATIOS
Total risk-based capital ..................     15.57%       16.03%
Tier 1 risk-based capital .................     14.56        14.94
Leverage ratio ............................      9.92        10.04
Average loans to average deposits .........     77.59        76.78
ASSET QUALITY RATIOS
Net loan charge-offs to average
 loans ....................................      0.06%        0.05%
Net loan charge-offs to period-end
 allowance for loan losses ................      5.80         4.67
Allowance for loan losses to
 period-end loans .........................      1.04         1.11
Total nonperforming loans to
 period-end loans .........................      0.44         0.40



                                                                YEARS ENDED DECEMBER 31,
                                            ----------------------------------------------------------------
                                                1998         1997         1996         1995         1994
                                            ------------ ------------ ------------ ------------ ------------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income ...........................   $ 26,411     $ 24,507     $ 22,248     $ 20,606     $ 17,688
Interest expense ..........................     11,591       10,576        9,612        9,002        6,979
                                              --------     --------     --------     --------     --------
Net interest income .......................     14,820       13,931       12,636       11,604       10,709
Provision for loan losses .................        390          600          490          515          220
                                              --------     --------     --------     --------     --------
Net interest income after provision
  for loan losses .........................     14,430       13,331       12,146       11,089       10,489
Noninterest income ........................      3,204        2,875        2,444        1,826        2,075
Noninterest expense .......................     11,088       10,288        9,077        9,114        8,578
                                              --------     --------     --------     --------     --------
Income before income taxes ................      6,546        5,918        5,513        3,801        3,986
Income taxes ..............................      1,984        1,818        1,676        1,101        1,159
                                              --------     --------     --------     --------     --------
Net income ................................   $  4,562     $  4,100     $  3,837     $  2,700     $  2,827
                                              ========     ========     ========     ========     ========
PER SHARE DATA (1)
Net income:
 Basic ....................................   $  1.25      $  1.13      $  1.06      $  0.75      $  0.79
 Diluted ..................................      1.20         1.11         1.05         0.75         0.79
Cash dividends declared ...................      0.45         0.38         0.33         0.26         0.23
Book value (at period end) ................      9.58         8.76         7.96         7.23         6.49
BALANCE SHEET INFORMATION
 (AT PERIOD END)
Total assets ..............................   $356,623     $325,655     $307,134     $238,678     $261,616
Investment securities .....................    104,771       86,881       90,316       84,536       76,983
Loans .....................................    229,722      217,451      195,273      179,923      168,328
Allowance for loan losses .................      2,517        2,294        1,986        1,903        1,720
Deposits ..................................    304,690      280,548      271,380      250,144      229,925
Shareholders' equity ......................     35,002       31,901       28,767       25,995       23,379
PERFORMANCE RATIOS
Return on average assets ..................       1.33%        1.30%        1.32%        1.00%        1.11%
Return on average shareholders'
 equity ...................................      13.52        13.45        13.97        10.93        12.33
Dividend payout ratio .....................      36.03        33.21        31.02        34.62        29.71
Net yield on earning assets, taxable
 equivalent basis .........................       4.88         4.99         4.90         4.84         4.73
CAPITAL AND LIQUIDITY RATIOS
Total risk-based capital ..................      16.05%       15.75%       14.79%       14.78%       14.38%
Tier 1 risk-based capital .................      14.98        14.69        13.84        13.77        13.41
Leverage ratio ............................       9.89         9.83         9.41         9.16         9.14
Average loans to average deposits .........      76.41        74.72        72.87        73.10        70.67
ASSET QUALITY RATIOS
Net loan charge-offs to average
 loans ....................................       0.07%        0.14%        0.22%        0.19%        0.15%
Net loan charge-offs to period-end
 allowance for loan losses ................       6.63        12.74        20.49        17.45        14.25
Allowance for loan losses to
 period-end loans .........................       1.10         1.05         1.02         1.06         1.02
Total nonperforming loans to
 period-end loans .........................       0.43         0.10         0.15         0.19         0.07

--------
(1) All per share data reflects a two-for-one common stock split effective in the first quarter of 1998 and a three-for-two common stock split effective in the second quarter of 1995.

                    CAROLINA FINCORP, INC. AND SUBSIDIARIES


                       SELECTED HISTORICAL FINANCIAL DATA



                                              THREE MONTHS ENDED
                                                 SEPTEMBER 30,
                                           -------------------------
                                               1999         1998
                                           ------------ ------------
                                            (DOLLARS IN THOUSANDS,
                                            EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income ..........................   $  2,173     $  2,074
Interest expense .........................      1,103        1,075
                                             --------     --------
Net interest income ......................      1,070          999
Provision for loan losses ................         27           34
                                             --------     --------
Net interest income after provision
  for loan losses ........................      1,043          965
Noninterest income .......................        219          191
Noninterest expense ......................        852          718
                                             --------     --------
Income before income taxes ...............        410          438
Income taxes .............................        152          159
                                             --------     --------
Net income ...............................   $    258     $    279
                                             ========     ========
PER SHARE DATA (1)
Net income (2):
 Basic ...................................   $  0.15      $  0.16
 Diluted .................................      0.15         0.16
Cash dividends declared (3) ..............      0.06         0.06
Book value (at period end) ...............      8.53         8.20
BALANCE SHEET INFORMATION
 (AT PERIOD END)
Total assets .............................   $120,002     $110,960
Investment securities ....................     16,158       15,650
Loans ....................................     93,292       88,133
Allowance for loan losses ................        538          467
Deposits .................................    102,717       93,851
Shareholders' equity .....................     15,961       15,625
PERFORMANCE RATIOS
Return on average assets .................       0.86%        1.00%
Return on average shareholders'
 equity ..................................       6.51         7.20
Dividend payout ratio ....................      38.37        38.35
Net yield on earning assets, taxable
 equivalent basis ........................       3.74         3.75
CAPITAL AND LIQUIDITY RATIOS
Total risk-based capital .................      23.40%       25.09%
Tier 1 risk-based capital ................      22.64        24.36
Leverage ratio ...........................      13.36        13.98
Average loans to average deposits ........      88.53        92.05
ASSET QUALITY RATIOS
Net loan charge-offs to average loans.....       0.01%        0.00%
Net loan charge-offs to period-end
 allowance for loan losses ...............       1.12         0.86
Allowance for loan losses to
 period-end loans ........................       0.58         0.53
Total nonperforming loans to
 period-end loans ........................       0.57         0.12



                                                                 YEARS ENDED JUNE 30,
                                           -----------------------------------------------------------------
                                               1999          1998         1997         1996         1995
                                           ------------ ------------- ------------ ------------ ------------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income ..........................   $  8,435    $     8,628    $  7,645     $  6,836     $  6,378
Interest expense .........................      4,388          4,122       3,887        3,949        3,271
                                             --------    -----------    --------     --------     --------
Net interest income ......................      4,047          4,506       3,758        2,887        3,107
Provision for loan losses ................        106             92          70           36           36
                                             --------    -----------    --------     --------     --------
Net interest income after provision
  for loan losses ........................      3,941          4,414       3,688        2,851        3,071
Noninterest income .......................        721            624         561          532          430
Noninterest expense ......................      3,212          3,385       3,094        2,493        2,452
                                             --------    -----------    --------     --------     --------
Income before income taxes ...............      1,450          1,653       1,155          890        1,049
Income taxes .............................        517            584         402          299          329
                                             --------    -----------    --------     --------     --------
Net income ...............................   $    933    $     1,069    $    753     $    591     $    720
                                             ========    ===========    ========     ========     ========
PER SHARE DATA (1)
Net income (2):
 Basic ...................................   $  0.54     $     0.61     $  0.46            --           --
 Diluted .................................      0.54           0.61        0.46            --           --
Cash dividends declared (3) ..............      0.24           6.24        0.05            --           --
Book value (at period end) ...............      8.42           8.08       13.74            --           --
BALANCE SHEET INFORMATION
 (AT PERIOD END)
Total assets .............................   $119,199    $   113,911    $111,503     $ 94,110     $ 91,410
Investment securities ....................     18,102         16,700      25,397       17,096       14,849
Loans ....................................     89,932         85,117      79,074       68,747       69,108
Allowance for loan losses ................        518            437         400          389          363
Deposits .................................    101,998         93,415      83,760       83,715       81,437
Shareholders' equity .....................     15,756         15,388      25,448        8,641        8,128
PERFORMANCE RATIOS
Return on average assets .................       0.81%          0.93%       0.72%        0.64%        0.81%
Return on average shareholders'
 equity ..................................       5.94           4.24        3.93          7.01         9.30
Dividend payout ratio ....................      44.86       1,107.66       10.87            --           --
Net yield on earning assets, taxable
 equivalent basis ........................       3.68           4.12        3.78          3.26         3.66
CAPITAL AND LIQUIDITY RATIOS
Total risk-based capital .................      23.83%         25.26%      44.01%       18.41%       17.67%
Tier 1 risk-based capital ................      23.08          24.56       43.33         17.62        16.92
Leverage ratio ...........................      13.27          13.22       23.29          9.30         8.91
Average loans to average deposits ........      88.24          93.36       87.43         85.56        84.26
ASSET QUALITY RATIOS
Net loan charge-offs to average loans.....       0.03%          0.07%       0.08%        0.01%       (0.02)%
Net loan charge-offs to period-end
 allowance for loan losses ...............       5.02          12.59       14.75          2.57        (3.03)
Allowance for loan losses to
 period-end loans ........................       0.58           0.51        0.51          0.57         0.53
Total nonperforming loans to
 period-end loans ........................       0.19           0.15        0.26          0.04         0.11

--------
(1) During the year ended June 30, 1997, Carolina Fincorp converted from mutual to stock form. Accordingly, there is no per share data for prior periods.

(2) Net income per share for the year ended June 30, 1997 is based on net income earned from November 22, 1996 (the date Carolina Fincorp converted from mutual to stock form) to June 30, 1997.

(3) 0ash dividends declared include a special dividend of $6.00 per share in June 1998.

                      FNB CORP. AND CAROLINA FINCORP, INC.


         UNAUDITED PRO FORMA CONDENSED COMBINED SELECTED FINANCIAL DATA



                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                  -------------------------
                                                                      1999         1998
                                                                  ------------ ------------
                                                                   (DOLLARS IN THOUSANDS,
                                                                   EXCEPT PER SHARE DATA)
SUMMARY OF OPERATIONS
Interest income .................................................   $ 26,568     $ 26,162
Interest expense ................................................     11,899       11,825
                                                                    --------     --------
Net interest income .............................................     14,669       14,337
Provision for loan losses .......................................        295          415
                                                                    --------     --------
Net interest income after provision for loan losses .............     14,374       13,922
Noninterest income ..............................................      3,115        2,873
Noninterest expense .............................................     11,373       10,803
                                                                    --------     --------
Income before income taxes ......................................      6,116        5,992
Income taxes ....................................................      1,916        1,880
                                                                    --------     --------
Net income ......................................................   $  4,200     $  4,112
                                                                    ========     ========
PER SHARE DATA (2)
Net income (3):
 Basic ..........................................................   $   0.84      $  0.81
 Diluted ........................................................       0.82         0.79
Cash dividends declared (4) .....................................       0.50         5.18
Book value (at period end) ......................................      10.15         9.73
BALANCE SHEET INFORMATION (AT PERIOD END)
Total assets ....................................................   $505,324     $455,352
Investment securities ...........................................    122,988      109,821
Loans ...........................................................    342,870      314,427
Allowance for loan losses .......................................      3,125        2,974
Deposits ........................................................    419,956      388,897
Shareholders' equity ............................................     51,451       50,165
PERFORMANCE RATIOS
Return on average assets ........................................       1.16%        1.21%
Return on average shareholders' equity ..........................      10.87         9.98
Dividend payout ratio ...........................................      38.67       312.26
Net yield on earning assets, taxable equivalent basis ...........       4.49         4.67
CAPITAL AND LIQUIDITY RATIOS
Total risk-based capital ........................................      17.09%       18.01%
Tier 1 risk-based capital .......................................      16.13        16.99
Leverage ratio ..................................................      10.65        11.01
Average loans to average deposits ...............................      79.91        80.81
ASSET QUALITY RATIOS
Net loan charge-offs to average loans ...........................       0.05%        0.05%
Net loan charge-offs to period-end allowance for loan losses.....       5.57         4.84
Allowance for loan losses to period-end loans ...................       0.91         0.95
Total nonperforming loans to period-end loans ...................       0.48         0.32



                                                                       YEARS ENDED DECEMBER 31, (1)
                                                                  --------------------------------------
                                                                      1998         1997         1996
                                                                  ------------ ------------ ------------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                                   DATA)
SUMMARY OF OPERATIONS
Interest income .................................................   $ 34,946     $ 32,742     $ 29,390
Interest expense ................................................     15,863       14,473       13,601
                                                                    --------     --------     --------
Net interest income .............................................     19,083       18,269       15,789
Provision for loan losses .......................................        499          678          541
                                                                    --------     --------     --------
Net interest income after provision for loan losses .............     18,584       17,591       15,248
Noninterest income ..............................................      3,891        3,488        2,954
Noninterest expense .............................................     14,579       13,066       12,121
                                                                    --------     --------     --------
Income before income taxes ......................................      7,896        8,013        6,081
Income taxes ....................................................      2,460        2,552        1,883
                                                                    --------     --------     --------
Net income ......................................................   $  5,436     $  5,461     $  4,198
                                                                    ========     ========     ========
PER SHARE DATA (2)
Net income (3):
 Basic ..........................................................   $   1.08      $  1.09      $  0.83
 Diluted ........................................................       1.05         1.07         0.82
Cash dividends declared (4) .....................................       5.38         0.51         0.33
Book value (at period end) ......................................       9.84        11.36        10.79
BALANCE SHEET INFORMATION (AT PERIOD END)
Total assets ....................................................   $473,177     $440,315     $414,304
Investment securities ...........................................    121,248      111,740      115,045
Loans ...........................................................    316,721      300,017      267,111
Allowance for loan losses .......................................      3,004        2,703        2,386
Deposits ........................................................    404,330      367,617      351,083
Shareholders' equity ............................................     50,787       57,939       54,798
PERFORMANCE RATIOS
Return on average assets ........................................       1.19%        1.28%        1.08%
Return on average shareholders' equity ..........................      10.09         9.76        10.89
Dividend payout ratio ...........................................     248.20        30.36        28.35
Net yield on earning assets, taxable equivalent basis ...........       4.63         4.76         4.54
CAPITAL AND LIQUIDITY RATIOS
Total risk-based capital ........................................      17.93%       21.74%       22.01%
Tier 1 risk-based capital .......................................      16.93        20.77        21.10
Leverage ratio ..................................................      10.84        13.19        13.50
Average loans to average deposits ...............................      80.32        78.79        75.71
ASSET QUALITY RATIOS
Net loan charge-offs to average loans ...........................       0.06%        0.13%        0.17%
Net loan charge-offs to period-end allowance for loan losses.....       6.59        13.36        18.27
Allowance for loan losses to period-end loans ...................       0.95         0.90         0.89
Total nonperforming loans to period-end loans ...................       0.36         0.09         0.17

--------
(1) For the purpose of preparing the Unaudited Pro Forma Condensed Combined Selected Financial Data, the financial information for Carolina Fincorp has been converted from its fiscal year end (June 30) to FNB's fiscal year end (December 31).
(2) All per share data reflects, for FNB, a two-for-one common stock split effective in the first quarter of 1998 and a three-for-two common stock split effective in the second quarter of 1995.
(3) Historical net income per share for Carolina Fincorp for the year ended December 31, 1996 is based on net income earned from November 22, 1996 (the date when Carolina Fincorp converted from mutual to stock form) to December 31, 1996. Pro forma combined net income per share for the year ended December 31, 1996 includes net income for Carolina Fincorp for that entire year.
(4) Cash dividends declared include the effect of a special dividend by Carolina Fincorp of $6.00 per share in June 1998.

                                  RISK FACTORS

     If the merger is completed, Carolina Fincorp shareholders will receive shares of FNB common stock in exchange for their shares of Carolina Fincorp common stock. Carolina Fincorp shareholders should be aware of particular risks and uncertainties that are applicable to an investment in FNB common stock.

     Although FNB common stock is traded on the NASDAQ National Market, the volume of trading has traditionally been low. Therefore, there can be no assurance that a Carolina Fincorp shareholder who receives FNB common stock in the merger and wishes later to sell those shares would be able to do so immediately or at an acceptable price.

     Further, there are risks and uncertainties that bear on FNB's future financial results and that may cause FNB's future earnings and financial condition to be less than FNB's expectations. Some of these risks and uncertainties relate to economic conditions and regulatory matters generally and would affect other financial institutions in similar ways. These aspects are discussed elsewhere in this Joint Proxy Statement/Prospectus under the headings "Forward-Looking Statements" beginning on page 64 and "Regulation and Supervision" beginning on page 51. This section addresses particular risks and uncertainties that are specific to FNB.

     The merger involves the integration of two companies that have previously operated independently. Successful integration of Carolina Fincorp's operations will depend primarily on FNB's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. Difficulties may be encountered in combining the operations of FNB and Carolina Fincorp, including:


     o the loss of key employees and customers,

     o disruptions to our businesses,

     o possible inconsistencies in standards, control procedures and policies,

     o unexpected problems with costs, operations, personnel, technology or credit, and

     o the assimilation of new operations, sites and personnel possibly diverting resources from regular banking operations.

Further, we may be unable to realize fully any of the potential cost savings we expect to achieve. Any cost savings that are realized may be offset by losses in revenues or other changes to earnings.


                              FNB SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is first being mailed by FNB to the holders of FNB common stock, par value $2.50 per share, on or about February , 2000, and is accompanied by the notice of the FNB special meeting and a form of proxy that is solicited by the Board of Directors of FNB for use at the FNB
special meeting, to be held on March    , 2000, at : .m., local time, at the
[AVS Banquet Centre, 2045 North Fayetteville Street, Asheboro,] North Carolina, and at any adjournments or postponements of that meeting.


MATTERS TO BE CONSIDERED

     The purpose of the FNB special meeting is to approve the issuance of shares of FNB common stock in the merger of a wholly owned subsidiary of FNB into Carolina Fincorp, Inc., which will result in Carolina Fincorp's becoming a wholly owned subsidiary of FNB, and to act on any other matters that may properly be submitted to a vote at the FNB special meeting. FNB shareholders may also be asked to vote upon a proposal to adjourn or postpone the FNB special meeting. FNB could use any adjournment or postponement of the FNB special meeting for the purpose, among others, of allowing additional time for soliciting additional votes to approve the issuance of FNB common stock in the merger.

PROXIES

     The accompanying form of proxy is for use at the FNB special meeting if you are unable or do not wish to attend and vote in person. You may revoke your proxy at any time before it is exercised, by submitting to the Secretary of FNB written notice of revocation or a properly executed proxy having a later date, or by attending the FNB special meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of FNB proxies should be addressed to FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, Attention: Corporate Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified in these proxies. IF YOU MAKE NO SPECIFICATION, YOUR PROXY WILL BE VOTED IN FAVOR OF THE ISSUANCE OF SHARES OF FNB COMMON STOCK IN THE MERGER.

     The FNB Board of Directors is unaware of any other matters that may be presented for action at the FNB special meeting. If other matters do properly come before the FNB special meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted, or not voted, by the persons named in the proxies in their discretion. No proxy that is voted against approval of the issuance of FNB common stock in the merger will be voted in favor of any adjournment or postponement of the FNB special meeting for the purpose of soliciting additional proxies.


SOLICITATION OF PROXIES

     FNB will bear the entire cost of soliciting proxies from FNB shareholders, except that each of FNB and Carolina Fincorp has agreed to pay one half of the printing and mailing costs of this Joint Proxy Statement/
Prospectus and related proxy materials. In addition to the solicitation of proxies by mail, FNB will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of the stock held by them and secure their voting instructions if necessary. FNB will reimburse those record holders for their reasonable expenses in so doing. In addition to the solicitation by mail, directors, officers or employees of First National Bank and Trust Company, FNB's principal subsidiary, may solicit proxies by telephone, facsimile or in person without receiving additional compensation.


RECORD DATE AND VOTING RIGHTS

     FNB has fixed February , 2000 as the record date for determining those FNB shareholders entitled to notice of and to vote at the FNB special meeting in accordance with the provisions of the North Carolina Business Corporation Act, the FNB bylaws and the rules of the Nasdaq Stock Market. Accordingly, only holders of shares of FNB common stock of record at the close of business on the FNB record date will be entitled to notice of and to vote at the FNB special meeting. At the close of business on the FNB record date, there were
shares of FNB common stock outstanding held by approximately      holders of
record. The presence, in person or by proxy, of shares of FNB common stock representing a majority of FNB shares outstanding and entitled to vote on the FNB record date is necessary to constitute a quorum at the FNB special meeting. Each share of FNB common stock outstanding on the FNB record date entitles its holder to one vote.

     Shares of FNB common stock held by persons attending the FNB special meeting but not voting, and shares of FNB common stock for which FNB has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present at the FNB special meeting for purposes of determining the presence or absence of a quorum for transacting business at the FNB special meeting. Brokers who hold shares of FNB common stock in nominee or "street" name for customers who are beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers on the approval of the issuance of shares of FNB common stock in the merger at the FNB special meeting without specific instructions from those customers. These so-called "broker nonvotes" will be counted for purposes of determining whether a quorum exists.

     Under the rules of the Nasdaq Stock Market, approval of the issuance of FNB common stock in the merger requires the affirmative vote of the holders of a majority of the shares of FNB common stock voted at the FNB special meeting.

     APPROVAL OF THE ISSUANCE OF FNB COMMON STOCK IN THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF FNB COMMON STOCK VOTED AT THE FNB SPECIAL MEETING. THE FNB BOARD OF DIRECTORS URGES FNB SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     As of the FNB record date, directors and executive officers of FNB
beneficially owned       shares of FNB common stock, entitling them to exercise
approximately   % of the voting power of the FNB common stock entitled to vote at the FNB special meeting. On the basis of the unanimous approval of the merger agreement by the FNB Board, we currently expect that the shares of FNB common stock beneficially owned by each director and executive officer of FNB will be voted for approval of the issuance of FNB common stock in the merger. [As of the FNB record date, FNB's subsidiary, First National Bank and Trust
Company, as fiduciary, custodian or agent, held a total of       shares of FNB
common stock, representing approximately   % of the shares entitled to vote at
the FNB special meeting. First National maintained sole or shared voting power
with respect to   of these shares.][In addition, as of the FNB record date,
Carolina Fincorp and its banking subsidiary, as fiduciaries, custodians or
agents, held a total of       shares of FNB common stock, representing less
than   % of the shares entitled to vote at the FNB special meeting. These
entities maintained sole or shared voting power with respect to   of these
shares.]

     For additional information about beneficial ownership of FNB common stock by individuals and entities owning more than 5% of that stock and more detailed information about beneficial ownership of FNB common stock by directors and executive officers of FNB, see "Information about FNB."


RECOMMENDATION OF THE FNB BOARD

     The FNB Board of Directors has unanimously approved the agreement and plan of merger and the issuance of FNB common stock in the merger. The FNB Board believes that the merger and issuance of FNB common stock in the merger are in the best interests of FNB and its shareholders, and recommends that FNB shareholders vote "FOR" approval of the issuance of FNB common stock in the merger. See "The Merger -- Recommendation of the FNB Board and Reasons for the Merger."


                       CAROLINA FINCORP SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is first being mailed by Carolina Fincorp to the holders of Carolina Fincorp common stock, no par value, on or about February , 2000, and is accompanied by the notice of the Carolina Fincorp special meeting and a form of proxy that is solicited by the Board of Directors of Carolina Fincorp for use at the Carolina Fincorp special meeting, to be held
on March   , 2000, at : .m., local time, at the Calvin Little Room, Thomas H.
Leath Memorial Library, 412 E. Franklin Street, Rockingham, North Carolina, and at any adjournments or postponements of that meeting.


MATTERS TO BE CONSIDERED

     The purpose of the Carolina Fincorp special meeting is to approve the merger agreement and plan of merger and to act on any other matters that may properly be submitted to a vote at the Carolina Fincorp special meeting. Carolina Fincorp shareholders may also be asked to vote upon a proposal to adjourn or postpone the Carolina Fincorp special meeting. Carolina Fincorp could use any adjournment or postponement of the Carolina Fincorp special meeting for the purpose, among others, of allowing additional time for soliciting additional votes to approve the merger.


PROXIES

     The accompanying form of proxy is for your use at the Carolina Fincorp special meeting if you are unable or do not wish to attend in person. You may revoke your proxy at any time before it is exercised, by submitting to the Secretary of Carolina Fincorp written notice of revocation or a properly executed proxy having a later date, or by attending the Carolina Fincorp special meeting and electing to vote in person. Written notices of revocation and other communications with respect to the revocation of Carolina Fincorp proxies should be addressed to Carolina Fincorp, Inc., 115 South Lawrence Street, Post Office Box 1597, Rockingham, North Carolina 28380-1597, Attention: Corporate Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified in these proxies. IF YOU MAKE NO SPECIFICATION, YOUR PROXY WILL BE VOTED IN FAVOR OF APPROVAL OF THE MERGER.

     The Carolina Fincorp Board of Directors is unaware of any other matters that may be presented for action at the Carolina Fincorp special meeting. If other matters do properly come before the Carolina Fincorp special meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted, or not voted, by the persons named in the proxies in their discretion. No proxy that is voted against approval of the merger agreement will be voted in favor of any adjournment or postponement of the Carolina Fincorp special meeting for the purpose of soliciting additional proxies.


SOLICITATION OF PROXIES

     Carolina Fincorp will bear the entire cost of soliciting proxies from Carolina Fincorp shareholders, except that each of FNB and Carolina Fincorp has agreed to pay one half of the printing and mailing costs of this Joint Proxy Statement/Prospectus and related proxy materials. In addition to the solicitation of proxies by mail, Carolina Fincorp will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of the stock held by them and secure their voting instructions if necessary. Carolina Fincorp will reimburse those record holders for their reasonable expenses in so doing. In addition to the solicitation by mail, directors, officers or employees of Richmond Savings Bank, Inc., SSB, Carolina Fincorp's principal subsidiary, may solicit proxies by telephone, facsimile or in person without receiving additional compensation.


RECORD DATE AND VOTING RIGHTS

     Carolina Fincorp has fixed February   , 2000 as the record date for
determining those Carolina Fincorp shareholders entitled to notice of and to vote at the Carolina Fincorp special meeting in accordance with the provisions of the North Carolina Business Corporation Act, the Carolina Fincorp bylaws and the rules of the Nasdaq Stock Market. Accordingly, only holders of record of shares of Carolina Fincorp common stock at the close of business on the Carolina Fincorp record date will be entitled to notice of and to vote at the Carolina Fincorp special meeting. At the close of business on the Carolina
Fincorp record date, there were   shares of Carolina Fincorp common stock
outstanding held by approximately   holders of record. The presence, in person
or by proxy, of shares of Carolina Fincorp common stock representing a majority of Carolina Fincorp shares outstanding and entitled to vote on the Carolina Fincorp record date is necessary to constitute a quorum at the Carolina Fincorp special meeting. Each share of Carolina Fincorp common stock outstanding on the Carolina Fincorp record date entitles its holder to one vote.

     Shares of Carolina Fincorp common stock held by persons attending the Carolina Fincorp special meeting but not voting, and shares of Carolina Fincorp common stock for which Carolina Fincorp has received proxies but with respect to which holders of those shares have abstained from voting, will be counted as present at the Carolina Fincorp special meeting for purposes of determining the presence or absence of a quorum for transacting business at the Carolina Fincorp special meeting. Brokers who hold shares of Carolina Fincorp common stock in nominee or "street" name for customers who are beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers on the matters to be considered and voted upon at the Carolina Fincorp special meeting without specific instructions from those customers.

     Under the North Carolina Business Corporation Act, approval of the plan of merger requires the affirmative vote of the holders of a majority of the outstanding shares of Carolina Fincorp common stock entitled to vote at the Carolina Fincorp special meeting.

     BECAUSE APPROVAL OF THE PLAN OF MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF CAROLINA FINCORP COMMON STOCK ENTITLED TO VOTE AT THE CAROLINA FINCORP SPECIAL MEETING, ABSTENTIONS AND BROKER NONVOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL OF THE MERGER. ACCORDINGLY, THE CAROLINA FINCORP BOARD OF DIRECTORS URGES CAROLINA FINCORP SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     As of the Carolina Fincorp record date, directors and executive officers
of Carolina Fincorp beneficially owned       shares of Carolina Fincorp common
stock, giving them the right to exercise approximately    % of the voting power
of the Carolina Fincorp common stock entitled to vote at the Carolina Fincorp special meeting. On the basis of the unanimous approval of the merger agreement by the Carolina Fincorp Board, we currently expect that the shares of Carolina Fincorp common stock beneficially owned by each director and executive officer of Carolina Fincorp will be voted for approval of the merger agreement and the transactions contemplated by the merger agreement. [As of the Carolina Fincorp record date, directors and executive officers of FNB owned approximately shares of Carolina Fincorp common stock, giving them the right to exercise less
than    % of the voting power of the Carolina Fincorp common stock entitled to vote at the Carolina Fincorp special meeting.][As of the Carolina Fincorp record date, Carolina Fincorp's subsidiary, Richmond Savings, as fiduciary,
custodian or agent, held a total of       shares of Carolina Fincorp common
stock, representing approximately    % of the shares entitled to vote at the
Carolina Fincorp special meeting. Richmond Savings Bank maintained sole or
shared voting power with respect to    of these shares.][In addition, as of the
Carolina Fincorp record date, FNB held a total of       shares of Carolina
Fincorp common stock, representing less than    % of the shares entitled to
vote at the Carolina Fincorp special meeting. As of the Carolina Fincorp record date, FNB and its banking subsidiary, as fiduciaries, custodians or agents,
held a total of       shares of Carolina Fincorp common stock, representing
less than    % of the shares entitled to vote at the Carolina Fincorp special meeting. These entities maintained sole or shared voting power with respect to of these shares.]

     For additional information about beneficial ownership of Carolina Fincorp common stock by individuals and entities owning more than 5% of that stock and more detailed information about beneficial ownership of Carolina Fincorp common stock by directors and executive officers of Carolina Fincorp, see "Information about Carolina Fincorp."


RECOMMENDATION OF THE CAROLINA FINCORP BOARD

     The Carolina Fincorp Board of Directors has unanimously approved the agreement and plan of merger and the transactions contemplated by the merger agreement. The Carolina Fincorp Board believes that the merger is in the best interests of Carolina Fincorp and its shareholders, and recommends that Carolina Fincorp shareholders vote "FOR" approval of the agreement and plan of merger. See "The Merger -- Recommendation of the Carolina Fincorp Board and Reasons for the Merger."

                                  THE MERGER

     THE FOLLOWING SUMMARY OF MATERIAL TERMS AND PROVISIONS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 28, 1999, BETWEEN FNB AND CAROLINA FINCORP. THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER IS ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS.


GENERAL

     The Boards of Directors of each of FNB and Carolina Fincorp have unanimously approved the agreement and plan of merger. We expect to complete the merger in the first or second quarter of 2000. In the merger, FNB Acquisition Corp., a wholly owned subsidiary of FNB formed for the purpose of the merger, will be merged with and into Carolina Fincorp. Carolina Fincorp will be the surviving corporation in the merger and become a wholly owned subsidiary of FNB. With certain limited exceptions described below, each share of FNB common stock issued and outstanding at the effective time of the merger will remain issued and outstanding as one share of common stock of FNB, and each share of Carolina Fincorp common stock will be converted into .79 shares of FNB common stock, subject to possible adjustment as discussed below.

     This section of the Joint Proxy Statement/Prospectus describes the material terms of the merger, the merger agreement and the option agreement.


BACKGROUND OF THE MERGER

     A critical part of FNB's strategic plan to enhance shareholder value and to promote growth is to acquire other financial institutions. As part of that plan, FNB continually evaluates possible acquisition candidates and, once identified, maintains an active calling program to maintain contact with these institutions. In April 1999, FNB identified Carolina Fincorp as an attractive acquisition candidate and Michael C. Miller, Chairman and President of FNB, contacted R. Larry Campbell, President and Chief Executive Officer of Carolina Fincorp, to "get acquainted." At that meeting, Mr. Miller presented FNB's operating history and its general strategic objectives. Mr. Campbell also shared Carolina Fincorp's operating history and its strategic objectives. Possible terms of a combination of the two companies were not discussed and the meeting concluded without any commitments or plans to proceed any further toward an acquisition.

     Since 1991 Carolina Fincorp's banking subsidiary, Richmond Savings, has been working under a strategic plan to diversify its product line and to evolve from a traditional thrift to a community bank operation. As part of that plan, Richmond Savings converted from mutual to stock form and became a wholly owned subsidiary of Carolina Fincorp in November 1996. In connection with the conversion, Carolina Fincorp completed its initial public offering of common stock. The offering raised net capital of $17.6 million and, due in large part to the offering proceeds, Carolina Fincorp's equity to assets ratio at June 30, 1997 was 22.8%.

     Subsequently, a committee of Carolina Fincorp's Board had discussions with the company's financial advisors, Trident Securities, concerning, among other things, leveraging Carolina Fincorp's capital position, enhancing shareholder value, and other strategic alternatives, including acquiring branch offices or other bank operations, constructing de novo branches, and paying a special return-of-capital dividend to shareholders. Carolina Fincorp did purchase land in Pinehurst, North Carolina in April 1997 for a future branch office, but its efforts to purchase a branch office were unsuccessful. As part of the effort to enhance shareholder value, Carolina Fincorp announced in May 1998 a special dividend of $6.00 per share, which was paid on June 19, 1998. Carolina Fincorp intended that most of the special dividend be treated as a nontaxable return of capital. Following the payment of the dividend, Carolina Fincorp maintained a capital level of 13.5%, still in excess of regulatory minimums and in need of appropriate utilization.

     In March and April 1999, a Carolina Fincorp shareholder contacted Carolina Fincorp and requested representation on the Carolina Fincorp Board. The Board considered but took no action on the request. On May 14, 1999, a shareholder group, represented by that shareholder and operating under the name "The Committee to Enhance Shareholder Value," released a public statement critical of Carolina Fincorp's management and Board and announced its campaign to elect a new, independent slate of directors. On July 14, 1999, the Committee filed a report on Schedule 13D with the Securities and Exchange Commission, indicating ownership of 98,600 shares of Carolina Fincorp common stock, about 5.17% of the then outstanding shares, and reconfirming its intent to "maximiz[e] shareholder value through all means possible not excluding the possible sale or merger of the company." For a further discussion concerning this shareholder group, see " -- Action by Shareholder Group."

     Mr. Miller of FNB saw the Committee's May 14, 1999 public statement, which was posted on the Internet, and contacted the Chairman of Carolina Fincorp, J. Stanley Vetter, M.D., on May 16, 1999 to arrange for a meeting. Mr. Miller and Dr. Vetter met the next day and discussed FNB's ideas on merger possibilities.

     Following the public statement by the Committee and the meeting between Mr. Miller and Dr. Vetter, the Carolina Fincorp Board re-evaluated its strategic plan. On June 9, 1999, the Board met with its financial advisors to assess its ability to create shareholder value and began general discussions of merger options. Trident advised the Board about the company's performance and the performance of thrift and bank stocks generally during the past year, as well as other financial issues. It discussed market conditions for mergers and acquisitions, the effect of possible changes in accounting principles on pricing for mergers and acquisitions, and the comparative strengths and weaknesses of Carolina Fincorp. Trident compared the alternative of Carolina Fincorp remaining independent versus its being acquired. It identified potential acquirers of the company, discussed pricing issues and suggested possible strategies for determining interest among potential acquirers. After receiving Trident's report, the Board asked Trident to prepare, for the Board to review at a future meeting, additional analyses of Carolina Fincorp's possible value in a merger transaction and of the company's ability to create shareholder values as an independent company.

     On June 30, 1999, the Board met with Trident again. Trident presented a detailed analysis of the financial and business strengths and weaknesses of Carolina Fincorp and projections of possible future values. The company's ability to create future shareholder values was examined at length based on different assumptions about growth and other factors. Trident also presented detailed data about companies believed most likely to have an interest in acquiring Carolina Fincorp. Following this report, the Board directed Trident to determine, on an exploratory basis, whether Carolina Fincorp might be able to negotiate its sale for shareholder values that would exceed values projected assuming that the company remained independent. Following the meeting, Trident approached FNB on an exploratory basis for this purpose.

     At a meeting on August 5, 1999, Mr. Campbell, President, reported to the Board that Carolina Fincorp had received communications from two additional companies. Both expressed interest in possible combinations with the company. At the same meeting, Trident reported that FNB had indicated an interest and made a tentative proposal. Trident advised the Board that FNB's proposal could result in an agreement that would exceed shareholder values Carolina Fincorp might achieve by remaining independent. The Board agreed to meet with Mr. Miller, FNB's President, and also directed Trident to contact the two additional companies for further discussions.

     Mr. Miller of FNB met with the Board on August 6, 1999 and made a general presentation about FNB. On that same day and with Trident's help, the Carolina Fincorp Board reviewed a list of companies that might have an interest in acquiring Carolina Fincorp. Trident advised the Board about likely levels of interest among them, their ability to acquire Carolina Fincorp and related issues. The Board directed Trident to devise and carry out a comprehensive process of soliciting proposals on a competitive basis from all companies determined likely to be interested and able to acquire the company on favorable terms. Seven companies were identified.

     On August 31, 1999, Trident met with the Board and reported that it had contacted each of the seven companies. Only FNB and one other company elected to make proposals. Both proposals were subject to being withdrawn or modified after examinations of Carolina Fincorp's books and records and interviews with management. Also, each was subject to confirming that the transaction proposed could be treated as a pooling of interests for financial accounting purposes. Trident advised the Board about the two offers and suggested further steps. The Board decided to give both companies an opportunity to conduct limited, off-site examinations of certain records, and then to modify their proposals. The company other than FNB was invited to meet with the Board, and a meeting was held.

     On September 15, 1999, the Board received updated proposals from both parties. Each contemplated exchanging stock of the acquiring company for Carolina Fincorp common stock, and both were subject to final, detailed examinations of books and records, prior approval by the Securities and Exchange Commission of pooling of interests accounting treatment of the proposed transaction, and negotiation of a mutually acceptable definitive agreement. Trident advised the Board that the proposals were the outcome of a competitive process in which all companies reasonably likely to have an interest had been invited to submit proposals; that the two proposals were substantially equivalent as to financial and other terms; and that both proposals were fair to Carolina Fincorp's shareholders from a financial point of view.

     Trident provided the Carolina Fincorp Board with:

     o a detailed summary and comparison of the two proposals including financial and other proposed terms,

     o pricing and valuation ratios and other analyses of values, comparing each proposal with the other,

     o a comparison of the financial terms of the two proposals with other comparable transactions,

     o historical stock trading multiples of the two companies and comparisons with commonly consulted indices of publicly owned banking companies,

     o historical data comparing the financial performance of the two companies over past reporting periods, and

     o Trident's assessment of the strengths and weaknesses of each company and the comparative pros and cons of the two proposals in Trident's estimation.

     The nominal dollar value of the FNB proposal was greater than the nominal value of the other company's proposal at the time of the Board's meeting, although by less than $1 per share. Because both proposals called for share exchanges, the Board understood that the nominal dollar value of the proposals, which is based on share prices, would vary from time to time depending on the trading prices of the stock of the two companies. With Trident's advice, the Board considered both the current nominal values of the two proposals and the possibility of variations from time to time in the future. The Board understood that the trading price of the other company's stock might perform better than FNB's stock price from time to time prior to a merger.

     The Board decided that, while the two offers were substantially equivalent as to specific, current terms, combining with FNB was in the long-term best interests of Carolina Fincorp's shareholders because

     o FNB has a significant, stable market share in desirable, growing market areas that are complementary to the markets in which Carolina Fincorp operates,

     o FNB's management resources and the products and services it has developed, including trust services, will create new opportunities for Carolina Fincorp, its customers and its employees, and

     o relevant historical data concerning FNB's financial performance, the nature of the market for its stock and the stability of the market value of FNB shares appeared to justify expectations of continued results in the long term future.

These factors, the Board concluded, will create greater shareholder values for the Carolina Fincorp shareholders in the future and greater values than Carolina Fincorp might achieve as an independent company.

     Accordingly, the Board directed Carolina Fincorp's management and advisors:

     o to begin negotiations with FNB of a definitive agreement to provide for the combination of the two companies,

     o  to have further negotiations with FNB about the proposed exchange ratio,

     o to provide for FNB to conduct a final, detailed review of the company's books and records,

     o to provide for Carolina Fincorp to conduct an examination of FNB's books and records and to conduct interviews of its management, and

     o to cooperate with FNB in seeking to determine whether a combination of the companies could be treated for accounting purposes as a pooling of interests.

     In October 1999, each of FNB and Carolina Fincorp conducted, with the help of its legal and financial advisors, a due diligence investigation of the other. Simultaneously, FNB's and Carolina Fincorp's legal advisors began to draft and negotiate the documentation with respect to the proposed merger. During this period, the senior managements of FNB and Carolina Fincorp were separately briefed on the findings of their teams in their due diligence investigations. The parties and their financial advisors discussed the financial and other terms of the proposed merger, including the exchange ratio, frequently during this period.

     On October 15, 1999, the FNB Board held a special meeting at which senior management of FNB reviewed its discussions and negotiations with Carolina Fincorp regarding a possible merger, as well as the results of its due diligence investigation of Carolina Fincorp. Senior management of FNB and Wheat First, FNB's financial advisor, presented financial information with respect to Carolina Fincorp and the proposed merger to the FNB Board. Wheat First rendered its oral opinion that, as of that date, the exchange ratio set forth in the merger agreement was fair to FNB shareholders from a financial point of view. Also at this meeting, the FNB Board reviewed the terms of the merger agreement and option agreement and the legal standards applicable to its decision to approve the merger agreement and the option agreement and the transactions contemplated by those agreements. After questions by and discussion among the members of the FNB Board, and after consideration of the factors described under " -- Recommendation of the FNB Board and Reasons for the Merger," the FNB Board voted unanimously, on October 15, 1999, to approve the merger agreement and the transactions contemplated by the merger agreement, as well as the option agreement.

     On October 16, 1999, the Carolina Fincorp Board held a special meeting at which Carolina Fincorp's management, legal counsel and financial advisors reviewed their discussions and negotiations with FNB regarding a possible merger, as well as the results of their due diligence investigation of FNB. Management of Carolina Fincorp and Trident presented financial information with respect to FNB and the proposed merger to the Carolina Fincorp Board. Trident rendered its oral opinion that, as of that date, the exchange ratio set forth in the merger agreement was fair to Carolina Fincorp shareholders from a financial point of view. Also at this meeting, the Carolina Fincorp Board reviewed with counsel to Carolina Fincorp the terms of the merger agreement and the option agreement and the negotiations that resulted in those agreements. After questions by and discussion among the members of the Carolina Fincorp Board, and after consideration of the factors described under " -- Recommendation of the Carolina Fincorp Board and Reasons for the Merger," the Carolina Fincorp Board voted unanimously, on October 16, 1999, to approve the merger agreement and the transactions contemplated by the merger agreement, as well as the option agreement.

     FNB and Carolina Fincorp entered into the merger agreement and the option agreement on October 16, 1999. On December 28, 1999, FNB and Carolina Fincorp amended and restated the merger agreement to make technical corrections to it.


ACTION BY SHAREHOLDER GROUP

     In May 1999, a group of Carolina Fincorp shareholders, operating under the name "The Committee to Enhance Shareholder Value," announced its intention to solicit proxies to elect a slate of directors in opposition to the directors nominated by Carolina Fincorp. On October 11, 1999, Patrick Molamphy, representing the group, met with the Carolina Fincorp Board. Mr. Molamphy proposed calling off the threatened proxy contest if Carolina Fincorp met certain conditions, including payment of the group's expenses.

     As a result of the meeting, some members of the group entered into an agreement with Carolina Fincorp, which provided, among other things, that Carolina Fincorp would provide to those members information about the possible sale of Carolina Fincorp. Group members who received the information promised to keep it confidential and to comply with relevant laws.

     Based on the information about the possible sale, Mr. Molamphy said the group would call off the proxy contest and not oppose an agreement with FNB if Carolina Fincorp agreed to pay expenses of approximately $54,000 and to appoint two persons named by the group to Carolina Fincorp's Board if a merger is not consummated by June 30, 2000. In response, the Board determined that Carolina Fincorp probably would incur more than $54,000 in expenses related to the threatened proxy contest and that it was otherwise in Carolina Fincorp's best interests to avoid a proxy contest -- but only if the proposed means to avoid the contest would not prejudice a possible agreement with FNB.

     Carolina Fincorp therefore offered to pay the expenses but only on the condition that there be no prejudice to the agreement with FNB. Carolina Fincorp told Mr. Molamphy that FNB had conditioned its acquisition proposal upon pooling of interests treatment for financial accounting purposes, and said that payment of the expenses might disqualify the transaction from pooling of interests treatment. Carolina Fincorp related to Mr. Molamphy that the expenses could not be paid if FNB or its accountants determined that payment would prevent pooling of interests accounting treatment for the merger. Carolina Fincorp does not believe that it is obligated under any conditions to appoint to its Board any persons named by the shareholder group.

     FNB's accountants later determined that paying the expenses would disqualify the transaction from pooling of interests accounting treatment. Carolina Fincorp communicated this conclusion to Mr. Molamphy. Subsequently, Mr. Molamphy informed Carolina Fincorp that if the group's expenses were not paid, then the group would sue Carolina Fincorp for alleged breach of contract, would sue Carolina Fincorp's directors for alleged breaches of fiduciary duty, and would oppose shareholder approval of the merger agreement with FNB.

     The agreement between FNB and Carolina Fincorp provides that FNB may terminate the agreement in some circumstances, including, in the event of breach of warranties respecting the existence of claims or litigation against Carolina Fincorp. Based on information available at this time, Carolina Fincorp does not believe that the threatened claims of the shareholder group would give FNB the right to terminate the agreement. FNB has not waived any rights under the merger agreement.


RECOMMENDATION OF THE FNB BOARD AND REASONS FOR THE MERGER

     THE FNB BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF FNB AND FNB'S SHAREHOLDERS. ACCORDINGLY, THE FNB BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND UNANIMOUSLY RECOMMENDS THAT FNB SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF FNB COMMON STOCK IN THE MERGER.

     The FNB Board believes that the consummation of the merger presents an important opportunity for FNB to increase shareholder value through growth by acquiring a profitable, well-managed financial institution in a market that FNB believes is poised for growth and is a natural expansion of FNB's existing markets.

     In reaching its decision to approve the agreement and plan of merger, the FNB Board consulted with management of FNB, as well as with its financial and legal advisors, and considered the following factors:

     o The FNB Board's familiarity with and review of Carolina Fincorp's business, operations, financial condition, earnings and prospects.

     o The pro forma and prospective financial impact of the acquisition upon FNB.

     o The business, operations, financial condition, earnings and prospects of each of FNB and Carolina Fincorp. In making its determination, the FNB Board took into account the results of FNB's due diligence review of Carolina Fincorp's business.

     o  The complementary nature of the businesses of FNB and Carolina Fincorp.

     o The current and prospective economic and competitive environments facing financial institutions, including FNB.

     o The FNB Board's belief that a combination of FNB and Carolina Fincorp will enhance the combined company's ability to grow and to compete effectively with other, and larger, bank holding companies in south central North Carolina.

     o The belief of senior management of FNB and the FNB Board that FNB and Carolina Fincorp share a common vision with respect to delivering financial performance and shareholder value and that their managements and employees possess complementary skills and expertise.

     o The structure of the merger, the terms of the merger agreement and the intent that the merger qualify as a transaction of a type that is generally tax-free for federal income tax purposes and as a pooling of interests for accounting purposes.

     o The opinion of Wheat First to the FNB Board that, based on and subject to the considerations set forth in the opinion, the exchange ratio is fair from a financial point of view to FNB shareholders. See " -- Opinion of FNB's Financial Advisor."

     o The likelihood of the merger being approved by the appropriate regulatory authorities. See " -- Regulatory Approvals Required for the Merger."

     o Consideration of the effect of the merger on FNB's other constituencies, including the customers and communities served by FNB and its employees.

     This discussion of the information and factors considered by the FNB Board includes all material factors considered by the FNB Board. In reaching its determination to approve and recommend the merger, the FNB Board did not assign any relative or specific weights to those factors, and individual directors may have given differing weights to different factors. The FNB Board is unanimous in its recommendation that FNB shareholders vote for approval of the issuance of shares of FNB common stock in connection with the merger.


RECOMMENDATION OF THE CAROLINA FINCORP BOARD AND REASONS FOR THE MERGER

     THE CAROLINA FINCORP BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CAROLINA FINCORP AND CAROLINA FINCORP'S SHAREHOLDERS. ACCORDINGLY, THE CAROLINA FINCORP BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND UNANIMOUSLY RECOMMENDS THAT CAROLINA FINCORP SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER.

     The Carolina Fincorp believes that completing the merger with FNB will create greater shareholder values for Carolina Fincorp's shareholders in the future and greater values than Carolina Fincorp might achieve as an independent company.

     The Board's conclusion that the merger agreement is in the best interests of the Carolina Fincorp shareholders was based on the directors' consideration of the following factors:

     o  The financial terms of the proposed merger agreement.

     o The outcome of the competitive bidding process in which all companies determined to be interested and able were invited to submit proposals.

     o A comparison of the terms of the merger agreement with comparable transactions in North Carolina and elsewhere.

     o Information concerning the business, financial condition, results of operations and prospects of FNB and the company making the competing offer.

     o Competitive factors and trends toward consolidation in the banking industry.

     o The Board's review with its legal and financial advisors of the provisions of the agreement, including the expected tax-free exchange treatment of the combination.

     o Trident's opinion that the consideration to be received under the merger agreement is fair from a financial point of view to the holders of Carolina Fincorp common stock. See " -- Opinion of Carolina Fincorp's Financial Advisor."

     o Alternatives to acquisition, including continued operation as an independent company, in light of possible economic conditions and likely prospects of Carolina Fincorp, banking markets, the competitive environment and the economy generally.

     o The value to be received by the Carolina Fincorp shareholders in relation to the historical trading prices, book value and earnings per share of Carolina Fincorp common stock.

The Board also considered provisions made in the merger agreement for benefits to employees, management and members of the Board, which were substantially identical to the benefits proposed in the competing offer. The Board concluded that those terms were fair and reasonable.

     While Carolina Fincorp's directors considered the foregoing and other factors individually, the Board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Board collectively made its determination with respect to the agreement based on the unanimous conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger agreement is in the best interests of Carolina Fincorp's shareholders.


OPINION OF FNB'S FINANCIAL ADVISOR

     FNB retained Wheat First Securities to act as its financial advisor in connection with the merger and to render its opinion to the FNB Board as to the fairness, from a financial point of view, of the exchange ratio to the holders of FNB common stock. Wheat First is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The FNB Board selected Wheat First to serve as its financial advisor in connection with the merger on the basis of the firm's expertise. Wheat First regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry. In the ordinary course of its business, Wheat First, or its affiliates, may actively trade in the equity securities of FNB or Carolina Fincorp for its account and the accounts of its customers and therefore may from time to time hold long or short positions in those securities.

     Representatives of Wheat First attended the meeting of the FNB Board on October 15, 1999 at which the merger agreement was considered and approved. At the meeting, Wheat First issued an oral opinion that, as of that date, the exchange ratio was fair to FNB's shareholders from a financial point of view. Wheat First has also delivered to the FNB Board a written opinion, dated as of the date of this Joint Proxy Statement/ Prospectus, to the effect that as of that date the exchange ratio is fair to the holders of FNB common stock.

     You should consider the following when reading the discussion of the opinion of Wheat First in this document:

     o We urge you to read carefully Wheat First's entire written opinion, which is contained in this document as Appendix C. The written opinion sets forth assumptions made, matters considered and limitations on the review undertaken by Wheat First.

     o The following description of Wheat First's oral opinion is qualified by reference to the full text of the written opinion attached as Appendix C to this Joint Proxy Statement/Prospectus.

     o Wheat First's advisory services and opinion were provided to the FNB Board for its benefit and use in its consideration of the merger and were directed only to the fairness of the exchange ratio from a financial point of view to holders of FNB common stock.

     o The opinion does not constitute either a recommendation to the FNB Board in connection with the merger or a recommendation to any holder of FNB common stock as to how to vote on the issuance of FNB common stock in the merger.

     Although FNB's financial advisor evaluated the fairness, from a financial point of view, of the exchange ratio to FNB's shareholders, the exchange ratio itself was determined by FNB and Carolina Fincorp through arm's-length negotiations. FNB did not provide specific instructions to, or place any limitations on, Wheat First with respect to the investigations to be made or procedures to be followed by Wheat First in rendering its opinion.


     OPINION AND ANALYSIS OF WHEAT FIRST

     In arriving at its oral opinion, Wheat First, among other things:

     o  Reviewed the merger agreement.

     o Reviewed the annual reports to shareholders of FNB for each of the years in the three-year period ended December 31, 1998.

     o Reviewed the annual reports to shareholders of Carolina Fincorp for each of the years in the two-year period ended June 30, 1999.

     o Reviewed the annual reports on Form 10-K of FNB for each of the years in the three-year period ended December 31, 1998 and the annual reports on Form 10-KSB for Carolina Fincorp for each of the years in the two-year period ended June 30, 1999.

     o Reviewed the quarterly reports on Form 10-Q of FNB and related financial information for the periods ended March 31, 1999 and June 30, 1999.

     o Reviewed other communications from FNB and Carolina Fincorp to their respective shareholders.

     o Reviewed internal financial analyses and forecasts of FNB and Carolina Fincorp prepared by their respective managements, including estimates of the cost savings and revenue enhancements projected by FNB to result from the merger.

     o Held discussions with members of the senior management of FNB and Carolina Fincorp regarding the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies.

     o Reviewed the reported prices and trading activity for FNB common stock and Carolina Fincorp common stock.

     o Compared certain financial and stock market information for FNB and Carolina Fincorp with similar information for certain other publicly traded companies.

     o Reviewed the financial terms of certain recent business combinations in the banking industry specifically and in other industries generally.

     o  Performed those other studies and analyses as it considered appropriate.


     In connection with its review, Wheat First relied upon and assumed the accuracy and completeness of all of the financial and other information reviewed by it, including the representations and warranties of FNB and Carolina Fincorp in the merger agreement. Wheat First has not assumed any responsibility for independent verification of such information. Wheat First relied upon the managements of FNB and Carolina Fincorp as to the reasonableness and achievability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to Wheat First, and assumed that those forecasts and projections reflect the best currently available estimates and judgments of management and that those forecasts and projections will be realized in the amounts and in the time periods currently estimated by the managements of FNB and Carolina Fincorp. Wheat First also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for FNB and Carolina Fincorp are adequate to cover such losses. Wheat First did not review any individual credit files of FNB and Carolina Fincorp, nor did it make an independent evaluation or appraisal of the assets or liabilities of FNB or Carolina Fincorp.

     In connection with rendering its opinion, Wheat First performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the exchange ratio to holders of FNB common stock was to some extent a subjective one based on the experience and judgment of Wheat First and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Wheat First believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Wheat First's view of the actual value of FNB or Carolina Fincorp.

     In performing its analyses, Wheat First made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of FNB or Carolina Fincorp. The analyses performed by Wheat First are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Wheat First assumed that, in the course of obtaining the necessary regulatory approvals for the merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the merger, on a pro forma basis, to FNB.

     Wheat First's opinion is just one of the many factors taken into consideration by the FNB Board in determining to approve the merger agreement. Wheat First's opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for FNB, nor does it address the effect of any other business combination in which FNB might engage.

     The following is a summary of the analyses performed by Wheat First in connection with its oral opinion delivered to the FNB Board on October 15, 1999:

     CONTRIBUTION ANALYSIS. Wheat First analyzed the relative contribution of FNB and Carolina Fincorp to the pro forma combined company based upon certain balance sheet and income statement items including assets, loans, deposits, shareholders' equity, latest twelve months earnings and estimated earnings. This analysis included balance sheet data as of June 30, 1999, market values as of October 14, 1999, and management earnings estimates for Carolina Fincorp and FNB. Wheat First then compared the relative contribution of those balance sheet and income statement items with the fully diluted ownership percentage of the combined company of approximately 29% for Carolina Fincorp shareholders based on the exchange ratio. The following table summarizes the results of the contribution analysis:

                                                                      CAROLINA FINCORP     PRO FORMA
                                                          FNB AS     ------------------   ----------
                                                        % OF TOTAL      AS % OF TOTAL      COMBINED
                                                       -----------   ------------------   ----------
Assets .............................................       76%              24%            $491,080
Loans ..............................................       72               28              329,975
Deposits ...........................................       75               25              406,741
Equity (before charges) ............................       69               31               50,955
Last Twelve Months Earnings ........................       84               16                5,759
2000 Estimated Earnings (before synergies) .........       63               17                5,997
2000 Estimated Earnings (after synergies) ..........       71               29                7,089
Pro forma ownership ................................       71%              29%

     ANALYSIS OF SELECTED TRANSACTIONS. Wheat First performed an analysis of premiums paid in 13 selected acquisitions of thrifts headquartered in Alabama, Arkansas, Florida, Georgia, North Carolina, South Carolina,

Tennessee, Virginia or West Virginia announced between January 1, 1998 and October 13, 1999 with announced transaction values between $10 and $50 million. The prices and multiples for these selected transactions were compared to the premium and multiples implied by the consideration offered to Carolina Fincorp in the merger. The selected transactions included the following pending and completed transactions: Century South Banks Inc./Haywood Bancshares Inc.; Uwharrie Capital Corp./Anson Bancorp Inc.; PAB Bankshares Inc./Baxley Federal Savings Bank; FNB Financial Services Corporation/Black Diamond Savings Bank FSB; CCB Financial Corporation/Stone Street Bancorp, Inc.; FLAG Financial Corporation/Thomaston Federal Savings Bank; First National Bank of Shelby/First Carolina Federal Savings Bank; Capital Bank/Home Savings Bank of Siler City, Inc., SSB; Centura Banks Inc./Scotland Bancorp Inc.; First Western Bank/Mitchell Bancorp; Carolina First Corporation/Poinsett Financial Corporation; Republic Security Financial Corporation/ UniFirst Federal Savings Bank; and Republic Bancshares Inc./Bankers Savings Bank.

     The following table compares the implied value offered to Carolina Fincorp to the selected transactions based on the exchange ratio, market value of FNB common stock on October 14, 1999, and financial data as of June 30, 1999:



                                                                     SELECTED TRANSACTIONS
                                                      FNB      ----------------------------------
                                                     OFFER      AVERAGE     MINIMUM      MAXIMUM
                                                  ----------   ---------   ---------   ----------
  Premium to Market Price .....................       50.8%       49.5%       24.0%        98.3%
  Price/Book Value ............................      197.0       175.4       107.9        300.9
  Price/Latest Quarter Annualized EPS .........       29.6x       26.7x       15.0x        43.9x
  Deposit Premium .............................       16.3%       10.3%        4.2%        20.3%

     The following table offers a comparison of certain measures of financial valuation and performance based on financial data as of June 30, 1999 for Carolina Fincorp and the twelve-months reporting period prior to the announcement of each transaction for each acquiree in the selected transactions:

                                                                                SELECTED TRANSACTION ACQUIREES
                                                                 CAROLINA    -------------------------------------
                                                                 FINCORP       AVERAGE      MINIMUM      MAXIMUM
                                                               -----------   -----------   ---------   -----------
  Equity/Assets ............................................       13.22%        16.33%       5.65%        39.22%
  Nonaccrual Loans + Loans 90 days past due/Assets .........        0.16          0.77        0.00          2.12
  Return on Average Assets .................................        0.80          0.72        0.21          1.28
  Return on Average Equity .................................        5.99          5.58        1.91         13.65
  Net Interest Margin ......................................        3.58          3.41        2.51          4.70
  Efficiency Ratio .........................................       67.25         67.38       47.51         90.22

     IMPACT ANALYSIS. Wheat First estimated the impact of the transaction to FNB's book value and 2000 estimated earnings per share assuming that the merger qualifies as a pooling of interests for accounting and financial reporting purposes. Utilizing financial data as of June 30, 1999 for both FNB and Carolina Fincorp, and assuming certain adjustments to the equity of Carolina Fincorp, Wheat First noted that the merger could result in (0.05)% dilution to FNB's book value per share. Wheat First also noted that, assuming certain fully phased-in revenue enhancements and expense savings (based on projections by FNB management), the merger could result in 0.81% accretion to FNB's fiscal 2000 earnings per share.

     DISCOUNTED DIVIDENDS ANALYSIS. Using discounted dividends analysis, Wheat First estimated the present value of the future stream of dividends that Carolina Fincorp could produce over the next five years, under various circumstances, assuming Carolina Fincorp performed in accordance with the earnings forecasts of management and assumed levels of expense savings and revenue enhancements were achieved. Wheat First then estimated the terminal values for Carolina Fincorp common stock at the end of the period by applying multiples ranging from 15.5 times to 18.5 times earnings projected in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 14% to 16%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Carolina Fincorp common stock. This discounted dividend analysis indicated reference ranges of between $14.35 and $18.22 per share for Carolina Fincorp common stock. These values compare to the implied consideration based on the exchange ratio offered by FNB to Carolina Fincorp in the merger of $16.59 based on the market value of FNB common stock on October 14, 1999.

     No company or transaction used as a comparison in the above analysis is identical to FNB, Carolina Fincorp or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

     In connection with its written opinion as of the date of this Joint Proxy Statement/Prospectus, Wheat First confirmed the appropriateness of its reliance on the analyses used to render its October 15, 1999 opinion by performing procedures to update certain of its analyses and by reviewing the assumptions on which the analyses were based and the factors considered in connection with them.

     Wheat First's opinion in Appendix C, dated as of February   , 2000, is
based solely upon the information available to Wheat First and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in Wheat First's opinion. Wheat First has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after the date of its opinion.

     As compensation for Wheat First's services, FNB has agreed to pay Wheat First total financial advisory fees of $250,000. FNB has also agreed to reimburse Wheat First for its out-of-pocket expenses incurred in connection with the activities contemplated by its engagement, regardless of whether the merger is completed. FNB has further agreed to indemnify Wheat First against certain liabilities, including certain liabilities under the federal securities laws. The payment of these fees is not contingent upon Wheat First rendering a favorable opinion with respect to the merger.


OPINION OF CAROLINA FINCORP'S FINANCIAL ADVISOR

     Pursuant to an engagement letter dated September 23, 1999 between Carolina Fincorp and Trident Securities, a division of McDonald Investments, Inc., Carolina Fincorp retained Trident to act as its financial advisor in connection with a possible merger and related matters. As part of its engagement, Trident agreed, if requested by Carolina Fincorp, to render an opinion with respect to the fairness, from a financial point of view, to the holders of Carolina Fincorp common stock, of the exchange ratio as set forth in the merger agreement. Trident is a nationally recognized specialist in the financial services industry, in general, and in thrifts in particular. Trident is regularly engaged in evaluations of businesses similar to that of Carolina Fincorp and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Carolina Fincorp selected Trident as its financial advisor based upon Trident's qualifications, expertise and reputation in such capacity.

     Trident delivered a written opinion to the Carolina Fincorp Board dated October 16, 1999 that the exchange ratio was fair to Carolina Fincorp shareholders, from a financial point of view, as of the date of that opinion. Trident updated its October 16, 1999 opinion as of the date of this Joint Proxy Statement/Prospectus. No limitations were imposed by Carolina Fincorp on Trident with respect to the investigations made or the procedures followed in rendering its opinion.

     THE FULL TEXT OF TRIDENT'S WRITTEN OPINION TO THE CAROLINA FINCORP BOARD, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND EXTENT OF REVIEW BY TRIDENT, IS ATTACHED AS APPENDIX D AND IS INCORPORATED IN THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. IT SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF TRIDENT'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. TRIDENT'S OPINION IS ADDRESSED TO THE CAROLINA FINCORP BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF CAROLINA FINCORP AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE CAROLINA FINCORP SPECIAL MEETING.

     Trident, in connection with rendering its opinion:

     o Reviewed Carolina Fincorp's Annual Reports to Shareholders and Annual Reports on Form 10-KSB for each of the years ended June 30, 1999, June 30, 1998 and June 30, 1997, including the audited financial statements contained therein; and Carolina Fincorp's Quarterly Report on Form 10-QSB for the three-month period ended March 31, 1999.

     o Reviewed FNB's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1998, December 31, 1997 and December 31, 1996, including the audited financial statements contained therein; and FNB's Quarterly Reports on Form 10-Q for the three-month periods ended June 30, 1999, and March 31, 1999.

     o Reviewed certain other public and nonpublic information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Carolina Fincorp and FNB and provided to Trident or publicly available.

     o Participated in meetings and telephone conferences with members of senior management of Carolina Fincorp and FNB concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters Trident believed relevant to its inquiry.

     o Reviewed certain stock market information for Carolina Fincorp common stock and FNB common stock and compared it with similar information for certain companies, the securities of which are publicly traded.

     o Compared the results of operations and financial condition of Carolina Fincorp and FNB with that of certain companies which Trident deemed to be relevant for purposes of its opinion.

     o Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which Trident deemed to be relevant for purposes of its opinion.

     o Reviewed the merger agreement and its schedules and exhibits and certain related documents.

     o  Performed such other reviews and analyses as Trident deemed appropriate.


     The oral and written opinions provided by Trident to Carolina Fincorp were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates of those opinions.

     In connection with its review and arriving at its opinion, Trident relied upon the accuracy and completeness of the financial information and other pertinent information provided by Carolina Fincorp and FNB to Trident for purposes of rendering its opinion. Trident did not assume any obligation to verify independently any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Carolina Fincorp and FNB with the input of their respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, Trident assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of Carolina Fincorp and FNB as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which Trident could formulate its opinion. Neither Carolina Fincorp nor FNB publicly discloses internal management projections of the type utilized by Trident in connection with Trident's role as financial advisor to Carolina Fincorp. Therefore, these projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing Carolina Fincorp and FNB. Accordingly, actual results could vary significantly from those set forth in the respective projections.

     Trident does not claim to be an expert in the evaluation of loan portfolios or the related allowance for loan losses and, therefore, assumes that the allowances for Carolina Fincorp and FNB are adequate to cover losses. In addition, Trident does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Carolina Fincorp or FNB, nor was Trident provided with such appraisals. Furthermore, Trident assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by Carolina Fincorp, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Carolina Fincorp, Trident adjusted the data to reflect full dilution, I.E., the effect of the exercise of outstanding options utilizing the treasury stock method. In particular, Trident assumes that the merger will be recorded as a pooling of interests in accordance with generally accepted accounting principles.

     In connection with rendering its opinion to Carolina Fincorp's Board, Trident performed a variety of financial and comparative analyses, which are briefly summarized below. This summary of analyses does not purport to be a complete description of the analyses performed by Trident. Moreover, Trident believes that these analyses must be considered as a whole and that selecting portions of the analyses and the factors considered by Trident, without considering all the analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Trident also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, Trident drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Trident's analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from these estimates. Estimates of company valuations do not purport to be appraisals nor to reflect necessarily the prices at which companies or their respective securities actually may be sold. None of the analyses performed by Trident were assigned a greater significance by Trident than any other in deriving its opinion.

     COMPARABLE COMPANY ANALYSIS: Trident reviewed and compared actual stock market data and actual and estimated selected financial information for FNB with corresponding information for actively traded banks possessing similar financial and performance characteristics as FNB. The comparison banks ("Comparable Groups") were grouped according to the parameters listed below:

                                                                                 COMPANIES
COMPARABLE GROUPS                                                                IN GROUP
-----------------                                                               ----------
      Median for All U.S. Banks .............................................      454
      Median for Southeast Banks ............................................      101
      Median for North Carolina Banks .......................................       22
      Median for Banks with Assets from $300-$400 Million ...................       48
      Median for Banks with Market Capitalization from $60-$90 million ......       51
      Median for Banks with Return on Average Assets from 125bp - 135bp .....       50
      Median for Banks with Return on Average Equity from 13% - 14% .........       43
      Median for Banks with Tangible Capital Median from 9% - 10% ...........       55
      Median for Guideline Companies* .......................................       18

--------
* consists of actively traded companies of similar asset size, tangible capital levels, and return on equity with emphasis placed upon regional banks

     The table below represents a summary analysis of all of the Comparable Groups based on market prices as of October 13, 1999 and the latest publicly available financial data as of or for the twelve months ended June 30, 1999:

                                                                     MEAN        MEDIAN         FNB
                                                                  ----------   ----------   ----------
       Price to last twelve months reported earnings ..........      14.7 x       14.4 x       16.7 x
       Price to last twelve months adjusted earnings ..........      15.8 x       15.8 x       17.5 x
       Price to last twelve months core earnings ..............      13.68x       13.7 x       16.8 x
       Price to book value ....................................      185.4%       186.5%       218.3%
       Price to tangible book value ...........................      197.2%       194.9%       218.5%
       Dividend yield .........................................       2.50%        2.50%        2.29%
       Return on average assets ...............................       1.23%        1.26%        1.31%
       Return on average equity ...............................      13.00%       13.00%       13.23%

     The analysis reveals that FNB trades at a premium to banks included in comparable groups based on price to earnings for the last twelve months as well as price to book and price to tangible book value. FNB's dividend policy as well as its profitability as measured by return on average assets and return on average equity are similar to its comparable groups.

     COMPARABLE TRANSACTION ANALYSIS: Trident reviewed and compared actual information for groups of comparable pending (through October 8, 1999) and completed transactions (since January 1, 1997) it deemed pertinent to an analysis of the merger. The acquisition price was compared to the average and median ratios of (i) price to last twelve months earnings, (ii) price to book value, (iii) price to tangible book value, and (iv) tangible book value premium to core deposit ratio ("TBV Prem/Core Deposits") for each of the following 11 comparable transaction groups:

     o All recent thrift acquisitions in the United States announced within the preceding 18 months ("All Recent Median").

     o All thrift acquisitions in the United States announced within the preceding 90 days ("Last 90 Days Median").

     o All pending thrift acquisitions in the United States that have been announced but have yet to close ("All Pending Median").

     o All Southeast thrift acquisitions announced within the preceding 18 months ("Southeast Recent Median").

     o All North Carolina thrift acquisitions announced within the preceding 18 months ("North Carolina Recent Median").

     o All thrift acquisitions in the United States announced within the preceding 18 months involving acquired thrifts with assets of $75-$150 Million ("Assets $75mm-$150mm Median").

     o All thrift acquisitions in the United States announced within the preceding 18 months with a total deal size of $20-$40 Million ("Deal Size $20mm-$40mm Median").

     o All thrift acquisitions in the United States announced within the preceding 18 months involving acquired thrifts with returns on average assets of 60bp-100bp ("ROAA 60bp-100bp Median").

     o All thrift acquisitions in the United States announced within the preceding 18 months involving acquired thrifts with returns on average equity of 4%-7% ("ROAE 4%-7% Median").

     o All thrift acquisitions in the United States announced within the preceding 18 months involving acquired thrifts with tangible capital of 10%-15% ("Tangible Capital 10%-15% Median").

     o Guideline thrift acquisitions announced since January 1, 1997 involving acquired thrifts with asset sizes, capital levels, and returns on average equity similar to Carolina Fincorp ("Guideline Median").

     The following table represents a summary analysis of the comparable transactions analyzed by Trident based on the announced transaction values:

                                                                  MEDIAN PRICE TO             TBV PREM (3) TO
                                                       -------------------------------------  ---------------
                                                           BOOK         TANG.         LTM           CORE
                                             NUMBER       VALUE          BOOK       EPS (2)       DEPOSITS
                                            --------   -----------   -----------   ---------  ---------------
All Recent Median .......................     119          180.2%        183.1%       23.6x         14.3%
Last 90 Days Median .....................      21          170.1%        171.7%       20.8x         11.3%
All Pending Median ......................      35          153.9%        153.9%       21.5x         10.8%
Southeast Recent Median .................      20          147.6%        147.6%       23.0x         15.9%
North Carolina Recent Median ............       9          127.2%        127.2%       23.5x         10.9%
Assets $75mm-$150mm Median ..............      27          178.2%        178.2%       20.7x         10.8%
Deal Size $20mm-$40mm Median ............      19          146.1%        146.1%       21.7x         13.6%
ROAA 60bp-100bp Median ..................      42          193.9%        197.6%       23.1x         13.1%
ROAE 4%-7% Median .......................      39          145.4%        147.6%       24.5x         10.9%
Tangible Capital 10%-15% Median .........      26          162.5%        164.6%       22.6x         10.8%
Guideline Median ........................      11          136.0%        136.0%       21.5x          8.5%
Carolina Fincorp (1) ....................                  179.3%        179.3%       32.3x         15.0%

--------
(1) Carolina Fincorp pricing data based on per share consideration of $15.01 (fixed exchange ratio of .79 FNB shares per each share of Carolina Fincorp common stock). Per share consideration was based upon FNB's closing stock price of $19.00 on October 15, 1999

(2) Last 12 months earnings per share

(3) Tangible book value premium

     The value of the transaction indicates that the offer made to Carolina Fincorp falls within the range of similar transactions, represented by the comparable groups, based on multiples of price to book and price to tangible book values and price to last twelve months earnings. Additionally, the transaction produces a tangible book value premium to core deposits ratio that is within the range of values of the comparable groups. When compared to the Guideline Median comparable group, the transaction is valued higher by all methods of comparison used.

     CONTRIBUTION ANALYSIS: Trident analyzed the contribution of each company to the pro forma company relative to the approximate ownership of the pro forma company. The analysis indicated that Carolina Fincorp shareholders would hold approximately 28.8% of the pro forma diluted shares of FNB. Carolina Fincorp's approximate contributions are listed below by category:

                                                              CAROLINA FINCORP CONTRIBUTION
                                                             ------------------------------
           Assets ........................................                 24.2%
           Loans .........................................                 27.4%
           Deposits ......................................                 25.1%
           Equity ........................................                 29.9%
           Tangible equity ...............................                 29.9%
           Last twelve months reported earnings ..........                 26.1%
           Pro Forma Ownership ...........................                 28.8%

     ACCRETION/DILUTION ANALYSIS: On the basis of financial projections and estimates of on-going cost savings accruing to the pro forma company provided to Trident by management, as well as estimated one-time costs related to the transaction, Trident compared pro forma equivalent earnings, cash dividends, book value and tangible book value to the stand-alone projections for Carolina Fincorp and FNB. No assumptions were made regarding revenue enhancements and capital management following the completion of the transaction.

   The accretion/dilution analysis demonstrated, among other things, that the merger would result in:

     o 87.8% accretion to earnings for Carolina Fincorp shareholders in 2000, the assumed first full year of combined operations.

     o  3.7% dilution to earnings for FNB shareholders in 2000.

     o 58.3% higher cash dividends for Carolina Fincorp shareholders, assuming the FNB Board maintained its current dividend policy.

     o  No change in cash dividends for FNB shareholders.

     o 8.3% dilution to book value and tangible book value for Carolina Fincorp shareholders.

     o 1.6% and 1.7% dilution to book value and tangible book value for FNB shareholders.

     DISCOUNTED CASH FLOW ANALYSIS: Between June 9, 1999 and October 16, 1999, Trident performed a number of discounted cash flow analyses with regard to Carolina Fincorp's estimated acquisition value through 2004. These analyses utilized a discount rate of 15%; assumed asset growth rates between 8-12%; assumed return on average assets of 0.85%; and assumed earnings multiples of between 22.5x and 25.2x. The analyses resulted in a range of present values of between $9.24 and $10.18 for acquisition values. This analysis was based on estimates by Trident in determining the earnings multiples used in projecting Carolina Fincorp's acquisition value and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Trident noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that the results of this methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates and discount rates.

     As based on the aforementioned analyses and Trident's experience with numerous mergers involving thrift institutions, the value to Carolina Fincorp shareholders is fair from a financial point of view.

     No company used as a comparison in the above analyses is identical to Carolina Fincorp, FNB or the combined entity and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, these analyses involve complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Carolina Fincorp, FNB and the combined entity are being compared.

     In connection with the delivery of its opinion dated as of the date of this Joint Proxy Statement/Prospectus, Trident performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which the analyses described above were based and the factors considered in connection with them. Trident did not perform any analyses in addition to those described above in updating the opinion.

     For its financial advisory services provided to Carolina Fincorp, Trident has been paid fees of $50,000 to date and will be paid an additional fee that will amount to 1.50% of the aggregate consideration received by the Carolina Fincorp shareholders in the merger (less the $50,000 previously paid) at the time of closing of the merger. In addition, Carolina Fincorp has agreed to reimburse Trident for all reasonable out-of-pocket expenses incurred by it on Carolina Fincorp's behalf and to indemnify Trident against certain liabilities, including certain liabilities which may arise under the federal securities laws.

     Trident is a member of all principal securities exchanges in the United States and in the conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, Carolina Fincorp or FNB. As a market maker, Trident may also have purchased and sold the securities of Carolina Fincorp or FNB for Trident's own account and for the accounts of its customers. Additionally, Trident served as Carolina Fincorp's sales agent in Richmond Savings's mutual-to-stock conversion in 1996, and received total fees and commissions of $531,596 for that transaction.

CHANGING THE METHOD OF EFFECTING THE MERGER

     FNB may, at any time, restructure the merger so that Carolina Fincorp is merged with and into FNB Acquisition Corp. or with and into FNB. However, no change or restructuring may (a) alter or change the amount or kind of consideration to be received by the holders of Carolina Fincorp in the merger or (b) adversely affect the tax treatment of Carolina Fincorp shareholders as a result of receiving the merger consideration.


CONVERSION OF STOCK

     At the effective time of the merger, each share of Carolina Fincorp common stock outstanding, other than the shares described in the next sentence, will be converted into .79 shares of FNB common stock, subject to possible adjustments as provided in the merger agreement and described below. Any shares of Carolina Fincorp common stock held by FNB or Carolina Fincorp or any subsidiary of either company will not be converted into shares of FNB common stock, except for shares held in a fiduciary capacity or as a result of debts previously contracted.

     The exchange ratio may be increased by FNB if Carolina Fincorp exercises its right to terminate the merger agreement in the event the price of the FNB common stock declines below certain levels. See " -- Termination of the Merger Agreement" below. If FNB changes the number of shares of FNB common stock outstanding prior to the effective time of the merger as a result of a stock dividend, stock split, reclassification, recapitalization, combination, exchange of shares or similar transaction, an appropriate adjustment to the exchange ratio will be made. This adjustment insures that the consideration to be received by Carolina Fincorp shareholders will not be affected by a stock dividend, stock split or the like.

     BECAUSE THE EXCHANGE RATIO IS FIXED (SUBJECT TO POSSIBLE INCREASE AS DESCRIBED ABOVE) AND BECAUSE THE MARKET PRICE OF FNB COMMON STOCK PRIOR TO THE EFFECTIVE TIME MAY FLUCTUATE, THE VALUE OF THE SHARES OF FNB COMMON STOCK THAT HOLDERS OF CAROLINA FINCORP COMMON STOCK WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER.

     Each share of FNB common stock issued and outstanding immediately prior to the effective time will remain issued and outstanding as one share of FNB common stock immediately after the consummation of the merger.

     Each share of common stock of FNB Acquisition Corp. issued and outstanding immediately prior to the effective time will be converted in the merger into one share of common stock of Carolina Fincorp, as the surviving corporation in the merger. As a result, Carolina Fincorp will become a wholly owned subsidiary of FNB.


TREATMENT OF OPTIONS

     At the effective time of the merger, each option to purchase shares of Carolina Fincorp common stock outstanding and unexercised immediately prior to the effective time will become an option to purchase FNB common stock and will continue to be governed by the terms of Carolina Fincorp's stock option plan and the stock option agreement evidencing the option. However, from and after the effective time FNB will be substituted for Carolina Fincorp with respect to the Carolina Fincorp stock option plan and related stock option agreements and each stock option granted and outstanding under the stock option plan may be exercised solely for shares of FNB common stock. The number of shares of FNB common stock subject to each former Carolina Fincorp stock option will be equal to the number of shares of Carolina Fincorp common stock subject to the option immediately prior to the merger multiplied by the exchange ratio, rounded down to the nearest whole share. The exercise price per share of FNB common stock subject to each former Carolina Fincorp option will be equal to the exercise price per share of Carolina Fincorp common stock subject to the option immediately prior to the merger divided by the exchange ratio, rounded up to the nearest whole cent.

     At its election, FNB may substitute options under its stock option plan for all or part of the stock options granted and outstanding under Carolina Fincorp's stock option plan rather than continue the Carolina Fincorp


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

options as described above. In that event, the number of shares subject to each substituted option and the exercise price per share of FNB common stock subject to the substituted option will be adjusted in the manner described above. In addition, the duration and other terms of each substituted option will be the same in all material respects as provided in the Carolina Fincorp stock option plan and the stock option agreement under which the original option was granted. In any event, stock options that are incentive stock options under the Internal Revenue Code will be adjusted in the manner prescribed by the Code so they may continue as incentive stock options.

     Because the merger will constitute a "change in control" under the Carolina Fincorp stock option plan, all options granted to directors or employees of Richmond Savings become nonforfeitable and will immediately and fully vest if the director or employee ceases to be a director or employee of Carolina Fincorp, Richmond Savings or their successors following the merger. If the employment or directorship of an option holder is terminated, he or she must exercise an incentive stock option within three months after the date of termination or exercise a nonqualified stock option at any time prior to the date the option expires.


EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     At the effective time of the merger, FNB will deliver, or cause to be delivered, to First National Bank and Trust Company certificates representing shares of FNB common stock and cash in lieu of fractional shares to be issued pursuant to the merger agreement in exchange for outstanding shares of Carolina Fincorp common stock. First National will act as the exchange agent for the benefit of the holders of certificates of Carolina Fincorp common stock.

     As soon as practicable after the effective time, a form of transmittal letter will be mailed by the exchange agent to Carolina Fincorp shareholders. This transmittal letter will contain instructions regarding the surrender of certificates representing Carolina Fincorp common stock.

     YOU SHOULD NOT RETURN YOUR CAROLINA FINCORP COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY AND SHOULD NOT FORWARD THEM TO THE EXCHANGE AGENT UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE TIME.

     Until they surrender their Carolina Fincorp stock certificates for exchange after the effective time, holders of those certificates will accrue but will not be paid dividends or other distributions declared after the effective time with respect to FNB common stock into which their shares have been converted. When they surrender their certificates, FNB will pay any unpaid dividends or other distributions, without interest. After the effective time, there will be no transfers on the stock transfer books of Carolina Fincorp of shares of Carolina Fincorp common stock issued and outstanding immediately prior to the effective time. If certificates representing shares of Carolina Fincorp common stock are presented after the effective time, they will be canceled and exchanged for a certificate representing the applicable number of shares of FNB common stock.

     No fractional shares of FNB common stock will be issued to any holder of Carolina Fincorp common stock upon consummation of the merger. For each fractional share that would otherwise be issued, FNB will pay cash in an amount equal to the holder's fractional interest multiplied by the last sale price of FNB common stock on the Nasdaq National Market as reported by THE WALL STREET JOURNAL for the last trading day immediately preceding the date of the effective time. No interest will be paid or accrued on cash payable to holders of Carolina Fincorp common stock in lieu of fractional shares. No shareholder of Carolina Fincorp will be entitled to dividends, voting rights or any other rights as a shareholder of FNB in respect of any fractional shares.

     None of FNB, Carolina Fincorp or any other person will be liable to any former holder of Carolina Fincorp common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     If a certificate for Carolina Fincorp common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon compliance by the holder of Carolina Fincorp common stock with the conditions reasonably imposed by the exchange agent or FNB.

These conditions will include a requirement that the shareholder provide a lost instruments indemnity bond in form, substance and amount reasonably satisfactory to the exchange agent and FNB.

     Holders of FNB common stock will not be required to exchange certificates representing their shares of FNB common stock or otherwise take any action as a result of the consummation of the merger. THERE IS NO NEED FOR FNB SHAREHOLDERS TO SUBMIT THEIR FNB COMMON STOCK CERTIFICATES TO FNB, CAROLINA FINCORP, THE EXCHANGE AGENT OR TO ANY OTHER PERSON IN CONNECTION WITH THE MERGER.

     For a description of FNB common stock and a description of the differences between the rights of the holders of Carolina Fincorp common stock, on the one hand, and holders of FNB common stock, on the other hand, see "Description of FNB Common Stock" and "Comparison of Shareholders' Rights."


EFFECTIVE TIME

     The effective time of the merger will be the time and date set forth in the articles of merger that will be filed with the Secretary of State of the State of North Carolina on the closing date of the merger. The closing date will occur on a date to be specified by the parties. FNB and Carolina Fincorp each anticipate that the merger will be consummated in the first or second quarter of 2000. However, consummation of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying other conditions to the merger. There can be no assurances as to whether, and on what date, FNB and Carolina Fincorp will obtain those approvals or that FNB and Carolina Fincorp will consummate the merger. If conditions to the parties' obligations to complete the merger are not satisfied or waived on or before June 30, 2000, either FNB or Carolina Fincorp may terminate the agreement, unless the failure to satisfy the conditions by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants or agreements of that party set forth in the merger agreement. See " -- Conditions to Consummation of the Merger" and " -- Regulatory Approvals Required for the Merger."


REPRESENTATIONS AND WARRANTIES

     Both FNB and Carolina Fincorp have made customary representations and warranties relating to their businesses. For detailed information on these representations and warranties, see the merger agreement attached to this document as Appendix A. These representations and warranties must be true and correct at the time of the completion of the merger generally except for changes that are not, in the aggregate, material and adverse to a party's consolidated business, financial condition, prospects, assets or operations. See " -- Conditions to Consummation of the Merger."


CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the merger agreement, prior to the effective time, Carolina Fincorp has agreed to carry on its business in the regular and usual course in substantially the same manner as it conducted its business prior to October 16, 1999, the date FNB and Carolina Fincorp entered into the merger agreement. In addition, Carolina Fincorp has agreed that each of it and its subsidiaries will:

     o Make all reasonable efforts to preserve intact its business organization and advantageous business relationships and to retain the services of its officers and employees.

     o  Maintain its properties and equipment.

     o Maintain its books of account and records in the usual and regular manner consistent with sound business practices.

     o  Comply with all applicable laws.

     o Continue to maintain in force all insurance that is required by law and is reasonable and adequate to its operations and business.

     o Not change its existing loan underwriting guidelines, policies or procedures except as required by law.

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

     o Promptly provide to FNB the information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations as FNB may reasonably request.

     Further, except as permitted by the merger agreement or with FNB's consent, Carolina Fincorp has agreed that neither it nor its subsidiaries will:


     o Change its governing documents.

     o Make any change in or additions to its authorized capital stock or issue, sell, purchase, redeem, reclassify, combine or split any shares of its capital stock. This restriction does not apply to the exercise of Carolina Fincorp stock options outstanding as of October 16, 1999.

     o Grant, issue or amend any options, warrants, calls or other rights to acquire shares of its capital stock.

     o Declare or pay any dividend other than its regularly scheduled quarterly dividend in the amount of $.06 per share of Carolina Fincorp common stock.


     o Increase in any manner the compensation or benefits of any of its directors, officers, employees or consultants, except as provided in the merger agreement.

     o Except as required by law, become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any current or former director, officer, employee or consultant.

     o Make contributions to Carolina Fincorp's 401(k) plan other than matching contributions not exceeding $36,000 per year.

     o Make contributions to Carolina Fincorp's Employee Stock Ownership Plan other than contributions necessary for the ESOP to meet its quarterly loan payment obligations but not exceeding $45,000 per quarter.

     o Enter into or become bound by any contract or commitment to any labor or trade union or association or any collective bargaining group.

     o Make any changes in its accounting methods, practices, procedures or policies, except as required by generally accepted accounting principles or government regulations.

     o Acquire or agree to acquire a branch office or substantially all of the assets of another person or entity or open or take steps to open a new branch office except as provided in the merger agreement.

     o Change in any material respect its business or the conduct of its business.

     o Encourage, solicit or attempt to initiate discussions, negotiations or offers with or from a third party relating to a merger or other acquisition of Carolina Fincorp or a significant part of its assets or the purchase or acquisition of Carolina Fincorp common stock, or provide information to any third party concerning Carolina Fincorp or its business that is not customarily disclosed to the public or give a third party access to its properties, facilities, books or records.

     o Sell or agree to sell all or any significant part of its assets to a third party.

     o Except for transactions in the ordinary course of business or pursuant to contracts or commitments permitted by the merger agreement, enter into contracts for the purchase or sale of assets, goods or services.

     o Other than in the ordinary course of business, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other person or entity, or incur any other obligation or liability.

     o Other than in the ordinary course of business and except as permitted by the merger agreement, mortgage, pledge or subject any of its assets to any lien or encumbrance or permit any of its assets to become or remain subject to any lien or encumbrance.

     o Waive, release or compromise any material rights except in good faith and for fair value.

     o Make any change in its deposit policies or take any actions designed to decrease materially the aggregate level of its deposits.

     Prior to the effective time, each of FNB and Carolina Fincorp has agreed to use its best efforts in good faith to cause the merger to be completed, including obtaining the regulatory approvals necessary to consummate the merger and preparing and filing all necessary applications and notices. Each of FNB and Carolina Fincorp also agreed to give the other access to all of its properties, books, records and other information, subject to the restrictions and for the purposes set forth in the merger agreement. FNB and Carolina Fincorp will consult with each other about their loan, litigation and real estate valuation policies and practices and Carolina Fincorp will modify its policies and practices prior to the effective time in a manner agreed upon by FNB and Carolina Fincorp. FNB and Carolina Fincorp will also promptly advise each other about any material adverse changes in their financial condition, business, assets or prospects or the occurrence or potential occurrence of any event that could result in their representations being untrue or their covenants in the merger agreement being breached.


CONDITIONS TO CONSUMMATION OF THE MERGER

     Each party's obligation to complete the merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the effective time:

     o Approval of the agreement and plan of merger by the shareholders of Carolina Fincorp.

     o Approval of the issuance of shares of FNB common stock in the merger by the shareholders of FNB.

     o Receipt of all regulatory approvals required to consummate the merger and all those approvals remaining in full force and effect and all statutory waiting periods with respect to those approvals having expired.

     o Effectiveness of the registration statement of which this Joint Proxy Statement/Prospectus forms a part and no stop order suspending its effectiveness having been issued and no proceedings for that purpose having been initiated or threatened by the Securities and Exchange Commission.

     o Receipt of all required permits or authorizations of state securities or "blue sky" authorities and no stop orders or proceedings having been issued, initiated or threatened to suspend the effectiveness of any registration statement filed with a state securities authority with respect to the issuance of FNB common stock in the merger.

     o Authorization for listing on the Nasdaq National Market System of the shares of FNB common stock that are to be issued to Carolina Fincorp shareholders upon consummation of the merger.

     o No order, decree or injunction of any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or any of the transactions contemplated by the merger agreement will be in effect or threatened.

     o Receipt by FNB and Carolina Fincorp of the opinion of counsel to FNB, Schell Bray Aycock Abel & Livingston P.L.L.C., in form and substance satisfactory to FNB and Carolina Fincorp, substantially to the effect that, on the basis of facts, representations and assumptions set forth in the opinion that are consistent with the state of facts existing at the effective time of the merger, the merger will be treated as a transaction of a type that is generally tax-free for federal income tax purposes.

     o Receipt by FNB of a letter from KPMG LLP, its independent public accountants, in form and substance reasonably satisfactory to FNB, to the effect that the merger will qualify for pooling of interests accounting treatment, and of a letter from Dixon Odom PLLC, Carolina Fincorp's independent public accountants, in form and substance reasonably satisfactory to FNB, to the effect that such firm is not aware of any matters relating to Carolina Fincorp or its subsidiaries that would preclude the merger from qualifying for pooling of interests accounting treatment.

     o The representations and warranties of the other party to the merger agreement will have been true and correct as of October 16, 1999, the date FNB and Carolina Fincorp entered into the merger agreement, and, except to the extent those representations and warranties speak as of an earlier date, as of the closing date as though made anew on the closing date. For purposes of this condition, those representations and warranties will be deemed to be true and correct as of the closing date unless the change or changes causing those representations and warranties to no longer be true and correct would have a material adverse effect on the party making the representation.

     o Each party will have performed in all material respects all obligations required to be performed by it at or prior to the closing date.

     o Each party will have complied in all material respects with all applicable laws relating to the transactions contemplated by the merger agreement, including the merger.

     o There will have been no material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB or Carolina Fincorp, and no occurrence of any event or existence of any condition that could result in any such material adverse change.

     o Receipt by each of FNB and Carolina Fincorp from the legal counsel of the other of written legal opinions addressing such legal matters as it may reasonably request.

     o Satisfaction of certain other conditions such as the delivery of various certifications by executive officers of FNB and Carolina Fincorp.

     FNB's obligation to effect the merger is also subject to the following additional conditions that:

     o Carolina Fincorp's stock option plan and management recognition plan will have been amended in accordance with the provisions of the merger agreement.

     o All required consents to the assignment of Carolina Fincorp's rights and obligations under any lease material to its business will have been obtained.

     We cannot provide any assurance as to if or when the required regulatory approvals necessary to complete the merger will be obtained or whether all of the other conditions to the merger will be satisfied or waived by the party permitted to do so. If all of the conditions for completing the merger are not satisfied or waived on or before June 30, 2000, either FNB or Carolina Fincorp may terminate the merger agreement, unless the failure to satisfy a condition by that date is due to the failure of the party seeking to terminate to perform or observe its covenants and agreements set forth in the merger agreement.


REGULATORY APPROVALS REQUIRED FOR THE MERGER

     FNB and Carolina Fincorp have agreed to use their best efforts in good faith to obtain all regulatory approvals required to consummate the transactions contemplated by the merger agreement, including the merger. These approvals include approval from the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Administrator of the North Carolina Savings Institutions Division (the "Administrator"). FNB and Carolina Fincorp have filed the applications and made the notifications necessary to obtain the required regulatory approvals. The merger cannot proceed without those required regulatory approvals. There can be no assurance as to whether or when the required regulatory approvals will be obtained and, if obtained, there can be no assurance that such approvals will not be challenged. There likewise can be no assurance that the United States Department of Justice or any state attorney general will not attempt to challenge the merger on antitrust grounds or, if a challenge is made, the result of the challenge.

     FNB and Carolina Fincorp are not aware of any other material governmental approvals or actions that are required prior to the completion of the merger other than those described below. If any additional governmental approvals or actions are required, FNB and Carolina Fincorp presently intend to seek those approvals or actions. There can be no assurance, however, that the parties will obtain these additional approvals or actions.

     The merger is subject to the prior approval of the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended. FNB and Carolina Fincorp have filed the required application and notification with the Federal Reserve Board for approval of the merger. Assuming Federal Reserve Board approval, the parties may not consummate the merger until 30 days after that approval. During that time, the United States Department of Justice may challenge the merger on antitrust grounds. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no fewer than 15 days.

     In reviewing a transaction under the Bank Holding Company Act, the Federal Reserve Board will consider the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the companies and their subsidiary banks and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board, among other things, will evaluate the adequacy of the capital levels of the parties to the proposed transaction.

     In addition, the Federal Reserve Board is prohibited from approving any transaction under the Bank Holding Company Act that (1) would result in a monopoly, (2) would further any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (3) may have the effect in any section of the United States of substantially lessening competition, tending to create a monopoly or resulting in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     The merger is also subject to the approval of the Administrator of the North Carolina Savings Institutions Division. FNB and Carolina Fincorp have filed the required application and notification with the Administrator. In determining whether to approve the merger, the Administrator must determine whether FNB is qualified by character, experience and financial responsibility to control Carolina Fincorp and its subsidiary, Richmond Savings, in a legal and responsible manner. In making this determination, the Administrator will consider FNB's financial and managerial resources, and the organizational structure and future prospects and plans for FNB and Carolina Fincorp. The Administrator will also consider whether the business and activities of FNB, or its officers, directors or any other person controlling, controlled by or under common control with FNB, will create a material deterioration of confidence in the safety, soundness and financial integrity of Carolina Fincorp.


FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes certain of the material federal income tax consequences of the merger to shareholders of Carolina Fincorp. The discussion is based on current law and is subject to change in the event of changes in the law, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which could have retroactive effect. This discussion summarizes the opinion of the law firm of Schell Bray Aycock Abel & Livingston P.L.L.C., counsel to FNB. The summary is not a complete description of all of the tax consequences of the merger and, in particular, may not address federal income tax considerations applicable to Carolina Fincorp shareholders subject to special treatment under federal income tax law. In addition, no information is provided in this document with respect to any foreign, state or local tax consequences of the merger.

     CAROLINA FINCORP SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM IN THEIR PARTICULAR SITUATIONS, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     In connection with filing the registration statement of which this Joint Proxy Statement/Prospectus is a part, Schell Bray Aycock Abel & Livingston P.L.L.C. has delivered to FNB its opinion, dated the date of this Joint Proxy Statement/ Prospectus, addressing the federal income tax consequences of the merger described below. Schell Bray Aycock Abel & Livingston P.L.L.C. has rendered its opinion on the basis of facts, representations and assumptions set forth or referred to in its opinion that are consistent with the state of facts expected to exist at the effective time of the merger. In rendering its opinion, Schell Bray Aycock Abel &

Livingston P.L.L.C. required and relied upon factual representations contained in certificates of officers of FNB and Carolina Fincorp. The opinion is that, for federal income tax purposes, the merger will be treated as a transaction of a type that is generally tax-free and, accordingly:

     o Neither FNB nor Carolina Fincorp will recognize any gain or loss as a result of the merger.

     o Carolina Fincorp shareholders who exchange all of their Carolina Fincorp common stock solely for FNB common stock pursuant to the merger will recognize no gain or loss, except with respect to cash received in lieu of a fractional share interest in FNB common stock.

     o The aggregate tax basis of the shares of FNB common stock received by Carolina Fincorp shareholders, including fractional shares deemed received and redeemed as described below, will equal the aggregate tax basis of the shares of Carolina Fincorp common stock surrendered in exchange for that FNB common stock.

     o The holding period of a share of FNB common stock received in the merger, including a fractional share deemed received and redeemed as described below, will include the holder's holding period in the Carolina Fincorp common stock surrendered in exchange for that FNB common stock, provided that the Carolina Fincorp common stock was held as a capital asset at the effective time.

     o Cash received by a Carolina Fincorp shareholder in lieu of a fractional share interest in FNB common stock will be treated as received in redemption of that fractional share interest, and a Carolina Fincorp shareholder will recognize capital gain or loss for federal income tax purposes measured by the difference, if any, between the amount of cash received and the portion of the tax basis of the share of Carolina Fincorp common stock allocable to that fractional share interest.

     It is a condition of the merger that Schell Bray Aycock Abel & Livingston P.L.L.C. confirm its opinion as of the effective time. The opinion represents only that firm's best judgment as to the matters expressed in the opinion. It is not binding on the Internal Revenue Service and does not have any kind of official status. There can be no assurance that the Internal Revenue Service will not successfully take and sustain a position in the courts that is different from the opinion expressed by Schell Bray Aycock Abel & Livingston P.L.L.C. or that legislative, administrative or judicial decisions or interpretations will not be forthcoming that would significantly change the opinions set forth in the opinion letter.


ACCOUNTING TREATMENT

     FNB and Carolina Fincorp anticipate that the merger will be accounted for as a pooling of interests transaction. Under this method of accounting, FNB shareholders and Carolina Fincorp shareholders will be deemed to have combined their existing voting common stock interests by virtue of the exchange of shares of Carolina Fincorp common stock for shares of FNB common stock in the merger. Accordingly, the book value of the assets, liabilities and shareholders' equity of each of FNB and Carolina Fincorp, as reported on their respective consolidated balance sheets, will be carried over to the consolidated balance sheet of the combined company, and no goodwill will be created. FNB will be able to include in its consolidated income the consolidated income of both companies for the entire fiscal year in which the merger occurs. However, the combined company must treat certain expenses incurred to effect the merger as current charges against income, rather than adjustments to the combined company balance sheet.

     It is a condition to the consummation of the merger that FNB receive a letter from its independent accountants, KPMG LLP, that the merger will qualify for pooling of interests accounting treatment and a letter from Dixon Odom PLLC, Carolina Fincorp's independent accountants, that such firm is not aware of any matters relating to Carolina Fincorp that would preclude the merger from qualifying for pooling of interests accounting treatment. See " -- Conditions to Consummation of the Merger."

     The parties have prepared the unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus using the pooling of interests accounting method to account for the merger. See "Summary -- Unaudited Comparative Per Share Data," "Summary -- Unaudited Pro Forma Condensed Combined Selected Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement provides that the merger may be terminated at any time prior to the effective time, whether before or after approval by holders of FNB common stock and Carolina Fincorp common stock, by mutual consent of FNB and Carolina Fincorp. In addition, either FNB or Carolina Fincorp may terminate the merger agreement in the event:

     o The conditions precedent to the obligations of the party seeking to terminate are not satisfied or waived by June 30, 2000 (except to the extent that the failure of the condition or conditions to be satisfied has been caused by the failure of the terminating party to fulfill its obligations under the merger agreement) and the other party cannot satisfy the condition within 30 days after the terminating party gives notice of its intent to terminate.

     o The shareholder approvals required to consummate the merger are not obtained.

     o The other party fails to perform fully or violates any of its obligations under the merger agreement in any material respect and does not cure its breach within 30 days after the terminating party gives notice of its intent to terminate.

     o The terminating party determines that any representation or warranty of the other party contained in the merger agreement was false or misleading in any material respect when made and such falsity or breach is not cured within 30 days after the terminating party gives notice of its intent to terminate.

     In addition to the above, Carolina Fincorp may terminate the merger agreement if the average of the daily last sale price of FNB common stock for the 10 consecutive trading days immediately preceding and including the day on which all regulatory and shareholder approvals for the merger have been obtained is less than $15.40 and FNB's common stock has underperformed the stock of a group of its peers by 15% or more. This termination can occur during the 10-day period beginning two days after the day on which all regulatory and shareholder approvals are obtained. The peer group against which FNB's stock prices will be compared is comprised of 10 bank holding companies identified in the merger agreement that are publicly traded and for which no public announcement of an acquisition transaction has been made. The peer group's stock prices are evaluated for the 10 trading days ending on the date on which the regulatory or shareholder approval is obtained. However, no termination will occur if FNB agrees to increase the exchange ratio. The increase required by the merger agreement is generally designed to make up for the extent to which FNB's stock has underperformed those of its peers, should that be the case. The calculations necessary to arrive at such an increase in the exchange ratio are complex. You are encouraged to read them in context in Section 8.2(c) of the merger agreement, attached to this document as Appendix A. [Based on FNB's common stock price alone as of February , 2000, no such increase would be necessary.] Of course, this could change due to market fluctuations beyond the parties' control.


WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

     Prior to the completion of the merger, any provision of the merger agreement may be waived, amended or modified by the parties. However, after the merger agreement has been approved by the shareholders of Carolina Fincorp and the issuance of FNB common stock in the merger has been approved by the FNB shareholders, no amendment or modification may be made to any provisions of the merger agreement relating to the manner or basis in which shares of Carolina Fincorp common stock are converted into shares of FNB common stock in the merger except for an election by FNB to increase the exchange ratio in response to Carolina Fincorp's notice of intent to terminate pursuant to Section 8.2(c) of the agreement. See " -- Termination of the Merger Agreement."


EXPENSES

     The merger agreement provides that each of FNB and Carolina Fincorp will pay its own expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement. However, FNB and Carolina Fincorp will share equally the costs incurred in connection with the printing and mailing of this Joint Proxy Statement/Prospectus. In the event either party willfully or intentionally fails to perform its obligations under the merger agreement, that party will be obligated to pay all of the expenses of the other party.


NASDAQ LISTING

     FNB common stock is listed on the Nasdaq National Market. FNB has agreed to cause the shares of FNB common stock to be issued in the merger to be approved for quotation on the Nasdaq National Market prior to or at the completion of the merger. It is a condition to the completion of the merger that those shares be approved for quotation on the Nasdaq National Market at the effective time of the merger. See " -- Conditions to Consummation of the Merger."


DIVIDENDS

     The merger agreement provides that, prior to the effective time, Carolina Fincorp may not declare or pay dividends on its outstanding shares of common stock other than its regularly scheduled quarterly dividend in the amount of $.06 per share. Carolina Fincorp may pay an additional quarterly dividend of up to $.06 per share if necessary to prevent its shareholders from failing to receive a quarterly dividend of $.06 from either Carolina Fincorp or FNB during a particular calendar quarter. Carolina Fincorp may not, however, declare and pay such an additional dividend if the amount or timing of the dividend would cause the merger to fail to qualify for pooling of interests accounting treatment.


EMPLOYEE BENEFITS AND PLANS

     CAROLINA FINCORP STOCK OPTIONS. At the effective time of the merger, FNB will assume responsibility for Carolina Fincorp's stock option plan. Each outstanding option to purchase Carolina Fincorp common stock under the plan will become an option to purchase FNB common stock. For a discussion of the treatment of these options after the merger, see " -- Treatment of Options."

     MANAGEMENT RECOGNITION PLAN. In connection with the 1996 conversion of Richmond Savings from a mutual to a stock savings bank and the formation of Carolina Fincorp, shares of Carolina Fincorp common stock were reserved for issuance to directors, officers and employees of Richmond Savings under Richmond Savings' Management Recognition Plan (the "MR Plan"). All directors, officers and employees of Richmond Savings are eligible to participate in the MR Plan, which is administered by a committee of the Board of Directors of Richmond Savings. The committee determines in its sole discretion who will participate in the MR Plan. Twenty-four directors, officers and employees are participants in the MR Plan. In January 1998, that group was awarded a total of 54,045 shares of Carolina Fincorp common stock. There are 20,015 remaining shares reserved for issuance under the MR Plan.

     Participants are entitled to vote and receive all dividends and distributions with respect to their shares, but they are not entitled to sell or otherwise transfer their shares until the shares are vested. The MR Plan provides that these shares "vest" at a rate of 20% of the participant's total shares on each anniversary of the date of grant. In addition, 20% of the participant's total shares vested on the date of grant. In the merger, all of the shares of Carolina Fincorp common stock held under the MR Plan, whether or not vested, will be converted into shares of FNB common stock and cash in lieu of fractional shares. These shares of FNB common stock and cash will be held to be delivered to the participants at such times as the underlying shares of Carolina Fincorp common stock would have become vested and nonforfeitable under the MR Plan and related stock grant agreement. Because the merger will constitute a "change in control" under the MR Plan, however, the unvested shares of participants in the plan become nonforfeitable and will immediately vest if the participant ceases to be a director, officer or employee of Carolina Fincorp, Richmond Savings or their successors following the merger.

     CAROLINA FINCORP EMPLOYEES. After the effective time of the merger, FNB may retain the employees of Carolina Fincorp and its subsidiaries, including Richmond Savings. Other than R. Larry Campbell and John W. Bullard, all employees who are retained will be employees of FNB on an "at-will" basis. Nothing in the merger agreement obligates FNB to offer employment to these other employees and no provision of the merger agreement should be deemed to constitute an employment offer or agreement or to restrict FNB's right to change the rate of compensation or terminate the employment of any of these persons at any time or for any reason.

     EMPLOYEE SEVERANCE. Richmond Savings has in effect a severance plan under which each employee whose employment is terminated in connection with the merger will receive two weeks of regular compensation for each year of service, with a minimum severance payment of one month's compensation and a maximum payment equal to one half of the employee's annual salary. FNB has acknowledged the obligations of Richmond Savings under the severance plan and has agreed to cause any required payments under the plan to be made. In addition, FNB has agreed to pay "pay to stay" compensation to those employees of Richmond Savings determined by FNB and Carolina Fincorp to be key employees and necessary to the transition in the merger of the operations of Richmond Savings and FNB's bank subsidiary, First National Bank and Trust Company.

     EMPLOYEE STOCK OWNERSHIP PLAN. Upon the merger of Richmond Savings and First National, which is expected to occur as soon as practicable after the merger, Richmond Savings's employee stock ownership plan (the "ESOP") will terminate by its terms. Upon termination, each ESOP participant will become vested as provided by applicable federal laws. At and after the effective time, each participant will have the right or option either to receive the benefits to which he or she is entitled under the ESOP or to have such benefits "rolled" into a qualified individual retirement account or an appropriate FNB benefit plan.

     EMPLOYEE BENEFITS. All employees of Carolina Fincorp and its subsidiaries who continue in the employ of FNB or First National following the merger will be entitled to receive all employee benefits and will be eligible to participate in all benefit plans provided by FNB or First National, including First National's group health insurance plan. Each employee retained by FNB or First National will be given credit for his or her full years of service with Carolina Fincorp or its subsidiaries for purposes of entitlement to vacation and sick leave, participation in all FNB or First National welfare, insurance or other fringe benefit plans, and eligibility for participation and vesting in FNB's 401(k) plan and defined benefit pension plan. The costs to an employee of Carolina Fincorp or its subsidiaries to participate in First National's group health insurance plan will be equal to the cost for any First National employee. Further, there will be a waiver of any pre-existing condition limitations for conditions covered under an applicable Carolina Fincorp benefit plan.

     EMPLOYEE AND DIRECTOR AGREEMENTS. Following the effective time, FNB will assume all obligations of Carolina Fincorp under the deferred compensation arrangements between Carolina Fincorp and its directors. The arrangements include retirement payment agreements between Richmond Savings and its directors.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of Carolina Fincorp's management and Board of Directors have interests in the merger in addition to their interests as shareholders of Carolina Fincorp generally.

     EMPLOYMENT OF R. LARRY CAMPBELL. At the effective time, R. Larry Campbell will enter into an employment agreement with First National. Mr. Campbell will serve as Senior Vice President and Regional Manager of First National for Richmond County, North Carolina. First National may designate another appropriate position or additional counties for which Mr. Campbell will have responsibility. Mr. Campbell will receive initially an annual base salary of $100,000 with such future increases as the Board of Directors of First National may determine. In addition, the employment agreement will provide that Mr.
Campbell:

     o will be employed for an annually renewing three-year term (unless either he or First National notifies the other of its intent not to renew), but in no event will the term under the agreement automatically continue for more than nine years,

     o will be entitled to participate in any group health, disability and life insurance, and any bonus, pension, retirement and other employee benefit plans made available to the employees of First National or FNB generally,

     o will be entitled to fringe benefits, including country club membership, the use of an automobile and those benefits made available to First National's executive employees of similar rank, and

     o will receive reimbursement for all reasonable expenses in accordance with First National's policies and practices.

Further, the employment agreement will provide that First National will assume the obligations of Richmond Savings with respect to Mr. Campbell's existing deferred compensation and split dollar insurance agreements.

     The employment agreement will also provide that it may be terminated by First National as a result of Mr. Campbell's death or extended disability or with "cause" (generally, his willful and continued failure to perform his duties, his engagement in illegal conduct, or his willful breach of the employment agreement or of his duties to First National). Mr. Campbell will be able to terminate the employment agreement upon 60 days' notice to First National. If Mr. Campbell voluntarily terminates his employment, he will be entitled to receive only earned but unpaid salary and benefits through the date on which the termination is effective.

     In the event that First National terminates Mr. Campbell's employment other than by reason of death, disability or "cause," he would continue to receive his then annual base salary for the otherwise then remaining term of the employment agreement. First National would also continue to provide to Mr. Campbell the benefits to which he is entitled under the employment agreement (or their economic equivalent) for the then remaining term of the agreement. Should Mr. Campbell be terminated as a result of continued disability, he would continue to receive his then annual base salary for the otherwise then remaining term of the employment agreement, less any disability payments to him from any First National or FNB disability plan.

     The employment agreement will also contain certain confidentiality and noncompete provisions that will affect Mr. Campbell's ability to compete with First National or FNB while he is employed by First National and for a period of time after his employment with First National is terminated. The duration of the noncompete provisions following termination of Mr. Campbell's employment is limited to one year after termination or the period of time in which Mr. Campbell remains entitled to receive his salary, whichever is longer.

     EMPLOYMENT OF JOHN W. BULLARD. FNB has agreed to assume the obligations of Richmond Savings under the employment agreement dated as of November 22, 1996 between Richmond Savings and John W. Bullard provided that Mr. Bullard remains employed as Executive Vice President and Chief Operations Officer of Richmond Savings at the effective time. In the alternative, FNB or First National may enter into a new employment agreement with Mr. Bullard on mutually agreeable terms. In either case, FNB or First National will assume the obligations of Richmond Savings under Mr. Bullard's executive income, deferred compensation and split dollar insurance agreements with Richmond Savings.

     DIRECTOR COMPENSATION. Following the merger, FNB will appoint those members of the Carolina Fincorp Board who are not nominated to serve on the FNB Board to serve as members of a local advisory board of FNB or First National in Rockingham, North Carolina for at least a three-year period. For their service, these directors will receive the same rate of compensation that they presently receive from Carolina Fincorp. See " -- Management and Operations After the Merger."

     INDEMNIFICATION; DIRECTORS AND OFFICERS LIABILITY INSURANCE. The merger agreement provides that FNB will, subject to the conditions set forth in the merger agreement, indemnify the officers and directors of Carolina Fincorp or its subsidiaries in office on October 16, 1999 or at the effective time of the merger to the same extent FNB indemnifies its own directors and officers against any liability or expense incurred in connection with performance of their duties as directors and officers of Carolina Fincorp or its subsidiaries through the effective time. The merger agreement further provides that FNB will cause the persons serving as directors and officers of Carolina Fincorp at the effective time of the merger to be covered for a period of at least three years following the effective time by Carolina Fincorp's directors' and officers' liability policy, or any equivalent substitute for that policy.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     In the merger agreement, FNB agreed to increase its Board by two members and to appoint two persons nominated by Carolina Fincorp at the effective time to fill those positions. Those two persons will serve as directors of FNB until the next annual shareholders' meeting of FNB. FNB's Board will also nominate those two persons for election to the Board at that next annual meeting and, if necessary, at subsequent annual meetings so that the nominees of Carolina Fincorp, if elected by the FNB shareholders, would be able to serve as directors of FNB for no less than three years following the effective time of
the merger. Carolina Fincorp has nominated      and      to serve as directors
of FNB. In addition, FNB agreed to appoint the remaining members of the Carolina Fincorp Board to serve as members of a local advisory board of FNB or First National in Rockingham, North Carolina for three years following the merger.

     Following the merger, Carolina Fincorp will be operated as a wholly owned subsidiary of FNB. FNB presently intends to merge Richmond Savings with and into First National as soon as practicable following the merger. Following that bank merger, Carolina Fincorp would be a subsidiary corporation of FNB with no real assets or operations and FNB may determine to dissolve Carolina Fincorp.

     FNB presently expects to achieve consolidation efficiencies following the consummation of the merger, although there can be no assurance that the anticipated efficiencies will be achieved. The efficiencies are expected to be achieved primarily through elimination of duplicative compensation, professional services, computer and information processing costs. A transition team, consisting of staff and representatives of FNB and Carolina Fincorp, is in the process of reviewing means by which the operations of FNB and Carolina Fincorp may be effectively consolidated to achieve cost reductions.


OPTION AGREEMENT

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE OPTION AGREEMENT, WHICH IS ATTACHED TO THIS DOCUMENT AS APPENDIX B. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPTION AGREEMENT. YOU ARE ENCOURAGED TO READ THE OPTION AGREEMENT. EXECUTION OF THE OPTION AGREEMENT WAS A CONDITION TO THE PARTIES' ENTERING INTO THE MERGER AGREEMENT.

     Concurrently with the execution of the merger agreement, FNB and Carolina Fincorp entered into an option agreement. The option agreement is designed to enhance the likelihood that the merger will be successfully completed. FNB insisted on the agreement for that reason. Under the option agreement, Carolina Fincorp granted FNB the option to purchase up to 372,437 authorized but unissued shares of Carolina Fincorp common stock or a lesser or greater amount that is 19.9% of the outstanding Carolina Fincorp common stock at the time the option is exercised. The option price is $10.50 per share, subject to adjustment in certain circumstances.

     Unless FNB is in material breach of its covenants or agreements contained in the merger agreement, FNB may exercise the option granted under the option agreement, in whole or in part, at any time following the occurrence of a "triggering" event. Triggering events include when Carolina Fincorp or Richmond Savings enters into an agreement, or recommends or publicly announces an intention, to merge with or sell to a third party a material amount of its stock or assets. The acquisition by a third party of more than 20% of the outstanding common stock of Carolina Fincorp or 20% or more of its consolidated assets or the proposal by a third party to make such an acquisition or otherwise to acquire Carolina Fincorp are also triggering events. The option granted under the option agreement will terminate upon the earliest to occur of:

     o The completion of the merger.

     o The termination of the merger agreement prior to the occurrence of a triggering event other than by reason of Carolina Fincorp's willful and material breach of the merger agreement.

     o  12 months after the first occurrence of a triggering event.

     o April 16, 2001, which is 18 months after the date of the option agreement.

     The option agreement provides that FNB may not obtain profit, measured in either one of two ways, in excess of $1.2 million in connection with the option. The first measure of profit, referred to as "Total Profit" in the option agreement, means the aggregate sum of:

     o Net cash amounts FNB receives pursuant to the sale of shares of Carolina Fincorp common stock received upon exercise of the option to any third party, less FNB's purchase price for such shares;

     o Any amounts FNB receives pursuant to Carolina Fincorp's repurchase of shares of its common stock received upon exercise of the option, less FNB's purchase price for such shares; and

     o Any amounts FNB receives pursuant to Carolina Fincorp's repurchase of the option or any portion of it.

The second measure of profit, called "Total Notional Profit," means, with respect to any number of shares of Carolina Fincorp common stock as to which FNB proposes to exercise the option, the Total Profit determined as of the date of the proposed exercise assuming that the option were exercised on that date for that number of shares and assuming that such shares, together with all other shares of Carolina Fincorp common stock held by FNB or its affiliates on that date pursuant to FNB's exercise of the option, were sold for cash at the highest bid price per share of Carolina Fincorp common stock as of the close of business on the preceding trading day (less customary commissions).

     The option agreement is intended to increase the likelihood that the merger will be completed. Consequently, certain aspects of the option agreement may have the effect of discouraging persons who might now or prior to the completion of the merger be interested in acquiring all of or a significant interest in Carolina Fincorp from considering or proposing such an acquisition. The acquisition of all or a portion of Carolina Fincorp, or an agreement or proposal to make such an acquisition, could cause the option granted under the option agreement to become exercisable. The existence of the option agreement could significantly increase the cost to a potential acquiror of acquiring Carolina Fincorp compared to its cost had the option not been granted. This increased cost might discourage a potential acquiror from pursuing an acquisition of Carolina Fincorp. Moreover, the exercise or repurchase of the option could prevent any other acquiror of Carolina Fincorp from accounting for an acquisition as a pooling of interests.

     As of the date of this Joint Proxy Statement/Prospectus, to the knowledge of FNB and Carolina Fincorp, no triggering event has occurred.


RESTRICTIONS ON RESALES BY AFFILIATES

     Shares of FNB common stock to be issued to Carolina Fincorp shareholders in the merger have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Shares of FNB common stock issued in the merger may be traded freely and without restriction by those shareholders who are not "affiliates" of Carolina Fincorp. Any subsequent transfer of shares, however, by any person who is an affiliate of Carolina Fincorp at the time the merger is submitted for vote of the holders of Carolina Fincorp common stock will, under existing law, require either:

     o The further registration under the Securities Act of the shares of FNB common stock to be transferred,

     o Compliance with Rule 145 promulgated under the Securities Act, which permits limited sales under certain circumstances, or

     o  The availability of another exemption from registration.

     An "affiliate" of Carolina Fincorp is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Carolina Fincorp. These restrictions are expected to apply to the directors and executive officers of Carolina Fincorp and the holders of 10% or more of the Carolina Fincorp common stock. The same restrictions apply to certain relatives or the spouse of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest. FNB will give stop transfer instructions to the transfer agent with respect to the shares of FNB common stock to be received by persons subject to these restrictions, and the certificates for their shares will carry an appropriate legend.

     Carolina Fincorp has agreed in the merger agreement to use its best efforts to cause each person who is an affiliate of Carolina Fincorp for purposes of Rule 145 under the Securities Act to deliver to FNB a written agreement intended to ensure compliance with the Securities Act.

     Guidelines of the Securities and Exchange Commission regarding qualifying for the pooling of interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Those guidelines indicate that the pooling of interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if those affiliates do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.


ABSENCE OF DISSENTERS' RIGHTS

     The North Carolina Business Corporation Act generally provides that shareholders of a corporation in a merger are not entitled to dissenters' rights if the shares of stock they own are, as of the record date, either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 shareholders. Because both the Carolina Fincorp common stock and the FNB common stock are listed on the Nasdaq National Market, no Carolina Fincorp shareholder is entitled to dissent from the merger and demand payment of the "fair value" of such holder's shares of Carolina Fincorp common stock. Because FNB is not a direct party to the merger and because the shares of FNB common stock issued prior to the merger will remain outstanding and unchanged following the merger, the FNB shareholders also are not entitled to dissenters' rights in connection with the merger.

                     MARKET PRICE AND DIVIDEND INFORMATION

     FNB common stock is traded on the Nasdaq National Market under the symbol "FNBN." Carolina Fincorp common stock is traded on the Nasdaq National Market under the symbol "CFNC."

     The following table provides you with information about the high and low prices per share of FNB common stock and Carolina Fincorp as reported on the Nasdaq National Market and the quarterly cash dividends declared by each company since January 1, 1997. The cash dividend and stock price information has been adjusted to reflect FNB's two-for-one stock split paid on March 18, 1998.



                                                                    FNB                          CAROLINA FINCORP
                                                               COMMON STOCK                        COMMON STOCK
                                                    ----------------------------------- ----------------------------------
                                                        HIGH        LOW      DIVIDENDS      HIGH        LOW      DIVIDENDS
                                                    ----------- ----------- ----------- ----------- ----------- ----------
1997
First Quarter .....................................  $  16.00    $  13.50     $  0.09    $  15.25    $  13.25     $   --
Second Quarter ....................................     16.50       14.25        0.09       15.38       14.00        0.05
Third Quarter .....................................     16.00       14.38        0.09       17.88       15.00        0.06
Fourth Quarter ....................................     20.25       16.00        0.11       18.50       17.25        0.06
1998
First Quarter .....................................     30.00       21.00        0.10       18.75       17.13        0.06
Second Quarter (1) ................................     27.50       23.25        0.10       19.75        9.50        6.06
Third Quarter .....................................     26.50       21.50        0.10       11.00        8.81        0.06
Fourth Quarter ....................................     30.00       20.00        0.15        9.75        8.00        0.06
1999
First Quarter .....................................     29.00       20.00        0.12        8.13        6.88        0.06
Second Quarter ....................................     27.00       20.00        0.12        9.75        7.50        0.06
Third Quarter .....................................     24.25       19.00        0.12       10.38        8.50        0.06
Fourth Quarter ....................................                              0.15                                0.06
2000
First Quarter (through February   , 2000) .........

--------
(1) Cash dividends declared by Carolina Fincorp include a special dividend of $6.00 per share in June 1998.


                             INFORMATION ABOUT FNB

GENERAL

     FNB is a bank holding company organized under the laws of North Carolina in 1984 and registered under the Bank Holding Company Act of 1956, as amended. FNB's principal asset is its investment in First National and its primary business is promoting the general development of the business of First National. FNB's principal source of income is dividends from First National. At September 30, 1999, FNB's consolidated total assets were $385 million, its consolidated total deposits were $317 million and its consolidated total shareholders' equity was $36 million.

     First National was founded in 1907. First National is a national banking association and an independent community bank offering full-service commercial, retail and trust banking services to consumer and business customers primarily in the region of North Carolina that includes Randolph, Montgomery and Chatham counties. First National's deposits are insured by the FDIC up to the maximum amount permitted by law. Approximately 95% of such deposits are insured under the Bank Insurance Fund maintained by the FDIC and, as a result of previous acquisitions of savings institutions deposits, approximately 5% of its deposits are insured by the Savings Association Insurance Fund maintained by the FDIC.

     The principal office of FNB is located at 101 Sunset Avenue, Asheboro, North Carolina 27203, telephone number (336) 626-8300.

BENEFICIAL OWNERSHIP OF FNB COMMON STOCK

     The following table sets forth as of February   , 2000 certain information
with respect to the beneficial ownership of FNB common stock by directors and
by directors and executive officers as a group. As of February   , 2000, no
person or group was the beneficial owner of more than 5% of FNB's common stock.




                                                                            AMOUNT AND NATURE OF        PERCENTAGE
NAME                                                                    BENEFICIAL OWNERSHIP (1)(2)      OF CLASS
--------------------------------------------------------------------   -----------------------------   -----------
James M. Campbell, Jr., Director ...................................               51,956                  1.42%
Darrell L. Frye, Director ..........................................                1,000                  0.03%
W. L. Hancock, Director ............................................              108,891                  2.97%
Thomas A. Jordan, Director .........................................               32,735                  0.89%
Michael C. Miller, Director, Chairman and President ................               65,105 (3)              1.76%
R. Reynolds Neely, Jr., Director ...................................              164,652 (4)              4.49%
Richard K. Pugh, Director ..........................................                9,900                  0.27%
J. M. Ramsay III, Director .........................................               28,930                  0.79%
Charles W. Stout, M.D., Director ...................................               29,640                  0.81%
Earlene V. Ward, Director ..........................................               29,312                  0.80%
Jerry A. Little, Secretary and Treasurer ...........................               13,685                  0.37%
                                                                                  -------                  -----
Directors and executive officers as a group ([11] persons) .........              535,806 (3)(4)          14.26%

--------
(1) Includes shares held by directors' and executive officers' immediate families, including spouse and children residing in same household. Does not include 4,620 shares owned by the Ferree Educational and Welfare Fund, of which Mr. Miller is a trustee and treasurer and Mr. Frye is a trustee.
(2) Includes shares subject to stock options exercisable as of February , 2000 or within 60 days thereafter for Mr. Campbell (6,900 shares), Mr. Hancock (6,300 shares), Mr. Jordan (6,900 shares), Mr. Miller (37,500 shares), Mr. Neely (6,900 shares), Mr. Pugh (6,900 shares), Mr. Ramsay (6,900 shares), Dr. Stout (2,100 shares), Mr. Little (13,000 shares) and all directors and executive officers as a group (97,300 shares).
(3) Includes 18,600 shares held of record by Mr. Miller's mother and over which Mr. Miller has voting and dispository control pursuant to a revocable power of attorney.
(4) Includes 94,116 shares held of record by Mr. Neely's mother and over which Mr. Neely and his sister have joint voting and dispository control pursuant to a revocable power of attorney.


MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to FNB's directors and executive officers, compensation and compensation plans, certain relationships and related transactions and other matters about FNB is incorporated by reference or set forth in FNB's Annual Report on Form 10-K for the year ended December 31, 1998, incorporated in this document by reference. A copy of this Annual Report on Form 10-K accompanies this Joint Proxy Statement/Prospectus.


                      INFORMATION ABOUT CAROLINA FINCORP

GENERAL

     Carolina Fincorp was organized under the laws of North Carolina in 1996 to become the holding company of Richmond Savings. Carolina Fincorp is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Carolina Fincorp's principal activities consist of owning Richmond Savings, holding the indebtedness outstanding from Richmond Savings' Employee Stock Ownership Plan (the "ESOP"), and investing any remaining proceeds it retained from the conversion of Richmond Savings from mutual to stock form as described below. Carolina Fincorp's principal sources of income are interest payments received from the ESOP in connection with the ESOP loan, earnings on its investments and dividends paid by Richmond Savings. At September 30, 1999, Carolina Fincorp's consolidated total assets were $120 million, its consolidated total deposits were $103 million and its consolidated total shareholders' equity was $16 million.

     Richmond Savings was organized in 1906 and has been a member of the Federal Home Loan Bank system since 1957. On November 22, 1996, Richmond Savings converted from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank. In connection with the conversion, all of the issued and outstanding stock of Richmond Savings was acquired by Carolina Fincorp. Richmond Savings is engaged primarily in the business of attracting deposits from the general public and using those deposits to make mortgage loans secured by real estate. Its primary market area consists of Richmond, Moore and Scotland counties in North Carolina. The deposits of Richmond Savings are insured by the Savings Association Insurance Fund of the FDIC up to the maximum amount permitted by law.

     Richmond Savings has one wholly owned subsidiary, Richmond Investment Services, Inc., a North Carolina corporation. Richmond Investment Services acts as an agent in the sale of annuities, Medicare and Medicaid supplements, and major medical and life insurance policies. It also provides certain investment brokerage services through UVEST Investment Services.

     The principal office of Carolina Fincorp is located at 115 South Lawrence Street, Rockingham, North Carolina 28379, telephone number (910) 997-6245.


BENEFICIAL OWNERSHIP OF CAROLINA FINCORP COMMON STOCK

     The Securities Exchange Act of 1934, as amended, requires that any person or group who acquires the beneficial ownership of more than 5% of Carolina Fincorp's common stock notify the Securities and Exchange Commission and Carolina Fincorp. Following is certain information, as of the record date for the Carolina Fincorp special meeting, regarding all persons or "groups", as defined in the Securities Exchange Act of 1934 and identified as such to Carolina Fincorp, who held of record or who are known to Carolina Fincorp to own beneficially, more than 5% of the Carolina Fincorp's common stock.


                                                                 AMOUNT AND NATURE OF        PERCENTAGE
NAME AND ADDRESS                                               BENEFICIAL OWNERSHIP (1)     OF CLASS (2)
-----------------------------------------------------------   --------------------------   -------------
Buena Vista Coggin
  511 Roberdel Road
  Rockingham, NC 28379 ....................................             207,331 (3)             11.2%
Russell E. Bennett, Jr.
  P.O. Box 579
  Rockingham, NC 28380 ....................................             212,831 (3)(4)          11.3%
Joe M. McLaurin
  P.O. Box 848
  Rockingham, NC 28380 ....................................             201,831 (3)             10.8%
Carroll M. Edwards, Patrick D. Molamphy, Thomas M. McInnis,
  Patrick Perrotta, and Hilton D. Haines, Jr., as a group
  c/o Patrick D. Molamphy
  P.O. Box 1324
  Rockingham, NC 28380 ....................................              98,600 (5)              5.3%

--------
(1) Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals. Voting and investment power is not shared unless otherwise indicated.
(2) Based upon a total of 1,871,545 shares of Carolina Fincorp common stock outstanding at the voting record date and the shares outstanding if such director exercised all of his or her options to purchase shares of the common stock (to the extent vested).
(3) Includes 183,499 allocated and unallocated shares of the Carolina Fincorp common stock held by the Richmond Savings Bank, Inc., SSB Employee Stock Ownership Plan for which Ms. Coggin and Messrs. Bennett and McLaurin serve as trustees. The trustees of the ESOP share certain voting and investment power of such shares. The number also includes 5,951 shares of the common stock which can be purchased by each of Ms. Coggin and Messrs. Bennett and McLaurin pursuant to options granted under the Carolina Fincorp, Inc.
    Stock Option Plan and which are vested and exercisable within 60 days of the voting record date. The number also includes 2,381 shares of the Carolina Fincorp common stock awarded to each of the listed directors on January 23, 1998 under the Richmond Savings Bank, Inc., SSB Management Recognition Plan, 20% (476 shares) of which vested immediately upon grant, 20% of which vested on January 23, 1999, and 20% of which shall vest on January 23, 2000 and each anniversary thereafter until all such shares are vested on January 23, 2002.
(4) Includes 20,000 shares held in two separate trusts for which Mr. Bennett is trustee. Mr. Bennett has sole voting and investment power over all shares held in the trusts.
(5) The amount of stock owned by each person comprising the voting group is as follows: (i) Carroll M. Edwards: 55,000 (2.9%); Patrick D. Molamphy:
    17,600 (1.0%); Thomas M. McInnis: 13,000 (0.7%); Patrick Perrotta: 9,000
    (0.5%); Hilton D. Haines, Jr.: 4,000 (0.2%). The information provided for this voting group was obtained by Carolina Fincorp from the Schedule 13D filed with the Securities and Exchange Commission by this group on July
    26, 1999 and is assumed to be accurate.

     Set forth below is certain information, as of the voting record date for the Carolina Fincorp special meeting, regarding beneficial ownership of the Carolina Fincorp common stock by each of the members of the Board of Directors of Carolina Fincorp, each of the members of the Board of Directors of Richmond Savings, certain executive officers of Carolina Fincorp and Richmond Savings, and the directors and executive officers of Carolina Fincorp and Richmond Savings as a group.



                                                                                  AMOUNT AND NATURE
                                                                                    OF BENEFICIAL            PERCENTAGE OF
NAME                                                                              OWNERSHIP (1)(2)             CLASS (3)
-----                                                                      ------------------------------   --------------
J. Stanley Vetter, Chairman of the Board of Directors ..................                29,614 (4)                1.6%
John T. Page, Jr., Vice Chairman of the Board of Directors .............                18,332 (4)                1.0%
Russell E. Bennett, Jr., Director ......................................               212,831 (4)(5)(6)         11.3%
R. Larry Campbell, President and Chief Executive Officer and Director ..                48,576 (7)                2.6%
Buena Vista Coggin, Director ...........................................               209,331 (4)(6)            11.2%
Joe M. McLaurin, Director ..............................................               202,031 (4)(6)(8)         10.8%
W. Jesse Spencer, Director .............................................                10,514 (4)                0.6%
E.E. Vuncannon, Jr., Director ..........................................                21,196 (4)                1.1%
John W. Bullard, Executive Vice President and Chief Operations Officer .                35,456 (9)                1.9%
Wayne O. Farrah III, Vice President and Loan Department Manager of
  Richmond Savings .....................................................                 7,079 (10)               0.4%
Winston G. Dwyer, Treasurer and Chief Financial Officer ................                 5,841 (11)               0.3%
Directors and all Executive Officers as a group (11 Persons) ...........               433,803 (6)(12)           22.2%

--------
(1) Voting and investment power is not shared unless otherwise indicated.
(2) Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses or minor children, or by other entities controlled by the named individuals.
(3) Based upon a total of 1,871,545 shares of Carolina Fincorp common stock outstanding at the voting record date and the shares that would be outstanding if the director or officer exercised his or her options to purchase shares of the common stock (to the extent vested).
(4) Includes 5,951 shares of the Carolina Fincorp common stock which may be purchased within 60 days of the voting record date pursuant to options granted to the holder under the Carolina Fincorp's Stock Option Plan. Also includes 2,381 shares of common stock awarded to the named beneficial owner on January 23, 1998 under the Richmond Savings Bank, Inc., SSB Management Recognition Plan, 20% (476 shares) of which vested immediately upon grant, 20% of which vested on each of January 23, 1999 and January
    23, 2000 and 20% of which vest on each anniversary thereafter until all such shares are vested on January 23, 2002.
(5) Includes 20,000 shares held in two separate trusts for which Mr. Bennett is trustee. Mr. Bennett has sole voting and investment power over all shares in the trusts.
(6) Includes 183,499 allocated and unallocated shares of Carolina Fincorp common stock held by the Richmond Savings Bank, Inc., SSB Employee Stock Ownership Plan. Mrs. Coggin and Messrs. Bennett and McLaurin are trustees of the Plan and share certain voting and investment power over shares held by the Plan.

(7) Includes 12,400 shares of Carolina Fincorp common stock underlying certain of the options granted to Mr. Campbell under Carolina Fincorp's Stock Option Plan, such options having vested and being exercisable within 60 days of the voting record date. Also includes 10,978 shares awarded to Mr. Campbell on January 23, 1998 under the Richmond Savings Bank, Inc., SSB Management Recognition Plan, 20% (2,195 shares) of which vested immediately upon grant, 20% of which vested on each of January 23, 1999 and January 23, 2000 and 20% of which vest on each anniversary thereafter until all such shares are vested on January 23, 2002. Also includes 4,659 shares of common stock allocated to Mr. Campbell under the Richmond
    Savings Bank, Inc., SSB Employee Stock Ownership Plan.
(8) Includes 200 shares owned by Mr. McLaurin's daughter for which he has voting power.
(9) Includes 500 shares held in trust for Mr. Bullard's son, for which Mr. Bullard acts as trustee. Also includes 5,600 shares of Carolina Fincorp common stock underlying certain of the options granted to Mr. Bullard under Carolina Fincorp's Stock Option Plan, such options having vested and being exercisable within 60 days of the Record Date. Also includes 5,000 shares awarded to Mr. Bullard on January 23, 1998 under the Richmond Savings Bank, Inc., SSB Management Recognition Plan, 20% (1000 shares) of which vested immediately upon grant, 20% of which vested on each of January 23, 1999 and January 23, 2000 and 20% of which vest on each anniversary thereafter until all such shares are vested on January 23, 2002. Also includes 3,089 shares of common stock allocated to Mr. Bullard under the Richmond Savings Bank, Inc., SSB Employee Stock Ownership Plan.
(10) Includes 2,000 shares of Carolina Fincorp common stock underlying certain of the options granted to Mr. Farrah under Carolina Fincorp's Stock Option Plan, such options having vested and being exercisable within 60 days of the Record Date. Also includes 1,450 shares awarded to Mr. Farrah under the Richmond Savings Bank, Inc., SSB Management Recognition Plan, 20% (290 shares) of which vested immediately upon grant, 20% of which vested on each of January 23, 1999 and January 23, 2000 and 20% of which vest on each anniversary thereafter until such shares are vested on January 23, 2002. Also includes 1,603 shares of common stock allocated to Mr. Farrah under the Richmond Savings Bank, Inc., SSB Employee Stock Ownership Plan.
(11) Includes 2,000 shares of Carolina Fincorp common stock underlying certain of the options granted to Ms. Dwyer under Carolina Fincorp's Stock Option Plan, such options having vested and being exercisable within 60 days of the Record Date. Also includes 2,000 shares awarded Ms. Dwyer on January 23, 1998 under the Richmond Savings Bank, Inc., SSB Management Recognition Plan, and 20% (400 shares) of which vested immediately upon grant, 20% of which vested on each of January 23, 1999 and January 23, 2000 and 20% of which vest on each anniversary thereafter until all such shares are vested on January 23, 2002. Also includes 1,201 shares of common stock allocated to Ms. Dwyer under the Richmond Savings Bank, Inc., SSB Employee Stock Ownership Plan.
(12) Includes 183,499 allocated and unallocated shares of Carolina Fincorp common stock held by the ESOP. All allocated shares were calculated only once in determining the beneficial ownership of the directors and executive officers as a group, even though such shares may have been attributed to more than one of the officers and directors. Also includes 80,537 shares underlying options that have vested and are exercisable within 60 days under Carolina Fincorp's Stock Option Plan.


MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to Carolina Fincorp's directors and executive officers, compensation and compensation plans, certain relationships and related transactions and other matters about Carolina Fincorp is incorporated by reference or set forth in Carolina Fincorp's Annual Report on Form 10-KSB for the year ended June 30, 1999, which is incorporated in this Joint Proxy Statement/Prospectus by reference. A copy of this Annual Report on Form 10-KSB accompanies this Joint Proxy Statement/Prospectus.


                          REGULATION AND SUPERVISION

     The following discussion sets forth material elements of the regulatory framework applicable to bank holding companies and their subsidiaries. It also provides certain specific information relevant to FNB and Carolina Fincorp. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks and savings institutions, and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to FNB and Carolina Fincorp or their respective subsidiaries may have a material effect on the business of FNB and Carolina Fincorp.


GENERAL

     As a bank holding company, each of FNB and Carolina Fincorp is subject to regulation under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and to inspection, examination and supervision by the Federal Reserve Board. Under the Bank Holding Company Act, bank holding companies generally may not acquire ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve Board's prior approval.

     FNB operates one national bank, First National. As a national banking association, First National is subject to regulation and examination primarily by the Office of the Comptroller of the Currency ("OCC"). It is also regulated by the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve Board. First National's deposits are insured by the FDIC through the Bank Insurance Fund and the Savings Association Insurance Fund. The OCC and the FDIC impose various requirements and restrictions on First National, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged on loans, limitations on the types of investments that may be made and the types of services that may be offered, and requirements governing capital adequacy, liquidity, earnings, dividends, management practices and branching. As a member of the Federal Reserve System, First National is subject to the applicable provisions of the Federal Reserve Act, which imposes restrictions on loans by subsidiary banks to a holding company and its other subsidiaries and on the use of stock or securities as collateral security for loans.

     Carolina Fincorp operates a state savings bank, Richmond Savings, which is chartered under the laws of North Carolina. Richmond Savings is a member of the Federal Home Loan Bank system and its deposits are insured by the FDIC through the Savings Association Insurance Fund. It is subject to regulation and examination by the FDIC and the Administrator and to regulations governing such matters as capital standards, mergers, establishment of branch offices, subsidiary investments and activities, and general investment authority. Generally, North Carolina-chartered savings banks whose deposits are insured by the Savings Association Insurance Fund are subject to restrictions with respect to activities and investments, transactions with affiliates and loans to one borrower.

     Various consumer laws and regulations also affect the operations of FNB, Carolina Fincorp and their subsidiaries. In addition to the impact of regulation, financial institutions may be significantly affected by legislation, which can change the statutes affecting them in substantial and unpredictable ways, and by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability to influence the economy.


LIABILITY FOR BANK SUBSIDIARIES

     Under current Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to its subsidiary banks and to maintain resources adequate to support each subsidiary bank. This support may be required at times when the bank holding company may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the PRO RATA assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails, within three months, to pay that assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

     Any depository institution insured by the FDIC can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with:

     o the default of a commonly controlled FDIC-insured depository institution, or

     o any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default.

     "Default" generally is defined as the appointment of a conservator or receiver and "in danger of default" generally means the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

     Both First National and Richmond Savings are FDIC-insured depository institutions. Also, if a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.


CAPITAL REQUIREMENTS

     FNB, Carolina Fincorp and their banking subsidiaries are required to comply with federal regulations on capital adequacy. There are two measures of capital adequacy: a risk-based measure and a leverage measure. All capital standards must be satisfied for an institution to be considered in compliance.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

     The minimum requirement for a bank holding company's ratio of capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) is 8.0%. At least half of the qualifying total capital must be composed of Tier 1 capital, which includes common equity, retained earnings and a limited amount of qualifying perpetual preferred stock, less goodwill and certain other intangibles. The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves ("Tier 2 capital"). On September 30, 1999, each of FNB and Carolina Fincorp met the minimum capital requirements, with Tier 1 and total capital ratios equal to 14.56% and 15.57%, respectively, in the case of FNB, and 22.64% and 23.40%, respectively, in the case of Carolina Fincorp.

     The Federal Reserve Board, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market-risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

     The Federal Reserve Board also requires bank holding companies to maintain a minimum "leverage ratio." This leverage ratio of Tier 1 capital to adjusted average assets is equal to 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies are required to maintain a minimum leverage ratio of 4%. At September 30, 1999, FNB's leverage ratio was 9.92% and Carolina Fincorp's leverage ratio was 13.36%.

     The Federal Reserve Board may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, bank holding companies experiencing or anticipating significant growth may be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Further, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve Board has not advised either FNB or Carolina Fincorp of any specific minimum leverage ratio or tangible Tier 1 leverage ratio applicable to it.

     First National and Richmond Savings are subject to capital requirements adopted by the FDIC and, in the case of First National, the OCC that are substantially similar to the requirements of the Federal Reserve Board described above. Under federal banking laws, failure to meet the minimum regulatory capital requirements could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including, in the most severe cases, the termination of deposit insurance by the FDIC and placing the institution into conservatorship or receivership. As a North Carolina-chartered savings bank, Richmond Savings is also subject to regulations of the Administrator requiring it to maintain capital to total assets of at least 5% with all intangible items deducted.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions -- well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized -- and requires federal bank regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements based on these categories. The FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Unless a bank is well-capitalized, it is subject to restrictions on its ability to offer brokered deposits and on certain other aspects of its operations. An undercapitalized bank must develop a capital restoration plan and its parent bank holding company must guarantee the bank's compliance with the plan up to the lesser of 5% of the bank's assets at the time it became undercapitalized and the amount needed to comply with the plan.

     At September 30, 1999, each of First National and Richmond Savings had capital levels that qualify it as "well-capitalized" under OCC and FDIC regulations. At September 30, 1999, First National had total, Tier 1 and leverage capital ratios of 15.17%, 14.16% and 9.65%, respectively. At September 30, 1999, Richmond Savings had total, Tier 1 and leverage capital ratios of 22.62%, 21.86% and 12.81%, respectively. It should be noted that a bank's capital category is determined solely for the purpose of applying the OCC's or FDIC's prompt corrective action regulations and that the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects.


DIVIDEND RESTRICTIONS

     Each of FNB and Carolina Fincorp is a legal entity separate and distinct from its bank subsidiary. Because the principal source of FNB's and Carolina Fincorp's revenues is dividends from their respective bank subsidiaries, the ability of FNB and Carolina Fincorp to pay dividends to their shareholders depends largely upon the amount of dividends First National and Richmond Savings may pay to their respective parent holding companies. There are statutory and regulatory limitations on the payment of dividends by First National and Richmond Savings to their respective parent holding companies, as well as by FNB and Carolina Fincorp to their respective shareholders.

     First National must obtain the prior approval of the OCC to pay dividends if the total of all dividends declared by First National in any calendar year will exceed the sum of its net profits for that year and its retained net profits for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits First National from paying dividends that in the aggregate would be greater than the bank's undivided profits after deducting statutory bad debts in excess of the bank's loan loss allowance. During fiscal 1999, First National declared dividends of $2,363,000 to FNB.

     Without the prior written approval of the Administrator, Richmond Savings is restricted for a period of five years after the effective date of its conversion from a mutual to a stock savings bank (November 22, 1996) from declaring or paying any cash dividends in an amount in excess of one-half of the greater of:

     o  its net income for the most recent fiscal year, or

     o the average of its net income after dividends for the most recent fiscal year and not more than two of the immediately preceding fiscal years.

In addition, Richmond Savings is not permitted to declare or pay a cash dividend if the effect of the dividend would be to cause the net worth of Richmond Savings to be reduced below the minimum regulatory capital required by the Administrator or the FDIC or the liquidation account established in connection with the conversion of Richmond Savings from mutual to stock form. During fiscal 1999, Richmond Savings paid dividends of $4,190,000 to Carolina Fincorp, all of which were approved by the Administrator.

     FNB, Carolina Fincorp and their bank subsidiaries are also subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. If, in the opinion of the appropriate federal regulatory authority, a bank or savings bank under its jurisdiction is engaged in or is about to be engaged in an unsafe or unsound practice, the authority may require that the bank cease and desist from such practice. The Federal Reserve Board, the OCC and the FDIC have indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the FDICIA, an insured bank may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Further, the Federal Reserve Board, OCC and FDIC have each indicated that banking institutions should generally pay dividends only out of current operating earnings.


FDIC INSURANCE ASSESSMENTS

     The deposits of each of First National and Richmond Savings are insured up to regulatory limits by the FDIC. Accordingly, First National and Richmond Savings are subject to deposit insurance assessments to maintain the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (1) the bank's capitalization and (2) supervisory evaluations provided to the FDIC by the institution's primary supervisory authority. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

     Effective January 1, 1997, the annual insurance premiums on bank deposits insured by the BIF and the SAIF vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory categories.

     The Deposit Insurance Funds Act provides for additional assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF and the SAIF to pay for the cost of Financing Corporation ("FICO") funding. The FDIC established the FICO assessment rates effective January 1, 2000 at $0.0212 per $100 annually for both BIF-assessable deposits and SAIF-assessable deposits. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations.


COMMUNITY REINVESTMENT ACT

     First National and Richmond Savings are subject to the provisions of the Community Reinvestment Act of 1977, as amended (the "CRA"). Under the CRA, all financial institutions have a continuing and affirmative obligation consistent with their safe and sound operation to help meet the credit needs for their entire communities, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions, nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA.

     The CRA requires the appropriate federal bank regulatory agency, in connection with its examination of the bank, to assess the bank's record in meeting the credit needs of the community served by the bank, including low- and moderate-income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. This assessment is required of any bank that has applied to, among other things, merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution. In the case of a bank holding company applying for approval to acquire a bank or other bank holding company, the federal regulator having primary jurisdiction over the acquisition will assess the records of each subsidiary bank of the applicant bank holding company. Such records may be the basis for denying the application.

     The current CRA regulations jointly adopted by all federal bank regulatory agencies employ an evaluation system that rates institutions based on their actual performance in meeting community credit needs. The evaluation system used to judge an institution's CRA performance consists of three tests: a lending test; an investment test; and a service test. When applying these tests, the institution's federal regulator takes into account such factors as demographic data about the community, the institution's capacity and constraints, the institution's product offerings and business strategy, and data on the prior performance of the institution and similarly situated lenders.

     The joint agency CRA regulations provide that an institution evaluated under a given test receive one of five ratings for that test: outstanding; high satisfactory; low satisfactory; needs to improve; or substantial noncompliance. The ratings for each test are then combined to produce an overall composite rating of either outstanding, satisfactory, needs to improve, or substantial noncompliance. An institution found to have engaged in illegal lending discrimination is rebuttably presumed to have a less-than-satisfactory composite CRA rating. First National and Richmond Savings have current CRA ratings of "satisfactory."


INTERSTATE BANKING

     The Bank Holding Company Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), no longer contains a prohibition against interstate acquisitions of banks by bank holding companies. FNB, Carolina Fincorp and any other bank holding company located in North Carolina may now acquire a bank located in any other state, and any bank holding company located outside North Carolina may lawfully acquire any North Carolina-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage limitations, aging requirements and other restrictions. The Interstate Banking Act also generally provides that national and state-chartered banks may branch interstate through acquisitions of banks in other states. It allowed, however, any state to elect prior to June 1, 1997 either to "opt in" and accelerate the date after which interstate branching was permissible or to "opt out" and prohibit interstate branching altogether. North Carolina enacted "opt in" legislation permitting interstate branching. The Interstate Banking Act may have the effect of increasing competition within the markets in which FNB and Carolina Fincorp operate. The extent and timing of any such increase cannot be predicted.


RECENT LEGISLATION

     In November 1999, the President of the United States signed into law the Gramm-Leach-Bliley Act ("GLB Act"). This act removes certain barriers imposed by the Glass-Steagall Act of 1933, specifically those prohibiting banks and bank holding companies from engaging in the securities and insurance businesses. The GLB Act allows both bank holding company subsidiaries, called "affiliates," and national bank operating subsidiaries to offer a wide range of new financial services. The act permits operating subsidiaries of national banks to underwrite securities. Affiliates of bank holding companies may engage in real estate development and insurance underwriting. The GLB Act may change the operating environment of FNB and Carolina Fincorp following the merger in substantial and unpredictable ways. Neither FNB nor Carolina Fincorp can accurately predict the ultimate effect that the GLB Act, or implementing regulations, would have upon the financial condition or results of operations of FNB, Carolina Fincorp or their subsidiaries.

                        DESCRIPTION OF FNB COMMON STOCK

GENERAL

     The authorized capital stock of FNB consists of 10,000,000 shares of common stock, par value $2.50 per share, and 200,000 shares of preferred stock,
par value $10.00 per share. As of February   , 2000,   shares of FNB common
stock had been issued and were outstanding and no shares of preferred stock were outstanding. Based on the exchange ratio and the number of shares of Carolina Fincorp common stock presently outstanding, there will be
approximately    shares of FNB common stock issued in the merger, resulting in
approximately    shares of FNB common stock outstanding immediately after
completion of the merger.

     FNB's Board of Directors has the authority, without any vote or action by the shareholders of FNB, to issue preferred stock, which is nonvoting and will have such preferences, limitations and relative rights as may be fixed by resolution of FNB's Board. In addition, the FNB Board may divide and issue the preferred stock in series and may fix relative rights and preferences as between different series.

     The following description of the FNB common stock is only a summary and does not purport to be complete. The summary is subject in all respects to the relevant provisions of the North Carolina Business Corporation Act and FNB's articles and bylaws.


VOTING RIGHTS

     The holders of FNB common stock generally possess exclusive voting rights in FNB. Each holder of FNB common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Except as otherwise provided by North Carolina law, the vote of a majority of shares voting on any matter (assuming the presence of a quorum at the meeting at which the vote is taken) is necessary for approval by the shareholders. Holders of FNB common stock are not entitled to cumulative voting rights, and therefore holders of a majority of shares voting in the election of directors may elect the entire Board of Directors at a shareholders' meeting at which a quorum is present. In that event, holders of the remaining shares will not be able to elect any director to the Board of Directors.


DIVIDEND AND LIQUIDATION RIGHTS

     Holders of FNB common stock are entitled ratably, share for share, to receive dividends when, as, and if declared by the Board of Directors out of funds legally available for the payment of dividends and, upon any liquidation of FNB, to participate in the distribution of any corporate assets remaining after payment of all debts and the liquidation preferences, if any, of preferred stock that may then be issued and outstanding.


PREEMPTIVE RIGHTS

     Holders of FNB common stock do not have any preemptive or preferential right to purchase or subscribe for any additional shares of FNB common stock or any other securities that may be issued by FNB. Therefore, the Board of Directors may sell shares of FNB capital stock without first offering those shares to the existing shareholders of FNB.


ASSESSMENT, REDEMPTION AND SINKING FUND

     The shares of FNB common stock presently outstanding are, and the shares of FNB common stock that will be issued in connection with the merger will be, fully paid and nonassessable. There is no provision for redemption or conversion of FNB common stock, nor is there any provision for a sinking fund with respect to FNB common stock.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for FNB common stock is First National Bank and Trust Company, FNB's subsidiary.

CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

     CLASSIFICATION OF THE BOARD OF DIRECTORS. Under FNB's bylaws, the FNB Board is divided into three classes, as nearly equal in number as possible, with each class of directors elected to staggered three-year terms so that the terms of approximately one-third of FNB's directors expire each year. Shareholders do not have cumulative voting rights with respect to the election of directors.

     SUPERMAJORITY VOTING PROVISIONS. FNB's articles require the affirmative vote of at least 75% of the outstanding shares of capital stock of FNB to approve any merger or consolidation of FNB with any other entity, the sale, lease or exchange of all or substantially all of the assets of FNB, or the dissolution of FNB. Absent this provision, the affirmative vote of a simple majority of the votes entitled to be cast on such a transaction would be required to approve the transaction. This provision could make the acquisition of FNB more difficult to accomplish without the cooperation or favorable recommendation of its Board of Directors.

     PREFERRED STOCK. The articles of FNB authorize 200,000 shares of nonvoting preferred stock. The FNB Board may authorize the issuance of preferred stock and fix such preferences, limitations and relative rights at such times, for such purpose and for such consideration as it may deem advisable. In addition, the Board of Directors may divide and issue the preferred stock in series and may fix relative rights and preferences as between different series. The issuance of preferred stock under certain circumstances may have the effect of discouraging an attempt by a third party to acquire control of FNB without the prior approval of FNB's Board.

     BANK CHANGE-OF-CONTROL LEGISLATION. Federal laws governing FNB and First National regulate the amount of voting stock of FNB that a person may acquire without prior approval of the appropriate federal regulators. The overall effect of such laws is to make it more difficult to acquire FNB by tender offer or similar means than it might be to acquire control of a corporation whose control and operations are not a matter of concern to federal or state banking regulatory authorities. Consequently, shareholders of a bank or bank holding company, such as FNB, may be less likely to benefit from the rapid increase in stock prices that often results from a tender offer or similar effort to acquire control of other companies.

     The Bank Holding Company Act requires any "bank holding company" (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of FNB common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of FNB common stock under the Change in Bank Control Act of 1978 (the "Control Act"). Any holder of 25% or more of FNB common stock, or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over FNB, is subject to regulation as a bank holding company under the Bank Holding Company Act. In the case of FNB, the Control Act creates a rebuttable presumption of control if a person or group acquires 10% or more of FNB's voting stock and if one or more "control factors" set forth in the Control Act are present.

     NORTH CAROLINA LAW. The North Carolina General Statutes have two provisions that may be deemed to have anti-takeover effects: the Control Share Acquisition Act and the Shareholder Protection Act. As permitted, FNB has elected to opt out of the provisions of both of these acts.


INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The bylaws of FNB provide for indemnification of its directors and officers to the fullest extent permitted by law. The North Carolina Business Corporation Act permits a corporation, with certain exceptions, to indemnify a current or former officer or director against liability and expenses if that person acted in good faith and in a manner he or she reasonably believed was
(i) in the case of conduct in his or her official capacity with the corporation, in the best interest of the corporation, and (ii) in all other cases, in a manner that was at least not opposed to the corporation's best interest and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, a corporation is required to indemnify an officer or director in the defense of any proceeding to which he or she was a party against reasonable expenses to the extent that he or she is wholly successful on the merits or otherwise. This indemnification generally may be made by the corporation only upon a determination that indemnification of the director or officer is permissible under the circumstances because he or she met the applicable standard of conduct set forth above.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling FNB pursuant to FNB's articles, bylaws or the North Carolina Business Corporation Act, FNB has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                      COMPARISON OF SHAREHOLDERS' RIGHTS

     FNB and Carolina Fincorp are both North Carolina corporations subject to the provisions of the North Carolina Business Corporation Act. If the merger is completed, the holders of Carolina Fincorp common stock, whose rights are currently determined by the North Carolina Business Corporation Act and governed under Carolina Fincorp's articles of incorporation and bylaws, will become shareholders of FNB and continue to have rights determined by the North Carolina Business Corporation Act. Their rights will be governed following the merger, however, by FNB's articles of incorporation and bylaws. The following is a summary of the material differences between the rights of holders of FNB common stock and the rights of holders of Carolina Fincorp common stock. This summary does not purport to be a complete description of the differences between the rights of FNB shareholders and Carolina Fincorp shareholders. These differences may be determined in full by reference to the FNB articles, the Carolina Fincorp articles, the FNB bylaws and the Carolina Fincorp bylaws. You can obtain copies of these governing documents, without charge, by following the instructions listed under "Where You Can Find More Information."


VOTING RIGHTS

     REQUIRED VOTE FOR CERTAIN BUSINESS COMBINATIONS.

     FNB. FNB's articles require approval of a merger or consolidation of FNB with any other entity, dissolution of FNB, or sale of substantially all of the assets of FNB by the affirmative vote of the holders of 75% of the outstanding shares of FNB common stock then entitled to vote on the matter.

     CAROLINA FINCORP. Carolina Fincorp's articles require approval of a merger or combination of Carolina Fincorp, the acquisition of more than 10% of Carolina Fincorp's outstanding shares of stock entitled to vote generally in the election of directors, or a purchase or sale of a substantial portion of the assets of Carolina Fincorp or any of its subsidiaries by the affirmative vote of the holders of 75% of the outstanding shares of Carolina Fincorp stock entitled to vote generally in the election of directors. The 75% shareholder voting requirement does not apply, however, if (1) the merger, combination, acquisition or purchase or sale of assets is initiated by Carolina Fincorp upon the vote of at least 51% of the continuing directors of Carolina Fincorp, or
(2) the merger, combination, acquisition or purchase or sale of assets is approved by Carolina Fincorp's Board by the affirmative vote of at least 75% of the entire Board or 75% of the continuing directors if the transaction is proposed by an entity that beneficially owns 10% or more of Carolina Fincorp's outstanding voting shares. The continuing directors are those directors who are not beneficial owners of 10% or more of the outstanding voting shares of Carolina Fincorp and are not affiliated with anyone beneficially owning 10% or more of Carolina Fincorp's outstanding voting shares.


     PREFERRED STOCK.

     FNB. The FNB articles provide that the FNB Board may fix by resolution the preferences, limitations and relative rights of the FNB preferred stock, which will be nonvoting.

     CAROLINA FINCORP. Carolina Fincorp's articles provide that Carolina Fincorp may issue preferred stock with such voting powers, whether full, limited or none, and other designations, preferences, limitations and relative rights as the Carolina Fincorp Board may determine.

ANNUAL MEETINGS.

     FNB. Under the FNB bylaws, the annual meeting of FNB shareholders is held on the second Tuesday in May for the purpose of electing directors and to transact such other business as may be properly brought before the meeting. The bylaws do not contain any specific provisions relating to nominations for election to the Board of Directors.

     CAROLINA FINCORP. The Carolina Fincorp bylaws provide that the annual meeting of shareholders is held during the first five months following the end of Carolina Fincorp's fiscal year on any day other than a Saturday, Sunday or legal holiday as is set by the Board. The purpose of the annual meeting is to elect directors. The shareholders may also transact such other business as may be properly brought before the meeting.

     According to Carolina Fincorp's bylaws, nominations for election to the Board of Directors may be made by the Board or by any shareholder entitled to vote at the meeting in the election of directors. To be eligible for consideration at the meeting, all nominations made by shareholders, other than those made by the Board of Directors, must be in writing and delivered to the Secretary of Carolina Fincorp not less than 50 days nor more than 90 days prior to the meeting at which the nominations will be made. If, however, less than 60 days' notice of the meeting is given to shareholders, then a shareholder seeking to make nominations for election must deliver his or her nominations to the Secretary within 10 days after the date the meeting notice was mailed to shareholders.


PROVISIONS RELATING TO DIRECTORS.

     NUMBER OF DIRECTORS.

     FNB. The FNB bylaws provide that the FNB Board is to consist of not less than nine nor more than 25 directors, with the exact number of directors within those limits to be determined by resolution by a majority of the full FNB Board or by resolution of the FNB shareholders at any annual or special meeting. The FNB Board currently consists of nine directors.

     At or prior to the effective time of the merger, the FNB Board will increase its size by two members and will appoint two persons nominated by Carolina Fincorp to fill those positions. See "The Merger --
Management and Operations After the Merger."

     CAROLINA FINCORP. Carolina Fincorp's bylaws provide that the number of directors may be not less than five nor more than 15, with the exact number to be fixed by the Board. The Carolina Fincorp Board currently consists of eight directors.


     CLASSIFICATION.

     FNB. The FNB bylaws provide for classification of the FNB Board into three classes as nearly equal in number as possible, with one class being elected annually for a three-year term.

     CAROLINA FINCORP. Carolina Fincorp's articles and bylaws provide for classification of the Carolina Fincorp Board if the total number of directors is nine or more. In that event, the Board would be divided into three classes, as nearly equal in number as possible, with one class being elected annually. Because the Carolina Fincorp Board currently consists of eight directors, the Board is not classified and all directors stand for election at each annual meeting.


     REMOVAL OF DIRECTORS.

     FNB. Under the FNB bylaws, directors may be removed with or without cause by the affirmative vote of a majority of the outstanding votes entitled to be cast at an election of directors. A director may not, however, be removed by the shareholders at a meeting unless the notice of the meeting states that a purpose of the meeting is to remove a director.

     CAROLINA FINCORP. In accordance with the Carolina Fincorp articles and bylaws, the shareholders of Carolina Fincorp may remove a director prior to the end of his or her term only for cause.

 VACANCIES.

     FNB. According to FNB's bylaws, vacancies on the FNB Board may be filled by the shareholders or the Board.

     CAROLINA FINCORP. Carolina Fincorp's bylaws provide that Board vacancies may be filled by the Board.


STATE ANTI-TAKEOVER STATUTES.

     The North Carolina General Statutes have two provisions that may be deemed to have anti-takeover effects: the Control Share Acquisition Act and the Shareholder Protection Act. As permitted, each of FNB, by its bylaws, and Carolina Fincorp, by its articles, has elected to opt out of the provisions of both of these acts.


                                 LEGAL MATTERS

     The validity of the shares of FNB common stock to be issued pursuant to the merger agreement and certain other legal matters in connection with the merger will be passed upon for FNB by Schell Bray Aycock Abel & Livingston P.L.L.C., Greensboro, North Carolina. Certain legal matters in connection with the merger will be passed upon for Carolina Fincorp by Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., Greensboro, North Carolina.

     The federal income tax consequences of the merger have been passed upon by Schell Bray Aycock Abel & Livingston P.L.L.C., Greensboro, North Carolina.


                                    EXPERTS

     The consolidated financial statements of FNB and its subsidiary as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference in this document and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this document, and upon the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Carolina Fincorp and its subsidiaries incorporated in this Joint Proxy Statement/Prospectus by reference to Carolina Fincorp's Annual Report on Form 10-KSB for the year ended June 30, 1999 have been so incorporated by reference in this document in reliance on the report with respect to those financial statements of Dixon Odom PLLC, independent accountants, given upon authority of that firm as experts in accounting and auditing.


                             SHAREHOLDER PROPOSALS

     FNB shareholders may submit proposals to be considered for shareholder action at the 2000 Annual Meeting of Shareholders if they do so in accordance with applicable regulations of the Securities and Exchange Commission. Any of these proposals must have been received by the Secretary of FNB no later than December 14, 1999 to be considered for inclusion in FNB's 2000 Annual Meeting proxy materials. If a shareholder desires to bring business before the 2000 Annual Meeting of Shareholders that is not a proposal submitted to FNB for inclusion in FNB's proxy statement, notice must be received by the Secretary of FNB on or before February 18, 2000.

     Carolina Fincorp will hold a 2000 Annual Meeting of Shareholders only if the merger is not consummated before the time of the meeting. In the event that this meeting is held, any proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Secretary of Carolina Fincorp no later than June 6, 2000 to be considered for inclusion in the Carolina Fincorp proxy materials relating to that meeting.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, the FNB Board knows of no matters that will be presented for consideration at the FNB special meeting other than as described in this Joint Proxy Statement/
Prospectus. If any other matters do properly come before the FNB special meeting or any adjournments or postponements of that special meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as proxies to vote the shares represented by such proxy as to any of those other matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of FNB.

     As of the date of this Joint Proxy Statement/Prospectus, the Carolina Fincorp Board of Directors knows of no business that is to be presented for consideration at the Carolina Fincorp special meeting other than as described in this Joint Proxy Statement/Prospectus. However, should other matters properly be presented for action at the special meeting, the persons named in the enclosed proxy will be authorized to vote shares represented by the proxy as to any of those other matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Carolina Fincorp.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of KPMG LLP will be present at the FNB special meeting and representatives of Dixon Odom PLLC will be present at the Carolina Fincorp meeting. In each case, those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                      WHERE YOU CAN FIND MORE INFORMATION

     Because FNB and Carolina Fincorp are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, they file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by FNB or Carolina Fincorp can be read and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. You can obtain copies of such information by mail from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information about the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding FNB, Carolina Fincorp and other registrants. Additional information about FNB is also available at its web site, http://www.fnbnc.com. Carolina Fincorp maintains a web site, http://www.carolinafincorp.com, which provides additional information about it.


     FNB has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the shares of FNB common stock to be issued in connection with the merger. This Joint Proxy Statement/Prospectus is part of that registration statement but does not contain all of the information set forth in the registration statement as permitted by the Commission. If you would like more information about FNB and its common stock, please refer to the registration statement and its exhibits. You may review them without charge at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also make copies of all or any part of the registration statement at the Commission's office in Washington, D.C. upon payment of the prescribed fees. In addition, copies of the exhibits to the registration statement may be obtained from Jerry A. Little, Treasurer and Secretary, FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, (336) 626-8300.

     The Commission allows FNB and Carolina Fincorp to "incorporate by reference" information into this Joint Proxy Statement/Prospectus. This means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this Joint Proxy Statement/Prospectus, except for any information that is superseded by information that is included directly in this document.

     This Joint Proxy Statement/Prospectus incorporates by reference the documents listed below that FNB and Carolina Fincorp have previously filed with the Commission. They contain important information about our companies and their financial condition.



               FNB FILINGS                               PERIOD
       Annual Report on Form 10-K          Year ended December 31, 1998
       Quarterly Reports on Form 10-Q      Quarters ended: March 31, 1999;
                                           June 30, 1999; and September 30,
                                           1999
       Current Reports on Form 8-K         Filed: October 22, 1999

         CAROLINA FINCORP FILINGS                       PERIOD
       Annual Report on Form 10-KSB        Year ended June 30, 1999
       Quarterly Report on Form 10-QSB     Quarter ended September 30, 1999
       Current Reports on Form 8-K         Filed: October 22, 1999

     FNB has supplied all information contained or incorporated by reference in this Joint Proxy Statement/ Prospectus relating to FNB, as well as all pro forma financial information, and Carolina Fincorp has supplied all relevant information relating to Carolina Fincorp.

     You can obtain any of the documents incorporated by reference in this document through FNB or Carolina Fincorp, as the case may be, or from the Commission through the Commission's Internet world wide web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this Joint Proxy Statement/Prospectus. You can obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:



FNB                                       CAROLINA FINCORP
       Jerry A. Little, Treasurer         R. Larry Campbell, President
       FNB Corp.                          Carolina Fincorp, Inc.
       101 Sunset Avenue                  115 South Lawrence Street
       Asheboro, North Carolina 27203     Post Office Box 1597
       (336) 626-8300                     Rockingham, North Carolina 28380-1597
                                          (910) 997-6245

     If you would like to request documents, please do so by February     ,
2000 to receive them before the special meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

     FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999, each excluding exhibits, accompany this Joint Proxy Statement/Prospectus. Carolina Fincorp's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 and Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999, each excluding exhibits, also accompany this Joint Proxy Statement/Prospectus.

     We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this Joint Proxy Statement/Prospectus or in any of the materials that we have incorporated into this Joint Proxy Statement/Prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.


                          FORWARD-LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus, including information included or incorporated by reference in this document, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of FNB and Carolina Fincorp, as well as certain information relating to the merger, including, with limitation,

     o statements relating to the cost savings and accretion to reported earnings estimated to result from the merger,

     o statements relating to revenues of the combined company after the merger,

     o statements relating to the integration charges estimated to be incurred in connection with the merger, and

     o statements preceded or followed by, or including the words "believes," "expects," "anticipates," "estimates" or similar expressions.

     These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

     o Expected cost savings from the merger may not be fully realized or realized within the expected time frame.

     o  Revenues following the merger may be lower than expected.

     o Competitive pressures among financial services companies may increase significantly.

     o Costs or difficulties related to the integration of the business of FNB and Carolina Fincorp may be greater than expected.

     o  Changes in the interest rate environment may reduce interest margins.

     o General economic conditions, either internationally or nationally or in North Carolina, may be less favorable than expected.

     o Legislative or regulatory changes may adversely affect the business in which FNB or Carolina Fincorp is engaged.

     o Technological changes, including year 2000 data systems compliance issues, may be more difficult or expensive than anticipated.

     o  Changes may occur in the securities markets.

Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements made by or on behalf of FNB and Carolina Fincorp is included in FNB's and Carolina Fincorp's current and subsequent filings with the Securities and Exchange Commission. See "Where You Can Find More Information."

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet as of September 30, 1999 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1998 give effect to the pending merger, accounted for as a pooling of interests. For the purpose of preparing the pro forma condensed combined statements of income for each of the years in the three-year period ended December 31, 1998, the historical operating results for Carolina Fincorp have been restated from a June 30 fiscal year end as originally reported to a December 31 fiscal year end. The restated operating results have not been audited.

     The unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of FNB and Carolina Fincorp under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements. It gives effect to the merger as if the merger had been consummated at the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings or revenue enhancements in connection with the merger.

     The unaudited pro forma condensed combined financial statements should be read together with the consolidated historical financial statements of FNB and Carolina Fincorp, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

     Pro forma per share amounts for the combined entity are based on the exchange ratio of .79 shares of FNB stock for each share of Carolina Fincorp stock.

                      FNB CORP. AND CAROLINA FINCORP, INC.


              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET


                               SEPTEMBER 30, 1999



                                                                             CAROLINA            PRO FORMA            PRO FORMA
                                                                 FNB          FINCORP           ADJUSTMENTS           COMBINED
                                                            ------------   ------------   -----------------------   ------------
                                                                                       (IN THOUSANDS)
ASSETS
  Cash and due from banks, noninterest-bearing ..........     $  9,969       $    805         $        --             $ 10,774
  Interest-bearing bank balances ........................           --          6,073                  --                6,073
  Federal funds sold ....................................        7,000             --                  --                7,000
  Investment securities:
   Available for sale ...................................       54,624         10,024                  --               64,648
   Held to maturity .....................................       52,206          6,134                  --               58,340
  Loans .................................................      249,578         93,292                  --              342,870
   Less allowance for loan losses .......................       (2,587)          (538)                 --               (3,125)
                                                              --------       --------         -----------             --------
  Net loans .............................................      246,991         92,754                  --              339,745
  Premises and equipment, net ...........................        7,812          2,317                  --               10,129
  Other assets ..........................................        6,391          1,895                 329(3)             8,615
                                                              --------       --------         -------------           --------
     Total assets .......................................     $384,993       $120,002         $       329             $505,324
                                                              ========       ========         =============           ========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits:
   Noninterest-bearing ..................................     $ 39,404       $  3,299         $        --             $ 42,703
   Interest-bearing .....................................      277,835         99,418                  --              377,253
                                                              --------       --------         -------------           --------
     Total deposits .....................................      317,239        102,717                  --              419,956
  Retail repurchase agreements ..........................       12,366             --                  --               12,366
  Federal Home Loan Bank advances .......................       15,000             --                  --               15,000
  Other liabilities .....................................        4,380          1,324                 847(3)             6,551
                                                              --------       --------         -------------           --------
     Total liabilities ..................................      348,985        104,041                 847              453,873
                                                              --------       --------         -------------           --------
  Shareholders' equity
   Common stock .........................................        9,152          7,661              (4,138)(1)(2)        12,675
   Surplus ..............................................          165             --               2,826(1)(2)          2,991
   Retained earnings ....................................       27,903         10,529              (1,370)(3)           37,062
   ESOP note receivable .................................           --         (1,312)              1,312(2)                --
   Unearned ESOP compensation ...........................           --           (545)                545(3)                --
   Deferred stock awards ................................           --           (307)                307(3)                --
   Accumulated other comprehensive income ...............       (1,212)           (65)                 --               (1,277)
                                                              --------       --------         -------------           --------
     Total shareholders' equity .........................       36,008         15,961                (518)              51,451
                                                              --------       --------         -------------           --------
     Total liabilities and shareholders' equity .........     $384,993       $120,002         $       329             $505,324
                                                              ========       ========         =============           ========

   See notes to unaudited pro forma condensed combined financial statements.

                      FNB CORP. AND CAROLINA FINCORP, INC.


           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


                     NINE MONTHS ENDED SEPTEMBER 30, 1999



                                                                                   CAROLINA          PRO FORMA
                                                                      FNB          FINCORP           COMBINED
                                                                 ------------   -------------   ------------------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
 Interest income:
  Loans ......................................................   $  15,305       $    5,354       $     20,659
  Investment securities ......................................       4,783              734              5,517
  Other ......................................................          56              336                392
                                                                 ----------      ----------       ------------
    Total interest income ....................................      20,144            6,424             26,568
                                                                 ----------      ----------       ------------
 Interest expense:
  Deposits ...................................................       7,916            3,304             11,220
  Borrowings .................................................         678                1                679
                                                                 ----------      ----------       ------------
    Total interest expense ...................................       8,594            3,305             11,899
                                                                 ----------      ----------       ------------
 Net interest income .........................................      11,550            3,119             14,669
 Provision for loan losses ...................................         220               75                295
                                                                 ----------      ----------       ------------
 Net interest income after provision for loan losses .........      11,330            3,044             14,374
 Noninterest income ..........................................       2,546              569              3,115
 Noninterest expense .........................................       8,853            2,520             11,373
                                                                 ----------      ----------       ------------
 Income before income taxes ..................................       5,023            1,093              6,116
 Income taxes ................................................       1,524              392              1,916
                                                                 ----------      ----------       ------------
 Net income ..................................................   $   3,499       $      701       $      4,200
                                                                 ==========      ==========       ============
 Net income per common share:
  Basic ......................................................   $    0.96       $     0.41       $       0.84
  Diluted ....................................................   $    0.92       $     0.41       $       0.82
 Weighted average number of shares outstanding:
  Basic ......................................................   3,658,370        1,698,509          5,000,192(4)
  Diluted ....................................................   3,787,910        1,708,223          5,137,406(4)

   See notes to unaudited pro forma condensed combined financial statements.

                      FNB CORP. AND CAROLINA FINCORP, INC.


           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


                     NINE MONTHS ENDED SEPTEMBER 30, 1998



                                                                                  CAROLINA          PRO FORMA
                                                                     FNB          FINCORP           COMBINED
                                                                ------------   -------------   ------------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
  Loans .....................................................   $  15,309       $    5,340       $     20,649
  Investment securities .....................................       4,266              894              5,160
  Other .....................................................         162              191                353
                                                                ----------      ----------       ------------
   Total interest income ....................................      19,737            6,425             26,162
                                                                ----------      ----------       ------------
Interest expense:
  Deposits ..................................................       8,332            3,151             11,483
  Borrowings ................................................         332               10                342
                                                                ----------      ----------       ------------
   Total interest expense ...................................       8,664            3,161             11,825
                                                                ----------      ----------       ------------
Net interest income .........................................      11,073            3,264             14,337
Provision for loan losses ...................................         330               85                415
                                                                ----------      ----------       ------------
Net interest income after provision for loan losses .........      10,743            3,179             13,922
Noninterest income ..........................................       2,366              507              2,873
Noninterest expense .........................................       8,138            2,665             10,803
                                                                ----------      ----------       ------------
Income before income taxes ..................................       4,971            1,021              5,992
Income taxes ................................................       1,522              358              1,880
                                                                ----------      ----------       ------------
Net income ..................................................   $   3,449       $      663       $      4,112
                                                                ==========      ==========       ============
Net income per common share:
  Basic .....................................................   $    0.95       $     0.37       $       0.81
  Diluted ...................................................   $    0.91       $     0.37       $       0.79
Weighted average number of shares outstanding:
  Basic .....................................................   3,648,990        1,774,094          5,050,524(4)
  Diluted ...................................................   3,793,360        1,774,094          5,194,894(4)

   See notes to unaudited pro forma condensed combined financial statements.

                      FNB CORP. AND CAROLINA FINCORP, INC.


           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


                         YEAR ENDED DECEMBER 31, 1998



                                                                                  CAROLINA          PRO FORMA
                                                                     FNB          FINCORP           COMBINED
                                                                ------------   -------------   ------------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
 Loans ......................................................   $  20,361       $    7,140       $     27,501
 Investment securities ......................................       5,862            1,124              6,986
 Other ......................................................         188              271                459
                                                                ----------      ----------       ------------
   Total interest income ....................................      26,411            8,535             34,946
                                                                ----------      ----------       ------------
Interest expense:
 Deposits ...................................................      11,118            4,262             15,380
 Borrowings .................................................         473               10                483
                                                                ----------      ----------       ------------
   Total interest expense ...................................      11,591            4,272             15,863
                                                                ----------      ----------       ------------
Net interest income .........................................      14,820            4,263             19,083
Provision for loan losses ...................................         390              109                499
                                                                ----------      ----------       ------------
Net interest income after provision for loan losses .........      14,430            4,154             18,584
Noninterest income ..........................................       3,204              687              3,891
Noninterest expense .........................................      11,088            3,491             14,579
                                                                ----------      ----------       ------------
Income before income taxes ..................................       6,546            1,350              7,896
Income taxes ................................................       1,984              476              2,460
                                                                ----------      ----------       ------------
Net income ..................................................   $   4,562       $      874       $      5,436
                                                                ==========      ==========       ============
Net income per common share:
 Basic ......................................................   $    1.25       $     0.50       $       1.08
 Diluted ....................................................   $    1.20       $     0.50       $       1.05
Weighted average number of shares outstanding:
 Basic ......................................................   3,649,875        1,765,496          5,044,617(4)
 Diluted ....................................................   3,794,823        1,765,496          5,189,565(4)

   See notes to unaudited pro forma condensed combined financial statements.

                      FNB CORP. AND CAROLINA FINCORP, INC.


           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


                         YEAR ENDED DECEMBER 31, 1997



                                                                                  CAROLINA          PRO FORMA
                                                                     FNB          FINCORP           COMBINED
                                                                ------------   -------------   ------------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
 Loans ......................................................   $  18,787       $    6,392       $     25,179
 Investment securities ......................................       5,565            1,640              7,205
 Other ......................................................         155              203                358
                                                                ----------      ----------       ------------
   Total interest income ....................................      24,507            8,235             32,742
                                                                ----------      ----------       ------------
Interest expense:
 Deposits ...................................................      10,268            3,890             14,158
 Borrowings .................................................         308                7                315
                                                                ----------      ----------       ------------
   Total interest expense ...................................      10,576            3,897             14,473
                                                                ----------      ----------       ------------
Net interest income .........................................      13,931            4,338             18,269
Provision for loan losses ...................................         600               78                678
                                                                ----------      ----------       ------------
Net interest income after provision for loan losses .........      13,331            4,260             17,591
Noninterest income ..........................................       2,875              613              3,488
Noninterest expense .........................................      10,288            2,778             13,066
                                                                ----------      ----------       ------------
Income before income taxes ..................................       5,918            2,095              8,013
Income taxes ................................................       1,818              734              2,552
                                                                ----------      ----------       ------------
Net income ..................................................   $   4,100       $    1,361       $      5,461
                                                                ==========      ==========       ============
Net income per common share:
 Basic ......................................................   $    1.13       $     0.77       $       1.09
 Diluted ....................................................   $    1.11       $     0.77       $       1.07
Weighted average number of shares outstanding:
 Basic ......................................................   3,626,132        1,763,203          5,019,062(4)
 Diluted ....................................................   3,696,384        1,763,203          5,089,314(4)

   See notes to unaudited pro forma condensed combined financial statements.

                      FNB CORP. AND CAROLINA FINCORP, INC.


           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME


                          YEAR ENDED DECEMBER 31, 1996



                                                                                   CAROLINA           PRO FORMA
                                                                     FNB           FINCORP            COMBINED
                                                                ------------   ---------------   ------------------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income:
  Loans .....................................................   $  16,728        $   5,645         $     22,373
  Investment securities .....................................       5,431            1,086                6,517
  Other .....................................................          89              411                  500
                                                                ----------       -----------       ------------
   Total interest income ....................................      22,248            7,142               29,390
                                                                ----------       -----------       ------------
Interest expense:
  Deposits ..................................................       9,391            3,989               13,380
  Borrowings ................................................         221               --                  221
                                                                ----------       -----------       ------------
   Total interest expense ...................................       9,612            3,989               13,601
                                                                ----------       -----------       ------------
Net interest income .........................................      12,636            3,153               15,789
Provision for loan losses ...................................         490               51                  541
                                                                ----------       -----------       ------------
Net interest income after provision for loan losses .........      12,146            3,102               15,248
Noninterest income ..........................................       2,444              510                2,954
Noninterest expense .........................................       9,077            3,044               12,121
                                                                ----------       -----------       ------------
Income before income taxes ..................................       5,513              568                6,081
Income taxes ................................................       1,676              207                1,883
                                                                ----------       -----------       ------------
Net income ..................................................   $   3,837        $     361         $      4,198
                                                                ==========       ===========       ============
Net income per common share:
  Basic .....................................................   $    1.06        $    0.08(5)      $       0.83(5)
  Diluted ...................................................   $    1.05        $    0.08(5)      $       0.82(5)
Weighted average number of shares outstanding:
  Basic .....................................................   3,603,866        1,840,671            5,057,996(4)
  Diluted ...................................................   3,641,660        1,840,671            5,095,790(4)

   See notes to unaudited pro forma condensed combined financial statements.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

     The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company. It is anticipated that the merger will be completed late in the first quarter or early in the second quarter of 2000.

     Under generally accepted accounting principles, the transaction will be accounted for as a pooling of interests and, as such, the assets and liabilities of Carolina Fincorp will be combined with those of FNB at book value. In addition, the statements of income of Carolina Fincorp will be combined with those of FNB as of the earliest period presented. The unaudited pro forma condensed combined statements of income give effect to the merger as if the merger had occurred at the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet assumes the merger was consummated on September 30, 1999.

     Specific note references to the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:


NOTE 1.

     Each share of Carolina Fincorp common stock outstanding, other than the shares described in the next sentence, will be converted into .79 shares of FNB common stock at the effective time of the merger, subject to possible adjustments as provided in the merger agreement. Shares of Carolina Fincorp common stock held by FNB or Carolina Fincorp or any subsidiary of either company will not be converted into shares of FNB common stock, except for shares held in a fiduciary capacity or as a result of debts previously contracted.

     At September 30, 1999, there were 1,871,545 shares of Carolina Fincorp common stock outstanding which would be converted into 1,478,520 shares of FNB common stock on a pro forma basis. In order for the conversion to reflect the $2.50 par value of FNB common stock, shareholders' equity is adjusted for the reclassification of $3,965,000 from common stock to surplus. An additional pro forma adjustment of the outstanding shares of FNB common stock is discussed in
Note 2 below.

     The number of shares of FNB common stock to be issued on a pro forma basis does not reflect the exercise of options to acquire shares of Carolina Fincorp common stock. Options to acquire 138,857 shares of Carolina Fincorp common stock were outstanding at September 30, 1999.


NOTE 2.

     At September 30, 1999, Carolina Fincorp had a $1,312,000 balance in shareholders' equity related to outstanding debt under an internally leveraged ESOP; and, included in shareholders' equity but unallocated for ESOP purposes, there were 150,228 shares of Carolina Fincorp common stock which would be converted into 118,680 shares of FNB common stock based on the .79 exchange ratio. Pursuant to the terms of the ESOP, FNB will cancel a portion of the unallocated ESOP shares following the effective time of the merger in order to satisfy the outstanding debt. The remaining unallocated shares will be allocated to the ESOP participants. For pro forma purposes, satisfaction of the ESOP debt requires the cancellation of 69,053 shares of FNB common stock, as determined by using an assumed price of $19.00 per share, which was the closing price of FNB common stock on October 15, 1999, the last trading day before the announcement of the merger. The cancellation of unallocated ESOP shares is recorded by a $173,000 reduction of common stock and a related $1,139,000 reduction of surplus.


NOTE 3.

     The effects of certain one-time merger charges have been recorded in the Unaudited Pro Forma Condensed Combined Balance Sheet. Professional fees associated with the transaction include fees for the services of financial advisors, legal and accounting fees, and printing charges. Unearned ESOP compensation and deferred stock awards related to Carolina Fincorp common stock will be considered fully earned at the effective time of the merger. The estimated one-time merger charges, net of tax effects, and the total pro forma effect on retained earnings are as follows:


  Professional fees .....................    $  847,000
  ESOP compensation .....................       335,000
  Deferred stock awards .................       188,000
                                             ----------
  Total .................................    $1,370,000
                                             ==========

NOTE 4.

     The weighted average number of shares outstanding on a pro forma combined basis for the computation of net income per common share reflects the exchange ratio of .79 shares of FNB common stock for each share of Carolina Fincorp common stock.


NOTE 5.

     Carolina Fincorp net income per common share for the year ended December 31, 1996 is based on net income earned from November 22, 1996 (the date when Carolina Fincorp converted from mutual to stock form) to December 31, 1996. Pro forma combined net income per share for the year ended December 31, 1996 includes net income for Carolina Fincorp for that entire year.

                                                                     APPENDIX A
                             AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER
                                BY AND BETWEEN
                                   FNB CORP.
                                      AND
                            CAROLINA FINCORP, INC.

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the 28th day of December, 1999 by and between CAROLINA FINCORP, INC., a North Carolina corporation and savings bank holding company ("Carolina"), and FNB CORP., a North Carolina corporation and national bank holding company ("FNB"), and amends and restates the Agreement and Plan of Merger dated as of October 16, 1999 by and between Carolina and FNB;

                             W I T N E S S E T H:

     WHEREAS, the parties hereto have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for FNB Acquisition Corp., a corporation to be organized under the laws of the State of North Carolina as a wholly owned subsidiary of FNB (the "Merger Sub"), to be merged with and into Carolina pursuant to a plan of merger (the "Plan of Merger") in the form attached hereto as SCHEDULE A, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger and transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the parties hereto mutually agree as follows:


                             ARTICLE I. THE MERGER

     1.1 MERGER. Subject to the provisions of this Agreement and the Plan of Merger, as of the Effective Time (as defined in Section 1.9 hereof), Merger Sub shall be merged with and into Carolina (the "Merger"), the separate corporate existence of Merger Sub shall cease and the corporate existence of Carolina, as the surviving corporation in the Merger, shall continue under the laws of the State of North Carolina. Carolina, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2 EFFECT OF THE MERGER. At the Effective Time and by reason of the Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Merger Sub and of Carolina including, without limitation, its stock in its wholly owned subsidiary, Richmond Savings Bank, Inc., SSB ("Richmond Savings"), and all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Carolina, whether tangible or intangible, shall vest in the Surviving Corporation, and the Surviving Corporation shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Carolina and Merger Sub, all without any conveyance, assignment or further act or deed; and the Surviving Corporation shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Carolina and Merger Sub as of the Effective Time.

     1.3 ARTICLES OF INCORPORATION, BYLAWS AND MANAGEMENT. The Articles of Incorporation and bylaws of Carolina in effect at the Effective Time shall be the Articles of Incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with applicable laws. The officers and directors of Carolina at the Effective Time shall continue to hold such offices and positions of the Surviving Corporation until removed as provided by law or until the election or appointment of their respective successors.

   1.4 CONVERSION OF SHARES.

     (A) CAROLINA STOCK. Except as otherwise provided herein, at the Effective Time, all rights of Carolina's shareholders with respect to all then outstanding shares of the common stock of Carolina, no par value ("Carolina Stock"), shall cease to exist, and the holders of shares of Carolina Stock shall cease to be, and shall have no further rights as, shareholders of Carolina. At the Effective Time, each such outstanding share of Carolina Stock (except for shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by Carolina, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted, without any action on the part of the holder of such shares, into a number of shares of the common stock of FNB, par value $2.50 (the "FNB Stock"), equal to seventy-nine hundredths of one share (.79 shares) of FNB Stock (subject to possible adjustment in accordance with Section 1.4(b) below and/or Section 8.2(c) below, the "Exchange Ratio").

     (B) ANTI-DILUTION PROVISIONS. In the event FNB changes the number of shares of FNB Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, recapitalization, reclassification, combination, exchange of shares, or similar transaction for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     (C) OUTSTANDING FNB STOCK. Each share of FNB Stock issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

     (D) MERGER SUB STOCK. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, full paid and nonassessable share of common stock of the Surviving Corporation.

   1.5 EXCHANGE OF SHARES.

     (A) EXCHANGE PROCEDURES. Following the Effective Time, certificates representing shares of Carolina Stock outstanding at the Effective Time (herein sometimes referred to as "Carolina Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, whole shares of FNB Stock and cash in lieu of fractional shares, as provided herein. At the Effective Time, FNB shall issue and deliver, or cause to be issued and delivered, to First National Bank and Trust Company, a national banking association wholly owned by FNB ("First National"), in its capacity as the transfer agent of FNB Stock (the "Transfer Agent"), certificates representing whole shares of FNB Stock into which outstanding shares of Carolina Stock have been converted as provided above and cash in payment of fractional shares. As promptly as practicable following the Effective Time, FNB shall send or cause to be sent to each former shareholder of record of Carolina immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Carolina Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with FNB's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Carolina of such shareholder's Carolina Certificate(s), the Transfer Agent shall as soon as practicable issue, register and deliver to such shareholder a certificate evidencing the number of whole shares of FNB Stock to which such shareholder is entitled pursuant to
Section 1.4 above, and a check in the amount of cash to which the shareholder is entitled, if any, in payment of fractional shares as provided in Section 1.5(b) below, subject to any required withholding of applicable taxes.

     (B) FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Carolina Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Stock (after taking into account all certificates delivered by such holder under Section 1.5(a) above shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Stock multiplied by the market value of one share of FNB Stock at the Effective Time. The market value of one share of FNB Common Stock at the Effective Time shall be the last sale price of FNB Stock on Nasdaq Stock Market, Inc. National Market System ("Nasdaq") as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by FNB, on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     (C) SURRENDER OF CERTIFICATES. Subject to Section 1.5(d) below, no FNB Stock certificate or cash in lieu of fractional shares shall be delivered to any former shareholder of Carolina unless and until such shareholder shall have properly surrendered to the Transfer Agent the Carolina Certificate(s) formerly representing his or her shares of Carolina Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by FNB for that purpose. Any other provision of this Agreement notwithstanding, neither FNB nor the Exchange Agent shall be liable to a holder of Carolina Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

     (D) LOST CERTIFICATES. Any shareholder of Carolina whose certificate representing shares of Carolina Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of FNB Stock and cash in lieu of fractional shares to which he or she is entitled in accordance with and upon compliance with conditions reasonably imposed by the Transfer Agent or FNB (including without limitation a requirement that the shareholder provide a lost instruments indemnity bond in form, substance and amount reasonably satisfactory to the Transfer Agent and
FNB).

     (E) RIGHTS OF FORMER CAROLINA SHAREHOLDERS. At the Effective Time, the stock transfer books of Carolina shall be closed as to holders of Carolina Stock immediately prior to the Effective Time and no transfer of Carolina Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 1.5(a) of this Agreement, each certificate theretofore representing shares of Carolina Stock (other than shares to be canceled pursuant to Section 1.4(a) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in this Agreement in exchange therefor. To the extent permitted by North Carolina law, former shareholders of record of Carolina shall be entitled to vote after the Effective Time at any meeting of shareholders of FNB the number of whole shares of FNB Stock into which their respective shares of Carolina Stock are converted, regardless of whether such holders have exchanged their certificates representing Carolina Stock for certificates representing FNB Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FNB on the FNB Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FNB Stock to be issued pursuant to the Merger, but beginning 60 days after the Effective Time no dividend or other distribution payable to the holders of record of FNB Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Carolina Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 1.5(a) of this Agreement; provided, however, that upon surrender of such Carolina Stock certificate (or compliance with Section 1.5(d) of this Agreement), the FNB Stock certificate, together with all undelivered dividends or other distributions (without interest) and any cash payments to be paid for fractional share interests (without interest), shall be delivered and paid with respect to each share represented by such Carolina Stock certificate.

     1.6 TREATMENT OF CAROLINA STOCK OPTIONS. (a) At the Effective Time, FNB shall assume each option to purchase Carolina Stock granted and outstanding under the Carolina Fincorp, Inc. Stock Option Plan (the "Carolina Option Plan"), whether or not then exercisable, in accordance with the terms of the Carolina Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time with respect to each such plan or agreement: (i) FNB shall be substituted for Carolina; (ii) the FNB stock option committee shall be substituted for the Compensation Committee of the Carolina Board of Directors administering the Option Plan; (iii) each stock option granted and outstanding under the Carolina Option Plan may be exercised solely for shares of FNB Stock; (iv) the number of shares of FNB Stock subject to each such stock option shall be the number of whole shares of FNB Stock (omitting any fractional share) determined by multiplying the number of shares of Carolina Stock subject to such stock option immediately prior to the Effective Time by the Exchange Ratio; and (v) the per share exercise price under each such stock option shall be adjusted by dividing the per share exercise price under each such stock option by the Exchange Ratio and rounding up to the nearest cent. In addition, each stock option which is an "incentive stock option" under the Option Plan shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended ("the Code") and the regulations promulgated thereunder so as to continue as an incentive stock option under
Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. FNB and Carolina shall take all necessary steps to effectuate the foregoing provisions of this Section 1.6, including appropriate amendments to the Carolina Option Plan if necessary.

     (b) As soon as practicable after the Effective Time, FNB shall deliver to each of the participants in the Carolina Option Plan an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to the Carolina Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 1.6(a) after giving effect to the Merger). At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Stock for delivery upon exercise of the stock options assumed by it in accordance with this Section 1.6. Carolina hereby represents that the Carolina Option Plan in its current form complies with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect as of the date hereof.

     (c) Notwithstanding the foregoing provisions of this Section 1.6, FNB may at its election substitute as of the Effective Time options under the FNB Corp. Stock Compensation Plan (the "FNB Plan") for all or a part of the stock options granted and outstanding under the Option Plan, subject to the following conditions: (i) the requirements of Section 1.6 (a)(iv) and (v) shall be met;
(ii) such substitution shall not constitute a modification, extension or renewal of any of the stock options that are incentive stock options; and (iii) the substituted options shall continue in effect with the same terms and conditions in all material respects as provided in the Carolina Option Plan and respective stock option agreement under which the original options were granted. As soon as practicable following the Effective Time, FNB shall deliver to the participants receiving substitute options under the FNB Plan an appropriate notice setting forth each such participant's rights pursuant thereto. FNB has reserved under the FNB Plan adequate shares of FNB Stock for delivery upon exercise of any such substituted options. FNB hereby represents that the FNB Plan in its current form complies with Rule 16b-3 promulgated under the 1934 Act, as in effect on the date hereof.

     (d) As soon as practicable after the Effective Time, FNB will use its best efforts to cause the shares subject to options granted under the Carolina Option Plan prior to the Effective Time (or any substitute options) to be registered under the Securities Act of 1933, as amended (the "1933 Act"), on a Form S-8 (or equivalent successor form) registration statement.

     1.7 MANAGEMENT RECOGNITION PLAN. (a) At the Effective Time, each share of Carolina Stock held by the trustees under the Richmond Savings Bank, Inc., SSB Management Recognition Plan (the "MR Plan"), including unvested shares subject to Awards as defined in the MR Plan heretofore granted to participants under the MR Plan and any shares purchased by the MR Plan but not subject to Awards, shall be converted into and exchanged for FNB Stock and cash in lieu of fractional shares pursuant to the provisions of Sections 1.4 and 1.5 above, and such shares and cash shall thereafter be held to be delivered to the respective participants at such times that the shares of Restricted Stock (as defined in the respective stock grant agreements under the MR Plan), or the consideration into which they may be converted in the Merger, would have become vested and nonforfeitable under the MR Plan and the respective stock grant agreement. At the Effective Time, the MR Plan and each stock grant agreement pursuant to which Awards were granted shall remain in effect, except that from and after the Effective Time the MR Plan and each such stock grant agreement shall be amended as necessary to provide that: (i) FNB shall be substituted for Richmond Savings; (ii) the FNB Board of Directors or its Compensation Committee shall be substituted for the Committee of the Richmond Savings Board of Directors with respect to the administration of the MR Plan; (iii) unvested shares of FNB Stock and cash determined in accordance with the provisions of Sections 1.4 and
1.5 above shall be substituted for unvested shares of Carolina Stock; (iv) cash held by the Trustees of the MR Plan with respect to the unvested portion of an Award under the Plan shall earn interest (at the rate payable with respect to deferred directors' fees under First National's Deferred Directors' Fee Plan) to be distributed to the participant upon vesting of the Award or portion thereof; (v) no shares or other assets in addition to the initial 54,045 shares of Carolina Stock purchased and awarded under the MR Plan shall be purchased by or for the MR Plan; and (vi) shares, cash or other interests in the MR Plan or Awards not awarded under the MR Plan or forfeited by participants shall not be retained by the Trustee and shall not be available for making additional Awards under the MR Plan but shall be remitted to and become assets of FNB. FNB and Carolina shall take all necessary steps to effectuate the foregoing provisions of this Section 1.7, including appropriate amendments to the MR Plan if necessary.

     (b) As soon as practicable after the Effective Time, FNB shall deliver to each of the participants in the MR Plan an appropriate notice setting forth such participant's rights pursuant thereto, including the consideration into which such participant's unvested shares of Carolina Stock subject to the stock grant agreement has been converted.

     1.8 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Schell Bray Aycock Abel & Livingston P.L.L.C. in Greensboro, North Carolina, or at such other place as FNB shall designate, on a date mutually agreeable to Carolina and FNB (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of all required approvals of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Administrator of the North Carolina Savings Institutions Division (the "Administrator") and any other governmental or regulatory authorities (as soon as practicable, but in no event to be more than 60 days following the expiration of all such required waiting periods). At the Closing, FNB and Carolina shall take such actions (including, without limitation, the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

     1.9 EFFECTIVE TIME. Subject to satisfaction or waiver of all conditions precedent set forth in this Agreement, the Merger shall become effective (the "Effective Time") the date and at the time on which Articles of Merger containing the Plan of Merger and the other provisions required by, and executed in accordance with applicable North Carolina and applicable federal law shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in the Articles of Merger); provided, however, that unless otherwise mutually agreed upon by the parties hereto, the Effective Time shall in no event be more than ten days following the Closing Date.

     1.10 FURTHER ASSURANCES. If at any time after the Effective Time FNB shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of Carolina acquired or to be acquired by reason of, or as a result of, the Merger, Carolina, its subsidiaries and their officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in FNB and otherwise to carry out the purpose of this Agreement, and that the officers and directors of FNB are fully authorized and directed in the name of Carolina or otherwise to take any and all such actions.


            ARTICLE II. REPRESENTATIONS AND WARRANTIES OF CAROLINA

     Except as otherwise specifically provided herein or as "Previously Disclosed" to FNB, Carolina hereby makes the following representations and warranties to FNB as of October 16, 1999. ("Previously Disclosed" shall mean, as to Carolina, the disclosure of information in a letter delivered by Carolina to FNB specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

   2.1 CORPORATE ORGANIZATION, CAPACITY AND AUTHORITY.

     (A) ORGANIZATION. Carolina is a corporation duly organized and validly existing under the laws of the State of North Carolina and is registered with the Administrator as a savings institution holding company and with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     (B) SUBSIDIARIES. Carolina has one wholly owned subsidiary, Richmond Savings. Richmond Savings has one wholly owned subsidiary, Richmond Investment Services, Inc., a North Carolina corporation ("RIS"). Richmond Savings and RIS are sometimes referred to as the subsidiaries of Carolina. Other than Richmond Savings and RIS, Carolina has no subsidiaries, direct or indirect, and does not own, directly or indirectly, any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity, except for equity issues reflected in Richmond Savings' investment portfolio and securities held in a fiduciary capacity.

     (C) ORGANIZATION OF SUBSIDIARIES. Each of Carolina's subsidiaries is duly organized and validly existing under the laws of the State of North Carolina, and all of the outstanding capital stock of each such subsidiary is owned of record and beneficially, free and clear of all security interests and claims, by Carolina or Richmond Savings. Carolina has previously delivered to FNB true, accurate and complete copies of the currently effective charter and bylaws or equivalent organizational documents of Carolina and each of Carolina's subsidiaries, including all amendments and proposed amendments thereto. All of the outstanding shares of capital stock of each of Carolina's subsidiaries are duly authorized, validly issued, fully paid and nonassessable.

     (D) POWER AND AUTHORITY. Each of Carolina and its subsidiaries has all requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it is now being conducted, is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect (as defined herein) on Carolina and its subsidiaries, and, to the best knowledge and belief of the management of Carolina, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on Carolina and its subsidiaries. For purposes of this Article II, "Material Adverse Effect" shall mean: (a) with respect to references to Carolina, any change in the business of Carolina that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, investments, properties or operations of Carolina, or (b) with respect to references to Carolina and its subsidiaries, any change in the business of Carolina or any of its subsidiaries that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Carolina and its subsidiaries considered as one enterprise.

     2.2 CAPITAL STOCK. The authorized capital stock of Carolina consists of 20,000,000 shares of common stock, no par value, of which 1,871,545 shares are issued and outstanding, and 5,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding. Other than the Carolina Stock, Carolina has no outstanding class of capital stock. Each outstanding share of Carolina Stock has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder.

     2.3 PRINCIPAL SHAREHOLDERS. Except as Previously Disclosed, there are no persons or entities known to Carolina that own beneficially, directly or indirectly, more than 5% of the outstanding shares of Carolina Stock.

     2.4 CONVERTIBLE SECURITIES, OPTIONS, ETC. Except for the Stock Option Plan and the stock options granted thereunder, the option granted to FNB pursuant to an option agreement of even date herewith (the "FNB Option"), the MR Plan and the Richmond Savings Bank Employee Stock Ownership Plan, Carolina does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Carolina Stock or any other securities of Carolina, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Carolina Stock or any other securities of Carolina or (iii) plan, agreement or other arrangement pursuant to which shares of Carolina Stock or any other securities of Carolina or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     2.5 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by Carolina's Board of Directors. Subject only to approval of the Plan of Merger by the shareholders of Carolina, (i) Carolina has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to be taken to authorize Carolina to enter into this Agreement and to perform its obligations and agreements and to carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of Carolina enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     2.6 VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Provided the required approvals of Carolina's shareholders and of governmental or regulatory authorities are obtained, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Carolina with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or bylaws or the equivalent organizational documents of Carolina or any subsidiary, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Carolina or any subsidiary is bound or by which it or its business, capital stock or any of its properties or assets may be affected;
(ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Carolina or any subsidiary; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Carolina or any subsidiary; or (v) interfere with or otherwise adversely affect the ability of Carolina to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of FNB to carry on such business after the Effective Time. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Carolina's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Carolina's shareholders as described in Section 7.1(a) below and of governmental or regulatory authorities as described in Section 7.1(d) below and approvals previously obtained.

     2.7 BOOKS AND RECORDS. The books of account of each of Carolina and its subsidiaries have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books of account are complete and reflect accurately in all material respects Carolina's and its subsidiaries', respectively, items of income and expense and all of its assets, liabilities and shareholders' equity. The minute books of each of Carolina and its subsidiaries accurately reflect in all material respects the corporate actions which its respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to FNB and its representatives.

     2.8 REGULATORY REPORTS. Since January 1, 1995, each of Carolina and Richmond Savings has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the North Carolina Savings Institutions Division (the "Division") or the Administrator and (iii) any other governmental or regulatory authorities having jurisdiction over Carolina or any subsidiary except to the extent that failure to file such reports, registrations and statements would not have a Material Adverse Effect on Carolina and its subsidiaries. All such reports, registrations and statements filed by Carolina or Richmond Savings with the FDIC, the Division, the Administrator or other such regulatory authority are collectively referred to herein as the "Carolina Reports." As of their respective dates, the Carolina Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither Carolina nor any of its subsidiaries has been notified that any such Carolina Reports were deficient as to form or content. Following the date of this Agreement, Carolina shall deliver to FNB, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made thereafter by Carolina or any subsidiary, with the FDIC, the Division, the Administrator or any other such regulatory authority.

     2.9 SEC FILINGS; FINANCIAL STATEMENTS.

     (A) SEC FILINGS. Carolina has filed and made available to FNB all forms, reports, and documents required to be filed by Carolina with the Securities and Exchange Commission (the "SEC") since December 31, 1995 (collectively, the "Carolina SEC Reports"). The Carolina SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Carolina SEC Reports or necessary in order to make the statements in such Carolina SEC Reports, in light of the circumstances under which they were made, not misleading.

     (B) FINANCIAL STATEMENTS. Carolina has filed with the SEC and made available to FNB copies of its audited consolidated balance sheets as of June 30, 1999 and 1998 and its consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended June 30, 1999, 1998 and 1997, together with notes thereto (collectively, the "Carolina Financial Statements"); and following the date of this Agreement, Carolina promptly will deliver to FNB all other annual or interim financial statements prepared by or for Carolina. The Carolina Financial Statements (including any related notes and schedules thereto) (i) are in accordance in all material respects with Carolina's books and records, and (ii) except as stated therein, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly, in all material respects, Carolina's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The Carolina Financial Statements have been audited by Dixon Odom PLLC, independent certified public accountants.

     2.10 TAX RETURNS AND OTHER TAX MATTERS. (i) Each of Carolina and its subsidiaries has timely filed or caused to be filed, or obtained proper extensions of time for filing, all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Carolina, any subsidiary or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is reasonably believed by the management of Carolina to be adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the Carolina Financial Statements; (iii) tax returns and reports of Carolina and its subsidiaries have not been subject to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department of Revenue in the last seven years and neither Carolina nor any subsidiary has received any indication of the pendency of any audit or examination in connection with any such tax return or report or has any knowledge that any such return or report is subject to adjustment; and (iv) neither Carolina nor any subsidiary has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax.

     2.11 ABSENCE OF MATERIAL ADVERSE CHANGES OR CERTAIN OTHER EVENTS. (a) Since June 30, 1999, each of Carolina and its subsidiaries have conducted its respective business only in the ordinary course, and there has been no Material Adverse Effect, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a Material Adverse Effect, on Carolina and its subsidiaries.

     (b) Since June 30, 1999, and other than in the ordinary course of its business, neither Carolina nor any subsidiary has incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its respective properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease. For purposes of this Section 2.11(b), "material" means material to Carolina and its subsidiaries considered as one enterprise.

     2.12 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Carolina nor any subsidiary has any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Carolina Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since June 30, 1999 and which are not, individually or in the aggregate, material to Carolina and its subsidiaries considered as one enterprise.

   2.13 LITIGATION AND COMPLIANCE WITH LAW.

     (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Carolina, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of Carolina, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Carolina, any subsidiary or any of their respective properties, assets or employees which, if determined adversely, could result in liability on the part of Carolina or any subsidiary for, or subject Carolina or its subsidiary to, material monetary damages, fines or penalties or an injunction, or which could have a Material Adverse Effect on Carolina and its subsidiaries or on Carolina's ability to consummate the Merger.

     (b) Except for such licenses, permits, orders, authorizations or approvals ("Permits") the absence of which would not have a Material Adverse Effect on Carolina or its subsidiaries, each of Carolina and its subsidiaries has all Permits of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its respective business or to own, lease and operate its respective properties. Except as would not have a Material Adverse Effect on Carolina and its subsidiaries, all such Permits are in full force and effect and no violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the best knowledge and belief of management of Carolina, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

     (c) Neither Carolina nor any subsidiary is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the Federal Reserve Board, the FDIC or the Administrator) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Carolina or a subsidiary which in any manner limits, restricts, regulates, enjoins or prohibits any present or past business or practice of Carolina or any subsidiary; and neither Carolina nor any subsidiary has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     (d) Neither Carolina nor any subsidiary is in violation or default under, and each has complied with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit) except for any such violation, default or noncompliance as does not or would not have a Material Adverse Effect on Carolina and its subsidiaries, and, to the best knowledge and belief of management of Carolina, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

     2.14 REAL PROPERTIES. Carolina has Previously Disclosed to FNB a listing of all real property owned or leased by Carolina or any subsidiary (the "Real Property") and all leases pertaining to any such Real Property to which Carolina or any subsidiary is a party (the "Real Property Leases"). With respect to all Real Property, Carolina or any subsidiary has good and marketable fee simple title to, or a valid and subsisting leasehold interest in, such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Carolina or any subsidiary (as lessor or lessee) or its respective lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Carolina's lessor, each such Real Property Lease may be assigned to FNB and the execution and delivery of this Agreement does not constitute an event of default thereunder. To the best knowledge and belief of management of Carolina, the Real Property complies with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, except for such noncompliance as does not or would not have a Material Adverse Effect on Carolina and its subsidiaries, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use. All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which materially adversely affects the economic value thereof or materially adversely interferes (or will interfere after the Merger) with the contemplated use thereof.

     2.15 LOANS, ACCOUNTS, NOTES AND OTHER RECEIVABLES. Except to the extent as would not have a Material Adverse Effect on Carolina and its subsidiaries, (a) All loans, accounts, notes and other receivables reflected as assets on the books and records of Carolina and its subsidiaries (i) have resulted from bona fide business transactions in the ordinary course of operations of Carolina and its subsidiaries, (ii) were made in accordance with the standard loan policies and procedures of Carolina and its subsidiaries, and (iii) are owned by Carolina or a subsidiary free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

     (b) All of the records of Carolina and its subsidiaries regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to such loans the loan documentation of which indicate are secured by any real or personal property or property rights ("Loan Collateral"), such loans are in all material respects secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the records of such loan, except to the extent failure to have such a lien would not have a Material Adverse Effect on Carolina and its subsidiaries.

     (c) To the best knowledge and belief of management of Carolina, each loan reflected as an asset on the books of Carolina and its subsidiaries and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty, except to the extent as would not have a Material Adverse Effect on Carolina and its subsidiaries.

     (d) Carolina has previously delivered to FNB (i) a written listing of each loan, extension of credit or other asset of Carolina or any subsidiary which, as of June 30, 1999, is classified by the FDIC or the Administrator as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which it has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (ii) a written listing of each loan or extension of credit that, as of June 30, 1999, was past due as to the payment of principal or interest or both, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete in all material respects as of the date indicated.

     (e) As of September 30, 1999, Carolina's, or any subsidiary's, reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the FDIC and the Administrator and, in the best judgment of management of Carolina, is reasonable in view of the size and character of its loan portfolios, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in its loan portfolios. At September 30, 1999, Carolina's Loan Loss Reserve was $527,910.

     2.16 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by Carolina or any subsidiary (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Carolina or any subsidiary to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Carolina or any subsidiary is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Carolina or any subsidiary has "purchased" securities under agreement to resell, Carolina or such subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed that is secured by such collateral. Except for fluctuations in the market values of its investment securities, since June 30, 1999, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Carolina's securities portfolio as a whole.

     2.17 PERSONAL PROPERTY AND OTHER ASSETS. All tangible personal property of Carolina or any subsidiary material to the business operations of Carolina and its subsidiaries (including without limitation all banking equipment, data processing equipment, vehicles, and all other tangible personal property located in any office of or used by Carolina or such subsidiary in the operation of its business) is owned or leased by Carolina or such subsidiary free and clear of all liens, encumbrances, leases, title defects or exceptions to title other than such as are not material in character, amount or extent, and which do not materially detract from the value of, or interfere with the present or future use or ability to convey, the property subject thereto or affected thereby. All of Carolina's or any subsidiary's tangible personal property material to its business is in good operating condition and repair, ordinary wear and tear excepted.

     2.18 PATENTS AND TRADEMARKS. To the best knowledge and belief of management of Carolina, Carolina and its subsidiaries own, possess or have the right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct their business as now conducted; and neither Carolina nor any subsidiary has violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

     2.19 ENVIRONMENTAL MATTERS. (a) Carolina has Previously Disclosed to FNB copies of all written reports, correspondence, notices or other materials, if any, in its or any subsidiary's possession pertaining to environmental surveys or assessments of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of "Environmental Laws" (as defined below) on, affecting or otherwise involving the Real Property or any Loan Collateral.

     (b) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any "Hazardous Substances" (as defined below) by any person prior to the date hereof on, from or relating to the Real Property or, to the best knowledge and belief of management of Carolina, the Loan Collateral, which constitutes a violation of any Environmental Laws, except to the extent such presence, use, etc., when taken as a whole, would not have a Material Adverse Effect on Carolina or its subsidiaries.

     (c) Neither Carolina nor any subsidiary has violated any federal, state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions, and there has been no violation of any Environmental Laws (as defined in Section 2.19(f) below) (including, to the best knowledge and belief of management of Carolina, any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Carolina or any subsidiary is or may be responsible or liable, except to the extent any violations of which, when taken as a whole, would not have a Material Adverse Effect on Carolina or its subsidiaries.

     (d) Neither Carolina nor any subsidiary is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or, to the best knowledge and belief of management of Carolina, any Loan Collateral by any person or entity, except to the extent such claims, demands, etc., when taken as a whole would not have a Material Adverse Effect on Carolina or its subsidiaries.

     (e) No facts, events or conditions relating to the Real Property or, to the best knowledge and belief of management of Carolina, any Loan Collateral, or the operations of Carolina or any subsidiary, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, except to the extent as would not, when taken as a whole, have a Material Adverse Effect on Carolina or its subsidiaries.

   (f) For purposes of this Agreement, "Environmental Laws" shall include:

          (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

          (ii) all contractual agreements, and

          (iii) all common law

concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, emergency removal, clean-up or remediation of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, the Americans with Disabilities Act, and the Occupational Safety and Health Act), as such may now or at any time hereafter be defined or in effect.

     (g) For purposes of this Agreement, "Hazardous Substances" shall include hazardous, toxic or otherwise regulated materials, substances or wastes; chemical substances or mixtures; pesticides; pollutants; contaminants; toxic chemicals; oil or other petroleum products, byproducts, or constituents (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons regardless of specific gravity); asbestos or asbestos containing material; flammable explosives; polychlorinated biphenyls ("PCBs") or any material containing PCBs; radioactive materials; biological micro organisms, viruses, fungi, spores; environmental tobacco smoke; radon or radon gas; formaldehyde or any material containing formaldehyde; fumigants; any material or substance comprising or contributing to conditions known as "sick building syndrome," "building-related illness" or similar conditions or exposures; and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local governmental agency or political subdivision thereof, or for the purpose of or by any Environmental Laws, as now or at any time hereafter may be in effect.

     2.20 BROKERAGE OR FINDERS' COMMISSIONS. All negotiations relative to this Agreement and the transactions described herein have been carried on by Carolina or its representative, Trident Securities, a division of McDonald Investments ("Trident"), directly with FNB or its representatives, and no person or firm other than

Trident has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Carolina or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein.

     2.21 MATERIAL CONTRACTS. (a) Except as Previously Disclosed, neither Carolina nor any subsidiary is a party to or bound by any agreement, other than loans made in the ordinary course of business, (i) involving money or other property in an amount or with a value in excess of $50,000, (ii) which calls for the provision of goods or services to Carolina and cannot be terminated without material penalty upon written notice to the other party thereto, (iii) which is material to Carolina or any subsidiary and was not entered into in the ordinary course of business, (iv) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (v) which commits Carolina or any subsidiary to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of a subsidiary's business), (vi) which involves the purchase or sale of any assets of Carolina or any subsidiary, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Carolina or any subsidiary, or (vii) with any director, officer or principal shareholder of Carolina or any subsidiary (including without limitation any consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of its business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

     (b) Neither Carolina nor any subsidiary is in default, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits, where the consequences of such default would have a Material Adverse Effect on Carolina and its subsidiaries.

     2.22 EMPLOYMENT MATTERS; EMPLOYEE RELATIONS. (a) Each of Carolina and its subsidiaries (i) has paid in full to or accrued on behalf of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services rendered, including all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement and all vacation pay, sick pay, severance pay and other amounts promised to the extent required by law or its existing policies or practices, and (ii) is in compliance in all material respects with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and no person has, to the best knowledge and belief of management of Carolina, asserted that Carolina or any subsidiary is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

     (b) There is no action, suit or proceeding by any person pending or, to the best knowledge and belief management of Carolina, threatened against Carolina or any Subsidiary (or their employees), involving employment discrimination, sexual harassment, wrongful discharge or similar claims. Neither Carolina nor any subsidiary is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Carolina, any subsidiary, or any of their employees, or any pending or threatened proceeding in which it is asserted that Carolina or any subsidiary has committed an unfair labor practice; and, neither Carolina nor any subsidiary is aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.23 EMPLOYMENT AGREEMENTS; EMPLOYEE BENEFIT PLANS. (a) Carolina has Previously Disclosed to FNB a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Carolina or any subsidiary for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to FNB. Neither Carolina nor any subsidiary maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of Section 3(40) of ERISA. Each Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code, has received or applied for a favorable determination letter from the IRS and Carolina is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Carolina or any subsidiary) required to be filed with any governmental department, agency, service or other authority, including without limitation Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

     (b) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Carolina or its subsidiaries currently are, and at all times have been, in compliance with all provisions and requirements of ERISA except those the noncompliance of which, when taken as a whole, would not have a Material Adverse Effect on Carolina or its subsidiaries. There is no pending or threatened litigation relating to any Plan or any such Plan previously maintained by Carolina. Neither Carolina nor any subsidiary has engaged in a transaction with respect to any Plan that has subjected it, or absent the exemption under which the transaction was effected, would subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

     (c) Carolina has delivered to FNB a true, correct and complete copy (including copies of all amendments thereto) of each of its retirement plans that is intended to be qualified under Section 401(a) of the Code (collectively, the "Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the Retirement Plans, the most recent determination letters received from the IRS regarding the Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Retirement Plans. The Retirement Plans are qualified under the provisions of Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the Retirement Plans to said effect, including determination letters covering the current terms and provisions of the Retirement Plans. There are no issues relating to said qualification or exemption of the Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Retirement Plans and the administration thereof meet (and have met since the establishment of the Retirement Plans) the requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Retirement Plans and do not violate (and since the establishment of the Retirement Plans have not violated) any of the provisions of ERISA, the Code and such other laws, rules and regulations, except to the extent such violation, when taken as a whole, would not have a Material Adverse Effect on Carolina or its subsidiaries. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no disputes or unresolved disagreements with respect to the Retirement Plans or the administration thereof currently existing between Carolina, any subsidiary or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Carolina, any subsidiary or beneficiary of any such employee or any other person or entity. No "reportable event" within the meaning of Section 4043(b) of ERISA has occurred at any time with respect to the Retirement Plans, other than those, when taken as a whole, would not have a Material Adverse Effect on Carolina or its subsidiaries.

     (d) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Carolina or any subsidiary with respect to the Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Carolina or any subsidiary. Neither Carolina nor any subsidiary presently contributes to a "Multiemployer Plan" or has ever contributed to such a plan. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement Plans and any other "pension plan" (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by Carolina or any subsidiary have been timely made. Neither the Retirement Plans nor any other "pension plan" maintained by Carolina or any subsidiary have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Carolina nor any subsidiary has provided, and is not required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to
Section 401(a)(29) of the Code. Under the Retirement Plans and any other "pension plan" maintained by Carolina or any subsidiary as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities,"within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

     (e) There are no restrictions on the rights of Carolina or any subsidiary to amend or terminate any Plan. There are no restrictions on the rights or ability of Carolina to satisfy its obligations under Section 4.1(f) below, or on the right or ability of FNB to terminate the ESOP (as defined in Section 4.1(f) below), without Carolina or FNB incurring any liability under the ESOP or ERISA, assuming that such termination is in compliance with the Code and ERISA. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided for or contemplated by the transactions described in this Agreement) (i) result in any payment to any person (including without limitation any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant,
(ii) increase any benefits otherwise payable under any plan or agreement, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

     2.24 INSURANCE. Carolina has in effect a "financial institutions bond" and such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been previously disclosed to FNB (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is required by applicable law or regulation; and, in the judgment of management of Carolina, the insurance coverage provided under the Policies is reasonable and adequate in all respects for Carolina and its subsidiaries. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility that is qualified to transact business in North Carolina; and Carolina and its subsidiaries have taken all requisite actions (including the giving of required notices) under each such Policy to preserve all rights thereunder with respect to all matters. Neither Carolina nor any subsidiary is in default under the provisions of, has received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims under any Policy, and Carolina has no knowledge of any facts or of the occurrence of any event that is reasonably likely to result in any such claim.

     2.25 INSURANCE OF DEPOSITS. The deposits of each depositor in Richmond Savings are insured by the Savings Association Insurance Fund of the FDIC to the maximum amount provided by law, all deposit insurance premiums due from Richmond Savings to the FDIC have been paid in full in a timely fashion, and, to the best knowledge and belief of Carolina, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

     2.26 COMPENSATION; STOCK OWNERSHIP. Carolina has Previously Disclosed (i) the name and current salary or wage rate for each present employee of Carolina or its subsidiaries, (ii) the name of and number of shares of Carolina Stock beneficially owned by each of the directors and officers of Carolina and by any person or entity known to Carolina to own beneficially 5% or more of Carolina Stock, and (iii) the name, number and vesting schedule of outstanding options and restricted stock awards held by each person to whom a stock option or restricted stock award has been granted and currently is outstanding under any stock option or other plan of Carolina including, without limitation, the Carolina Option Plan and the MR Plan.

     2.27 AFFILIATES. Carolina will deliver to FNB within 15 days of the date hereof a listing of those persons deemed by Carolina and its counsel as of the date of this Agreement to be "Affiliates" of Carolina as that term is defined in Rule 405 promulgated under the 1933 Act, including persons, trust, estates or other entities related to persons deemed to be Affiliates of Carolina.

     2.28 STATE TAKEOVER LAWS. Carolina has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of North Carolina
(collectively, "Takeover Laws").

     2.29 OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the best knowledge and belief of management of Carolina, there exists no fact or condition relating to Carolina or any subsidiary that may reasonably be expected to (i) prevent, impede or delay FNB or Carolina from obtaining the regulatory approvals required to consummate transactions described herein, or
(ii) prevent the Merger from qualifying to be a tax-free reorganization under
Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to Carolina, Carolina shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of FNB.

     2.30 YEAR 2000. Carolina has completed the four phases of its Year 2000 readiness program, as described in the May 5, 1997, Statement of the Federal Financial Institutions Examination Council ("FFIEC"), entitled "YEAR 2000 Project Management Awareness" and the April 10, 1998, "Guidance Concerning Testing for Year 2000 Readiness." Carolina has made available to FNB complete and accurate copies of its Year 2000 remediation contingency plan, as described in the FFIEC Statements of March 17, 1998, and May 13, 1998, entitled "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" and "Guidance Concerning Contingency Planning in Connection with Year 2000 Readiness," respectively. Carolina has completed the four phases of the business resumption contingency planning process, as set forth in the guidance issued by FFIEC on December 11, 1998, and May 13, 1998, and has provided to FNB a complete and accurate copy of its business resumption contingency plan, written documentation supporting the plan's development and valuation, the results of tests on the plan, and a schedule for any future tests.

     2.31 DISCLOSURE. To the best knowledge and belief of management of Carolina, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Carolina at any time to FNB in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Carolina to FNB is or will be a true and complete copy of such document, unmodified except by another document delivered by Carolina.


              ARTICLE III. REPRESENTATIONS AND WARRANTIES OF FNB

     Except as otherwise specifically described herein or as "Previously Disclosed" to Carolina, FNB hereby makes the following representations and warranties to Carolina as of October 16, 1999. ("Previously Disclosed" shall mean, as to FNB, the disclosure of information in a letter delivered by FNB to Carolina specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

3.1 CORPORATE ORGANIZATION, CAPACITY AND AUTHORITY.

     (A) ORGANIZATION. FNB is a corporation duly organized and validly existing under the laws of the State of North Carolina and is registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     (B) SUBSIDIARIES. FNB has one wholly owned subsidiary, First National Bank and Trust Company, a national banking corporation. First National is sometimes referred to as the subsidiary of FNB. Other than First National, FNB has no subsidiaries, direct or indirect, and does not own, directly or indirectly, any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity, except for equity issues reflected in First National's investment portfolio and securities held in a fiduciary capacity.

     (C) ORGANIZATION OF SUBSIDIARY. First National is duly organized and validly existing under the laws of the United States, and all of the outstanding capital stock of such subsidiary is owned of record and beneficially, free and clear of all security interests and claims, by FNB. FNB has previously delivered to Carolina true, accurate and complete copies of the currently effective charter and bylaws or equivalent organizational documents of its subsidiary, including all amendments and proposed amendments thereto. All of the outstanding shares of capital stock of FNB's subsidiary are duly authorized, validly issued, fully paid and nonassessable.

     (D) POWER AND AUTHORITY. Each of FNB and its subsidiary has all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as now being conducted, is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect (as defined herein) on FNB and its subsidiary, and is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on FNB and its subsidiary. For purposes of this Article III, "Material Adverse Effect" shall mean: (a) with respect to references to FNB, any change in the business of FNB that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, investments, properties or operations of FNB, or
(b) with respect to references to FNB and its subsidiary, any change in the business of FNB or its subsidiary that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of FNB and its subsidiary considered as one enterprise.

     3.2 CAPITAL STOCK. The authorized capital stock of FNB consists of 10,000,000 shares of FNB Stock, of which 3,660,626 shares are issued and outstanding, and 200,000 shares of preferred stock, par value $10.00, of which no shares are issued and outstanding. Each outstanding share of FNB Stock has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder. The shares of FNB Stock issued to Carolina's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be issued in compliance with applicable federal and state securities laws.

     3.3 CONVERTIBLE SECURITIES, OPTIONS, ETC. FNB does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of FNB Stock or any other securities of FNB, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of FNB Stock or any other securities of FNB, or (iii) plan, agreement or other arrangement pursuant to which shares of FNB Stock or any other securities of FNB, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     3.4 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly and validly approved by FNB's Board of Directors. Subject only to approval of the Plan of Merger by the shareholders of FNB, (i)

FNB has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to be taken to authorize FNB to enter into this Agreement and to perform its respective obligations and agreements and to carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of FNB enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     3.5 VALIDITY OF TRANSACTIONS; ABSENCE OF REQUIRED CONSENTS OR WAIVERS. Provided the required approvals of FNB's shareholders and of governmental or regulatory authorities are obtained, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by FNB with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or bylaws or the equivalent organizational documents of FNB or its subsidiary, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which FNB or its subsidiary is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of FNB or its subsidiary;
(iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of FNB or its subsidiary; or (v) interfere with or otherwise adversely affect FNB's ability to carry on its business as presently conducted. No consents, approvals or waivers are required to be obtained from any person or entity in connection with FNB's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of governmental or regulatory authorities described in Section 7.1(d) below and approvals previously obtained.

     3.6 BOOKS AND RECORDS. The books of account of FNB and its subsidiary have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books of account are complete and reflect accurately in all material respects FNB's and its subsidiary's, respectively, items of income and expense and all of its assets, liabilities and shareholders' equity. The minute books of each of FNB and its subsidiary accurately reflect in all material respects the corporate actions which its respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Carolina and its representatives.

     3.7 REGULATORY REPORTS. Since January 1, 1995, FNB and its subsidiary have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with the Federal Reserve Board, the FDIC, the Office of the Comptroller of the Currency ("OCC") and any other governmental or regulatory authorities having jurisdiction over FNB or its subsidiary except to the extent that failure to file such reports, registrations and statements would not have a Material Adverse Effect on FNB and its subsidiary. All such reports and statements filed with the Federal Reserve Board, the FDIC, the OCC or other such regulatory authority are collectively referred to herein as the "FNB Reports." As of their respective dates, the FNB Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, FNB has not been notified that any such FNB Reports were deficient in any material respect as to form or content. Following the date of this Agreement, FNB shall deliver to Carolina upon its request a copy of any report, registration, statement or other regulatory filing made by FNB or its subsidiary with Federal Reserve Board, the FDIC, the OCC or any other such regulatory authority.

     3.8 SEC FILINGS; FINANCIAL STATEMENTS.

     (A) SEC FILINGS. FNB has filed and made available to Carolina all forms, reports, and documents required to be filed by FNB with the SEC since December 31, 1996 (collectively, the "FNB SEC Reports"). The FNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FNB SEC Reports or necessary in order to make the statements in such FNB SEC Reports, in light of the circumstances under which they were made, not misleading.

     (B) FINANCIAL STATEMENTS. FNB has filed with the SEC and made available to Carolina copies of its audited consolidated balance sheets as of December 31, 1998 and 1997 and its consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996, together with notes thereto (collectively, the "FNB Financial Statements"); and, following the date of this Agreement, FNB promptly will deliver to Carolina all other annual or interim financial statements prepared by or for FNB. The FNB Financial Statements (including any related notes and schedules thereto) (i) are in accordance with FNB's books and records, and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly, in all material respects, FNB's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein. The FNB Financial Statements have been audited by KPMG LLP, independent certified public accountants.

     3.9 TAX RETURNS AND OTHER TAX MATTERS. (i) Each of FNB and its subsidiary has timely filed or caused to be filed, or obtained proper extensions of time for filing, all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against FNB, its subsidiary or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is reasonably believed by the management of FNB to be adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the FNB Financial Statements; (iii) tax returns and reports of FNB and its subsidiary have not been subject to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department of Revenue in the last seven years and neither FNB nor its subsidiary has received any indication of the pendency of any audit or examination in connection with any such tax return or report or has any knowledge that any such return or report is subject to adjustment; and
(iv) neither FNB nor its subsidiary has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax.

     3.10 ABSENCE OF MATERIAL ADVERSE CHANGES. Since December 31, 1998, there has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a Material Adverse Effect on FNB and its subsidiary.

     3.11 ABSENCE OF UNDISCLOSED LIABILITIES. Neither FNB nor its subsidiary has any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the FNB Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since December 31, 1998 and which are not, individually or in the aggregate, material to FNB and its subsidiary considered as one enterprise.

   3.12 LITIGATION AND COMPLIANCE WITH LAW.

     (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of FNB, any facts or circumstances which reasonably could result in such), including without limitation any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of FNB, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting FNB, its subsidiary or any of their respective properties, assets or employees which, if determined adversely, could result in liability on the part of FNB or its subsidiary for, or subject FNB or its subsidiary to, material monetary damages, fines or penalties or an injunction, or which could have a Material Adverse Effect on FNB and its subsidiary or on FNB's ability to consummate the Merger.

     (b) Except for such licenses, permits, orders, authorizations or approvals ("Permits") the absence of which would not have a Material Adverse Effect on FNB or its subsidiary, each of FNB and its subsidiary has all Permits of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its respective business or to own, lease and operate its respective properties. Except as would not have a Material Adverse Effect on FNB and its subsidiary, all such Permits are in full force and effect and no violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the best knowledge and belief of management of FNB, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

     (c) Neither FNB nor its subsidiary is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including without limitation the Federal Reserve Board, the FDIC or the OCC) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against FNB or its subsidiary which in any manner limits, restricts, regulates, enjoins or prohibits any present or past business or practice of FNB or its subsidiary; and neither FNB nor its subsidiary has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

     (d) Neither FNB nor its subsidiary is in violation or default under, and each has complied with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit) except for any such violation, default or noncompliance as does not or would not have a Material Adverse Effect on FNB and its subsidiary, and, to the best knowledge and belief of management of FNB, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

     3.13 ABSENCE OF BROKERAGE OR FINDERS' COMMISSIONS. All negotiations relative to this Agreement and the transactions described herein have been carried on by FNB or its representative, Wheat First Securities, a division of First Union Securities, Inc. ("Wheat First"), directly with Carolina or its representatives and no person or firm or other than Wheat First has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, FNB or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein.

     3.14 OBSTACLES TO REGULATORY APPROVAL OR TAX TREATMENT. To the best of the knowledge and belief of the management of FNB, no fact or condition relating to FNB exists that may reasonably be expected to (i) prevent, impede or delay FNB or Carolina from obtaining the regulatory approvals required in order to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to the executive officers of FNB, FNB promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Carolina.

     3.15 YEAR 2000. FNB has completed the four phases of its Year 2000 readiness program, as described in the May 5, 1997, Statement of the Federal Financial Institutions Examination Council ("FFIEC"), entitled "YEAR 2000 Project Management Awareness" and the April 10, 1998, "Guidance Concerning Testing for Year 2000 Readiness." FNB will make available to Carolina complete and accurate copies of its Year 2000 remediation contingency plan, as described in the FFIEC Statements of March 17, 1998, and May 13, 1998, entitled "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" and "Guidance Concerning Contingency Planning in Connection with Year 2000 Readiness," respectively. FNB has completed the four phases of the business resumption contingency planning process, as set forth in the guidance issued by FFIEC on December 11, 1998, and May 13, 1998, and has made available to Carolina a complete and accurate copy of its business resumption contingency plan, written documentation supporting the plan's development and valuation, the results of tests on the plan, and a schedule for any future tests.

     3.16 DISCLOSURE. To the best of the knowledge and belief of FNB, no written statement, certificate, schedule, list or written information furnished by or on behalf of FNB at any time to Carolina in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by FNB to Carolina is or will be a true and complete copy of such document, unmodified except by another document delivered by FNB.


                       ARTICLE IV. COVENANTS OF CAROLINA

   4.1 AFFIRMATIVE COVENANTS OF CAROLINA. Carolina hereby covenants and agrees as follows with FNB:

     (A) "AFFILIATES" OF CAROLINA. Carolina will use its best efforts to cause each Affiliate disclosed to FNB (in addition to each additional person who shall become an Affiliate of Carolina after the date of this Agreement or who shall be deemed by FNB or its counsel, in their sole discretion, to be an Affiliate of Carolina, and including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Carolina) to execute and deliver to FNB prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of FNB Stock to be received by such Affiliates pursuant to this Agreement, which Affiliates' Agreement shall be in form and content reasonably satisfactory to FNB. Certificates for the shares of FNB Stock issued to Affiliates of Carolina shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

     (B) CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. Between the date of this Agreement and the Effective Time, except as otherwise agreed by FNB in writing, Carolina will carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and will, and where applicable will cause each of its subsidiaries to:

       (i) make all reasonable efforts to preserve intact its present business organization, keep available their present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;

       (ii) maintain all of its properties and equipment used in its business in customary repair, order and condition, ordinary wear and tear excepted;

       (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis except to the extent otherwise reasonably required by applicable laws or regulations or GAAP;

       (iv) comply with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

       (v) not change its existing loan underwriting guidelines, policies or procedures except as may be required by law;

       (vi) continue to maintain in force insurance such as is described in
   Section 2.24 above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and

       (vii) promptly provide to FNB such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations as FNB reasonably shall request.

Carolina shall be permitted to conduct any proxy contests that may occur with respect to its 1999 annual shareholders meeting in the manner believed by management of Carolina, in consultation with its advisors, to be proper and in accordance with law.

     (C) LOANS. Carolina will obtain FNB's prior approval for each new extension of credit (including the issuance of unfunded commitments) that it or any of its subsidiaries proposes to make within the following categories: (i) loan participations, (ii) home mortgage loans exceeding $240,000 in principal and saleable (FNMA or FHLMC conforming) in the secondary market, (iii) home mortgage loans exceeding $250,000 in principal amount not immediately saleable (FNMA or FHLMC nonconforming) at par in the secondary market, (iv) loans for commercial, business or agricultural purposes exceeding $200,000 in principal amount, and (v) loans for consumer or personal purposes (other than home equity loans) exceeding $50,000 in principal amount. Carolina will cease purchasing any loans from any automobile dealership and will cease any other form of indirect lending unless FNB has otherwise consented. Additionally, Carolina will make available and provide to FNB the following information with respect to its loans and other extensions of credit (such assets herein referred to as "Loans") as of September 30, 1999 and as of the end of each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of its business and to be furnished within 25 days of the end of each month ending after the date hereof, except as otherwise provided:

       (i) a list of Loans past due for 30 days or more as to principal or interest;

       (ii) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan;

       (iii) a list of Loans in nonaccrual status;

       (iv) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

       (v) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

       (vi) a list of reworked or restructured Loans over $50,000 and still outstanding, including original terms, restructured terms and status; and

       (vii) a list of any actual or threatened litigation by or against Carolina pertaining to any Loans or credits, together with the pleadings and other filed documents related thereto.

     (D) NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, Carolina promptly will notify FNB in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Carolina herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of

Carolina's covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.3 below.

     (E) CONSENTS TO ASSIGNMENT OF LEASES. Carolina will use its best efforts to obtain all required consents of its lessors to the assignment to FNB of Carolina's rights and obligations under any personal or real property leases, each of which consents shall be in such form as shall be specified by FNB.

     (F) QUALIFIED PLANS. Carolina shall take all appropriate action as shall be necessary to maintain the Employee Stock Ownership Plan of Richmond Savings Bank, Inc., SSB (the "ESOP"), the Richmond Savings Bank, SSB Savings Plan (the "Carolina 401(k) Plan"), and the Richmond Savings Bank, Inc., SSB Flexible Benefits Plan (the "Carolina Cafeteria Plan") as qualified plans for purposes of ERISA. Carolina acknowledges that FNB intends (i) that the ESOP will be terminated effective upon the merger of Richmond Savings into First National (which will be upon or after the Effective Time), (ii) that the Carolina 40l(k) Plan will be merged into FNB's Section 401(k) Savings Plan (the "FNB 401(k) Plan") as soon as practicable after the Effective Time and (iii) that the Carolina Cafeteria Plan will be terminated as soon as practical after the Effective Time. Carolina shall take all such actions with respect to such plans as shall be necessary to accomplish such intent and, until the Effective Time, will not take any other extraordinary actions with respects to such plans without the written consent of FNB.

     (G) FURTHER ACTION; INSTRUMENTS OF TRANSFER. Carolina shall (i) use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the expeditious consummation of the transactions described herein, (ii) perform all acts and execute and deliver to FNB all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of Carolina in consummating such transactions and (iii) cooperate with FNB fully in carrying out, and will pursue diligently the expeditious completion of, such transactions.

     4.2 NEGATIVE COVENANTS OF CAROLINA. Between October 16, 1999 and the Effective Time, neither Carolina nor, if applicable, any of its subsidiaries, will do any of the following things or take any of the following actions without the prior written consent and authorization of the President of FNB.

     (A) AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS. Amend its Articles of Incorporation or bylaws.

     (B) CHANGE IN CAPITAL STOCK. Make any change in its authorized capital stock, or create any other or additional authorized capital stock or other securities, or issue (except pursuant to the exercise of options heretofore granted and outstanding under the Carolina Option Plan), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

     (C) OPTIONS, WARRANTS AND RIGHTS. Grant or issue any options, warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action, other than the FNB Option.

     (D) DIVIDENDS. Declare or pay any dividends on the outstanding shares of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders, other than its regularly scheduled quarterly dividend in the amount of $.06 per share of Carolina Stock; provided, however, that Carolina may declare and pay prior to the Effective Time such additional quarterly dividend of up to $.06 per share if necessary to prevent its shareholders from failing to receive a quarterly dividend from either Carolina or FNB during a particular calendar quarter of $.06 per share but only if the additional dividend, by its amount, timing or otherwise, would not preclude the transaction contemplated by this Agreement from qualifying for pooling-of-interests accounting treatment.

     (E) EMPLOYMENT, BENEFIT OR RETIREMENT AGREEMENTS OR PLANS. Except as required by law or contemplated by this Agreement, (i) enter into or become bound by any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by Carolina or any of its subsidiaries without cost or other liability on no more than 30 days' notice; (ii) amend any existing, or adopt, enter into or become bound by any new or additional, profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; (iii) grant or amend any existing options under the Carolina Option Plan or awards under the MR Plan; (iv) make contributions to the Carolina 401(k) Plan other than matching contributions not to exceed $36,000 per year; (v) make contributions to the ESOP other than contributions (not to exceed $45,000 per quarter) necessary for the ESOP to meet its quarterly loan payment obligations; or (vi) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

     (F) INCREASE IN COMPENSATION. With the exception of the anticipated increases in annual salary and annual officer and employee bonuses Previously Disclosed to FNB, increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants.

     (G) ACCOUNTING PRACTICES. Make any changes in its accounting methods, practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

     (H) ACQUISITIONS; ADDITIONAL BRANCH OFFICES. Except for the branch office proposed in Pinehurst, North Carolina, directly or indirectly (i) acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

     (I) CHANGES IN BUSINESS PRACTICES. Except as may be required by the FDIC, the Administrator or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Section 4.1(b) above and Section 6.9 below.

     (J) EXCLUSIVE MERGER AGREEMENT. Directly or indirectly, through any person
(i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than FNB) relating to a merger or other acquisition of Carolina or the purchase or acquisition of any Carolina Stock or all or any significant part of Carolina's assets; or, except as required by law or by fiduciary obligations owed to the person assisted, provide assistance to any person in connection with any such offer; (ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Carolina or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer all or any significant part of Carolina's assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

     (K) ACQUISITION OR DISPOSITION OF ASSETS.

       (i) Except in the ordinary course of business consistent with its past practices, sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets;

       (ii) Except in the ordinary course of business consistent with past practices, purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets;

       (iii) Enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Carolina or any subsidiary for a period longer than six months;

       (iv) Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

       (v) Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license) other than assets that are obsolete or no longer used in Carolina's business; or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of Carolina or any subsidiary or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

     (L) DEBT; LIABILITIES. Except in the ordinary course of its business consistent with its past practices, (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or
(iii) incur any other liability or obligation (absolute or contingent).

     (M) LIENS; ENCUMBRANCES. Mortgage, pledge or subject any of its assets to, or permit any of its assets to become or (with the exception of those liens and encumbrances Previously Disclosed to FNB with specificity) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with borrowings from the Federal Home Loan Bank of Atlanta, securing of public funds deposits, repurchase agreements or other similar operating matters).

     (N) WAIVER OF RIGHTS. Waive, release or compromise any material rights in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

     (O) OTHER CONTRACTS. Except as Previously Disclosed, enter into or become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Section 4.2) (i) for or with respect to any charitable contributions; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Carolina or any subsidiary would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Carolina or any subsidiary to make expenditures of more than $25,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Carolina's or any subsidiary's lending operations).

     (P) DEPOSIT LIABILITIES. Make any change in its current deposit policies, including pricing and acceptance, and shall not take any actions designed to materially decrease the aggregate level of deposits as of the date of this Agreement.

                          ARTICLE V. COVENANTS OF FNB

     FNB hereby covenants and agrees as follows with Carolina:

     5.1 NASDAQ NOTIFICATION. Prior to the Effective Time, FNB shall file with the National Association of Securities Dealers such notifications and other materials (and shall pay such fees) as shall be required for the listing on Nasdaq of the shares of FNB Stock to be issued to Carolina's shareholders pursuant to the Merger.

   5.2 EMPLOYMENT.

     (A) R. LARRY CAMPBELL. Provided he remains employed as President and Chief Executive Officer of Carolina and Richmond Savings at the Effective Time, FNB shall enter into an employment agreement with R. Larry Campbell as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached hereto as SCHEDULE B.

     (B) JOHN W. BULLARD. Provided he remains employed as Executive Vice President and Chief Operations Officer of Richmond Savings at the Effective Time, FNB or its subsidiary shall either (i) assume the obligations of Richmond Savings under that certain employment agreement dated as of November 22, 1996 between Richmond Savings and John W. Bullard or (ii) enter into a new employment agreement with John W. Bullard on mutually agreeable terms. In any event, FNB or its subsidiary will assume any obligations of Richmond Savings under the John W. Bullard's executive income and deferred compensation and split dollar agreements Previously Disclosed to FNB.

     (C) OTHER EMPLOYEES; SEVERANCE PLAN. After the Effective Time, FNB may, but shall be under no obligation to, retain other employees of Carolina and its subsidiaries. Any such person retained shall be an employee of FNB on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate FNB to employ any such person for any specific period of time or in any specific position or location or to restrict FNB's right to change the rate of compensation or terminate the employment of any such person at any time and for any reason. FNB acknowledges the obligations of Richmond Savings and shall cause Richmond Savings or First National (if successor to Richmond Savings) to pay severance benefits to employees of Richmond Savings under the Richmond Savings Bank, SSB Severance Plan effective November 22, 1996 (the "Severance Plan") if their employment is terminated after a Change in Control (as defined in the Severance Plan). FNB shall pay "pay to stay" compensation to those employees of Richmond Savings determined by FNB and Carolina to be key employees and necessary to the transition of the merger of the operations of Richmond Savings and First National provided that they remain through any transition period.

   5.3 EMPLOYEE BENEFITS.

     (A) GENERALLY. Except as otherwise provided herein and to the extent permitted by contribution and deduction limitations of ERISA and the Code with respect to FNB's qualified plans, any employee of Carolina or its subsidiaries who continues employment with FNB, Carolina or their subsidiaries at the Effective Time (a "New Employee") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by FNB or First National on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of FNB or First National. However, each New Employee shall be given credit for his or her full years of service with Carolina or any of its subsidiaries for purposes of
(i) entitlement to vacation and sick leave and for participation in all FNB or First National welfare, insurance and other fringe benefit plans, and (ii) eligibility for participation and vesting in the FNB 401(k) Plan and in FNB's defined benefit pension plan (the "FNB Pension Plan"). Notwithstanding any provision herein to the contrary, FNB will not be required to take any action that could adversely affect the continuing qualification of the FNB 40l(k) Plan or the FNB Pension Plan. FNB will grant to each New Employee a pro rata amount of sick leave and vacation leave, in accordance with FNB standard leave policies, for the period between the Effective Time and the end of the calendar year during which the Effective Time occurs. Each New Employee will be permitted to carry over accrued and unused sick leave and vacation leave earned at Richmond Savings but shall thereafter be subject to FNB's leave policies.

     (B) HEALTH INSURANCE. Each New Employee shall be entitled to participate in First National's group health insurance plan at a cost equal to the cost for any First National employee and such participation shall be without regard to pre-existing condition requirements under First National's group health insurance plan, to the extent any such condition at the Effective Time would have been covered under the health insurance plans of Carolina.

     (C) OPTION AND MR PLANS. FNB shall assume each stock option granted under the Carolina Option Plan as provided in Section 1.6(a) above, or shall substitute options under the FNB Plan in accordance with the provisions of 1.6(c) above. FNB will assume the obligations of Richmond Savings under the MR Plan as provided in Section 1.7 above.

   5.4 CAROLINA DIRECTORS.

     (A) REPRESENTATION ON FNB BOARD. FNB shall take such actions as shall be required to increase the number of members of its Board of Directors by two and shall appoint two persons nominated by Carolina at the Effective Time to fill such positions and serve as directors of FNB until the next annual meeting of shareholders at which directors of FNB are elected. FNB's Board shall, if necessary, nominate such persons for election at annual meetings of FNB shareholders such that such nominees of Carolina, if elected by FNB's shareholders, would be able to serve as directors of FNB for no less than three years after the Effective Time. FNB will take such action as shall be necessary to waive any mandatory retirement policies of FNB with respect to its Board of Directors for such nominees to serve for no less than three years after the Effective Time.

     (B) ADVISORY BOARD. Each of the members of Carolina's Board of Directors (other than those appointed as members of the FNB Board of Directors pursuant to Section 5.4 (a) above) at the Effective Time shall be appointed to serve as a member of FNB's local advisory board in Rockingham, North Carolina after the Effective Time notwithstanding any mandatory retirement policy of FNB for its advisory directors generally. Each person so appointed, shall diligently discharge his or her duties as an advisory board member and promote in good faith FNB's best interests. For their services as advisory board members, each person so appointed shall be compensated at the rate presently in effect as Previously Disclosed for serving as a member of the Carolina Board of Directors for a period of three years after the Effective Time provided that he or she remains a director of the advisory board and provided further that he or she not be serving as a director or advisory director of another financial institution or financial institution holding company. Each such person's service as an advisory director will be at FNB's pleasure and will be subject to FNB's normal policies and procedures regarding the appointment and service of advisory directors; provided, however, that if any such person's service as an advisory director is terminated by FNB, FNB shall continue to pay such person compensation for the balance of the three-year period after the Effective Time upon such termination.

     (C) DEFERRED COMPENSATION. FNB shall assume the obligations of Carolina under the Previously Disclosed deferred compensation arrangements presently in effect for Carolina's directors.

     5.5 INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) After the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and liability insurance coverage for Carolina and its directors and officers, FNB shall indemnify, hold harmless and defend the directors and officers of Carolina in office on the date hereof or the Effective Time, to the same extent as it indemnifies its own directors and officers, from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature including without limitation reasonable attorneys' fees and legal costs and expenses therewith whether known or unknown and whether now existing or hereafter arising which may be threatened against, incurred, undertaken, received or paid by such persons in connection with or which arise out of or result from or are based upon any action or failure to act by such person in the ordinary scope of his duties as a director or officer of Carolina (including service as a director or officer of any Carolina subsidiary or fiduciary of any of the Carolina Plans (as defined in Section 2.23(a)) through the Effective Time; provided, however, that FNB shall not be obligated to indemnify such person for (i) any act not available for statutory or permissible indemnification under North Carolina law, (ii) any penalty, decree, order, finding or other action imposed or taken by any regulatory authority, (iii) any violation or alleged violation of federal or state securities laws to the extent that indemnification is prohibited by law, or (iv) any claim of sexual or other unlawful harassment, or any form of employment discrimination prohibited by federal or state law; further, provided, however, that (A) FNB shall have the right to assume the defense thereof and upon such assumption FNB shall not be liable to any director or officer of Carolina for any legal expenses of other counsel or any other expenses subsequently incurred by such director or officer in connection with the defense thereof, except that if FNB elects not to assume such defense or counsel for such director or officer reasonably advises such director or officer that there are issues which raise conflicts of interest between FNB and such director or officer, such director or officer may retain counsel reasonably satisfactory to him, and FNB shall pay the reasonable fees and expenses of such counsel, (B) FNB shall not be liable for any settlement effected without its prior written consent, and (C) FNB shall have no obligation hereunder to any director or officer of Carolina when and if a court of competent jurisdiction shall determine that indemnification of such director or officer in the manner contemplated hereby is prohibited by applicable law. The indemnification provided herein shall be in addition to any indemnification rights an indemnitee may have by law, pursuant to the charter or bylaws of Carolina or any of its subsidiaries or pursuant to any Plan for which the indemnity serves as a fiduciary.

     (b) From and after the Effective Time, FNB will directly or indirectly cause the persons who served as directors or officers of Carolina at the Effective Time to be covered by Carolina's existing directors' and officers' liability insurance policy (provided that FNB may substitute therefor policies of at least the same coverage in amounts contained and terms and conditions which are not less advantageous than such policy). Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than three years after the Effective Time.

     (c) The indemnification provided by this Section 5.5 is the sole indemnification provided by FNB to the directors and officers of Carolina for service in such positions up to and through the Effective Time. This Section
5.5 is intended to create personal rights in the directors and officers of Carolina, who shall be deemed to be third-party beneficiaries hereof. Notwithstanding any other provision of this Agreement, at the Effective Time, the indemnification rights provided herein shall not be extinguished but shall instead survive for a period of three years after the Effective Time.

     5.6 MERGER SUB ORGANIZATION. FNB shall organize Merger Sub under the laws of the State of North Carolina prior to the Effective Time. The outstanding capital stock of Merger Sub shall consist of 1,000 shares of common stock, all of which will be owned by FNB. Prior to the Effective Time, Merger Sub shall not (i) conduct any business operations whatsoever or (ii) enter into any contract or agreement of any kind, acquire any assets, or incur any liability, except as may be expressly contemplated by this Agreement or the Plan of Merger or as FNB and Carolina may otherwise agree. FNB, as the sole shareholder of Merger Sub, shall vote prior to the Effective Time the shares of common stock of Merger Sub in favor of the Plan of Merger and shall take all such other actions as shall be necessary for Merger Sub to consummate the transactions described herein. At the Effective Time, Merger Sub shall be a corporation duly organized and validly existing under the laws of the State of North Carolina with the corporate power and authority necessary to consummate the transactions contemplated by the Plan of Merger.

     5.7 NOTICE OF CERTAIN CHANGES OR EVENTS. Following the execution of this Agreement and up to the Effective Time, FNB promptly will notify Carolina in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of (ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of FNB herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of FNB's covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.2 below.

     5.8 FURTHER ACTION; INSTRUMENTS OF TRANSFER. FNB shall (i) use its best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the expeditious consummation of the transactions described herein, (ii) perform all acts and execute and deliver to Carolina all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of FNB in consummating such transactions and (iii) cooperate with Carolina fully in carrying out, and will pursue diligently the expeditious completion of, such transactions.


                         ARTICLE VI. MUTUAL AGREEMENTS

   6.1 REGISTRATION STATEMENT SHAREHOLDERS' MEETINGS; JOINT PROXY
   STATEMENT/PROSPECTUS.

     (A) REGISTRATION STATEMENT AND "BLUE SKY" APPROVALS. As soon as practicable following the execution of this Agreement, FNB shall prepare and file with the SEC under the 1933 Act a registration statement on Form S-4 (or on such other form as FNB shall determine to be appropriate) (the "Registration Statement") covering the FNB Stock to be issued to shareholders of Carolina pursuant to this Agreement. Additionally, FNB shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the FNB Stock to be issued upon consummation of the Merger, and at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock. FNB shall deliver to Carolina and its counsel a preliminary draft of the Registration Statement and the Joint Proxy Statement/Prospectus as soon as practicable after the date of this Agreement.

     (B) MEETINGS OF SHAREHOLDERS. Each of Carolina and FNB shall cause a special meeting of its shareholders to be duly called and held as soon as practicable for the purpose of: (i) in the case of Carolina, voting on the approval and adoption of this Agreement and Plan of Merger; and (ii) in the case of FNB, voting on the issuance of shares of FNB Stock in the Merger. In connection with the call and conduct of and all other matters relating to its respective shareholders' meeting (including the solicitation of proxies), Carolina and FNB shall each fully comply with all provisions of applicable federal and state law and regulations and with its Articles of Incorporation and bylaws.

     (C) PREPARATION AND DISTRIBUTION OF PROXY STATEMENT/PROSPECTUS. FNB and Carolina jointly shall prepare a "Joint Proxy Statement/Prospectus" for distribution to their shareholders as the proxy statement relating to solicitation of proxies for use at the shareholders' meetings contemplated in
Section 6.1(b) above and as FNB's prospectus relating to the offer and distribution of FNB Stock as described herein. The Joint Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the shareholders' meetings, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by FNB and Carolina. FNB shall include the Joint Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described below; and FNB and Carolina shall cooperate with each other in good faith and shall use their best efforts to cause the Joint Proxy Statement/Prospectus to comply with any comments of the SEC. Each of Carolina and FNB shall mail the Joint Proxy Statement/Prospectus to its shareholders prior to the scheduled date of its shareholders' meeting; provided, however, that no such materials shall be mailed to Carolina's shareholders unless and until FNB shall have determined to its own satisfaction that the conditions specified in Sections 7.1(b) and (c) below have been satisfied and shall have approved such mailing.

     (D) RECOMMENDATION OF BOARDS OF DIRECTORS. Subject to their fiduciary obligations, the Board of Directors of Carolina shall recommend to the shareholders of Carolina that they vote their shares at the shareholders' meeting contemplated by Section 6.1(b) above to approve this Agreement and Plan of Merger and the Board of Directors of FNB shall recommend to the shareholders of FNB that they vote their shares at the shareholders' meeting contemplated by
Section 6.1(b) above to approve the issuance of shares of FNB Stock in the Merger, and the Joint Proxy Statement/Prospectus will so indicate and state that each respective Board of Directors considers the Merger to be advisable and in the best interests of the respective corporation and its shareholders.

     (E) INFORMATION FOR PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Each of FNB and Carolina shall promptly respond, and use its best efforts to cause its directors, officers, accountants and affiliates to promptly respond, to requests by the other party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Joint Proxy Statement/Prospectus. Each of FNB and Carolina hereby covenants with the other that none of the information provided by it for inclusion in the Joint Proxy Statement/Prospectus will, at the time of its mailing, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Joint Proxy Statement/Prospectus, as it may be amended or supplemented, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     6.2 REGULATORY APPROVALS. Within 75 days after the date of this Agreement, each of FNB and Carolina shall prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of it, by applicable law and regulations with respect to the transactions described herein (including applications to the Federal Reserve Board, the Administrator and to any other applicable federal or state banking, securities or other regulatory authority). Each party shall use its best efforts in good faith to obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each party shall cooperate with the other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefor, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

     6.3 ACCESS. Following the date of this Agreement and to and including the Effective Time, Carolina and FNB shall each provide the other party and such other party's employees, accountants, counsel or other representatives, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants as Carolina and FNB, as the case may be, shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by FNB or Carolina shall be performed in such a manner as will not interfere unreasonably with the other party's normal operations or with relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

     6.4 COSTS. Subject to the provisions of Section 8.3(c) below, and whether or not this Agreement shall be terminated or the Merger shall be consummated, each of FNB and Carolina shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including without limitation all accounting fees, legal fees, filing fees, printing costs, travel expenses, and investment banking fees). However, subject to the provisions of Section 8.3(c) below, all costs incurred in connection with the printing and mailing of the Joint Proxy Statement/Prospectus shall be deemed to be incurred and shall be paid fifty percent (50%) by Carolina and fifty percent (50%) by FNB.

     6.5 ANNOUNCEMENTS. No person other than the parties to this Agreement is authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to FNB or Carolina any such disclosure by FNB or Carolina, as the case may be, is required by law or otherwise is prudent.

     6.6 CONFIDENTIALITY. FNB and Carolina each shall treat as confidential and not disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Section 6.6), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or other regulatory authorities in connection with the transactions described herein, or
(iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law. In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other party all copies of any and all documents or other written materials or information (including computer generated and stored data) of or relating to such other party which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party. The parties' obligations of confidentiality under this Section 6.6 shall survive and remain in effect following any termination of this Agreement.

     6.7 ENVIRONMENTAL STUDIES. At its option, FNB may cause to be conducted Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as FNB shall deem necessary or desirable (collectively, the "Environmental Survey"); provided, however, that the Environmental Survey, as much as possible, shall be performed in such a manner as will not interfere unreasonably with Carolina's normal operations, and provided further, however, that Carolina shall use its best efforts to obtain any required consents of third parties to permit any Environmental Survey of any Loan Collateral. FNB shall attempt in good faith to complete all such Phase I environmental assessments within 60 days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses as promptly as practicable. Subject to the provisions of Section 8.3(c) below, the costs of the Environmental Survey shall be paid by FNB. If
(i) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would constitute a violation of any Environmental Laws, and if, (ii) based on the advice of its legal counsel or other consultants, FNB believes that Carolina or, following the Merger, FNB, could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Carolina or, following the Merger, FNB, could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Carolina or, following the Merger, FNB, could incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of their legal counsel or other consultants, FNB reasonably believes the amount of expenses or liability which either of them could incur or for which either of them could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $250,000 over any period of time, then FNB shall give Carolina prompt written notice thereof (together with all information in its possession relating thereto) and, at FNB's sole option and discretion, at any time thereafter and up to the Effective Time, it may terminate this Agreement without further obligation or liability to Carolina or its shareholders.

     6.8 TAX-FREE REORGANIZATION. FNB and Carolina shall each use its best efforts to cause the Merger to qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Code and that it shall not intentionally take any action that would cause the Merger to fail to so qualify.

     6.9 CERTAIN MODIFICATIONS. FNB and Carolina shall consult with each other with respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and Carolina shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. FNB and Carolina also shall consult with each other with respect to the character, amount and timing of restructuring and Merger-related expense charges to be taken by each of them in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by them. The representations, warranties and covenants of each of FNB and Carolina contained in this Agreement shall not be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken by reason of this Section 6.9.

     6.10 TRANSITION TEAM. FNB and Carolina shall create a transition team comprised of staff and representatives of Carolina and staff and representatives of FNB (the "Transition Team"). The purpose of the Transition Team shall be to provide detailed guidance to FNB in fulfilling and consummating the Merger, to maintain open lines of communication between Carolina and FNB, and to handle customer inquiries regarding the Merger. The Transition Team shall meet as necessary until the Effective Time. Members of the Transition Team shall receive no separate compensation for such service.


                  ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

     7.1 CONDITIONS TO ALL PARTIES' OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

     (A) CORPORATE ACTION. All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger in consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, including without limitation the approvals of the shareholders of Carolina of this Agreement and Plan of Merger and of the shareholders of FNB of the issuance of shares of FNB Stock in the Merger.

     (B) REGISTRATION STATEMENT EFFECTIVE. The Registration Statement (including any post-effective amendments thereto) shall be effective under the 1933 Act, and no stop orders or proceedings shall be pending or, to the knowledge of FNB, threatened by the SEC to suspend the effectiveness of such Registration Statement.

     (C) "BLUE SKY" APPROVALS. FNB shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from Blue Sky registration requirements as may be necessary, and no stop orders or proceedings shall be pending or, to the knowledge of FNB, threatened by any state Blue Sky administration to suspend the effectiveness of any registration statement filed therewith with respect to the issuance of FNB Stock in the Merger.

     (D) REGULATORY APPROVALS. (i) The Merger and other transactions described herein shall have been approved, to the extent required by law, by the Federal Reserve Board, the Administrator, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions, (ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by FNB or Carolina to be materially disadvantageous or burdensome or to so adversely affect the economic or business benefits of this Agreement to FNB or Carolina's shareholders as to render it inadvisable for it to consummate the Merger; (iii) all applicable waiting periods following regulatory approvals shall have expired without objection to the Merger by the Federal Reserve Board or other applicable regulatory authorities; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

     (E) ADVERSE PROCEEDINGS, INJUNCTION, ETC. There shall not be (i) any order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the Federal Reserve Board, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii) any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Carolina or FNB from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against Carolina or FNB or any of their respective officers or directors which shall reasonably be considered by Carolina or FNB to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

     (F) TAX OPINION. The parties shall have received an opinion of Schell Bray Aycock Abel & Livingston P.L.L.C. in form and substance satisfactory to FNB and Carolina, substantially to the effect that: (i) for federal income tax purposes, consummation of the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code; (ii) no taxable gain will be recognized by a shareholder of Carolina upon such shareholder's receipt solely of FNB Stock in exchange for his or her Carolina Stock (except with respect to cash in lieu of fractional shares); (iii) the basis of the FNB Stock received by the shareholder in the Merger will be the same as the basis in such shareholder's Carolina Stock surrendered in exchange therefor decreased by the amount of cash received, if any, in lieu of a fractional share; and (iv) if Carolina Stock is a capital asset in the hands of the shareholder at the Effective Time, the holding period of the FNB Stock received by the shareholder in the Merger will include the holding period of Carolina Stock surrendered in exchange therefor. In rendering its opinion, Schell Bray Aycock Abel & Livingston P.L.L.C. will require and rely on representations by officers of FNB and Carolina, and will be entitled to make reasonable assumptions.

     (G) NASDAQ LISTING. FNB shall have satisfied all requirements for the shares of FNB Stock to be issued to the shareholders of Carolina and holders of options issued under the Carolina Option Plan in connection with the Merger to be listed on Nasdaq as of the Effective Time.

     (H) POOLING LETTERS. FNB shall have received a letter, dated as of the Effective Time, in form and substance reasonably satisfactory to FNB, from KPMG LLP, independent public accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment. FNB shall have received a letter, dated as of the Effective Time, in form and substance reasonably satisfactory to FNB, from Dixon Odom P.L.L.C., independent public accountants, to the effect that such firm is not aware of any matters relating to Carolina or its subsidiaries that would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

     7.2 ADDITIONAL CONDITIONS TO CAROLINA'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, Carolina's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

     (A) MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiary considered as one enterprise and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

     (B) COMPLIANCE WITH LAWS. FNB shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiary considered as one enterprise.

     (C) FNB'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by Carolina as provided in
Section 10.2 below, (i) each of the representations and warranties of FNB contained in this Agreement shall have been true and correct as of October 16, 1999 and shall be true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (A) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiary considered as one enterprise, and (B) for the effect of any activities or transactions that may have taken place after October 16, 1999 and are expressly contemplated by this Agreement; and (ii) FNB shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. Carolina shall have received a certificate dated as of the Closing Date and executed by the chief executive officer and chief financial officer of FNB to the foregoing effect and as to such other matters as may be reasonably requested by Carolina.

     (D) LEGAL OPINION OF FNB'S COUNSEL. Carolina shall have received from Schell Bray Aycock Abel & Livingston P.L.L.C., counsel for FNB, a written opinion dated as of the Closing Date in form and substance customary for transactions of this nature and otherwise reasonably satisfactory to Carolina and its counsel.

     (E) FAIRNESS OPINION. Carolina shall have received from its financial advisor, Trident, dated as of a date prior to the mailing of the Joint Proxy Statement/Prospectus to Carolina's shareholders in connection with its shareholders' meeting to the effect that the consideration to be received by Carolina's shareholders in the Merger is fair, from a financial point of view, to Carolina and its shareholders.

     (F) OTHER DOCUMENTS AND INFORMATION FROM FNB. FNB shall have provided to Carolina correct and complete copies of its Articles of Incorporation, bylaws and Board of Directors and shareholder resolutions approving this Agreement and the Merger (all certified by its Secretary), together with certificates of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Carolina or its counsel.

     7.3 ADDITIONAL CONDITIONS TO FNB'S OBLIGATIONS. Notwithstanding any other provision of this Agreement to the contrary, FNB's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

     (A) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Carolina and its subsidiaries considered as one enterprise and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

     (B) COMPLIANCE WITH LAWS. Carolina shall have complied in all material respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB or Carolina.

     (C) CAROLINA'S REPRESENTATIONS AND WARRANTIES AND PERFORMANCE OF AGREEMENTS; OFFICERS' CERTIFICATE. Unless waived in writing by FNB as provided in Section 10.2 below, (i) each of the representations and warranties of Carolina contained in this Agreement shall have been true and correct as of October 16, 1999 and shall be true and correct at and as of the Effective Time with the same force and effect as though made on and as of such date, except
(A) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Carolina and its subsidiaries considered as one enterprise, and (B) for the effect of any activities or transactions that may have taken place after October 16, 1999 and are expressly contemplated by this Agreement, and (ii) Carolina shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. FNB shall have received a certificate dated as of the Closing Date and executed by the chief executive officer and chief financial officer of Carolina to the foregoing effect and as to such other matters as may be reasonably requested by FNB.

     (D) LEGAL OPINION OF CAROLINA'S COUNSEL. FNB shall have received from Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., counsel to Carolina, a written opinion, dated as of the Closing Date in form and substance customary for transactions of this nature and otherwise reasonably satisfactory to FNB and its counsel.

     (E) FAIRNESS OPINION. FNB shall have received from its financial advisor, Wheat First, a written opinion dated as of a date prior to the mailing of the Joint Proxy Statement/Prospectus to FNB's shareholders in connection with its shareholders' meeting to the effect that the consideration to be paid in the Merger is fair, from a financial point of view, to FNB and its shareholders.

     (F) OTHER DOCUMENTS AND INFORMATION FROM CAROLINA. Carolina shall have provided to FNB correct and complete copies of Carolina's Articles of Incorporation, bylaws and Board and shareholder resolutions (all certified by Carolina's Secretary), together with certificates of the incumbency of Carolina's officers and such other closing documents and information as may be reasonably requested by FNB or its counsel.

     (G) AMENDMENTS TO BENEFIT PLANS. The Board of Directors of Carolina shall have adopted and implemented, effective as of the Effective Time, such amendments to the Carolina Option Plan and the MR Plan as may be necessary in accordance with the provisions of this Agreement and otherwise satisfactory to FNB.

     (H) CONSENTS TO ASSIGNMENT OF PROPERTY LEASES. Carolina shall have obtained all required consents to the assignment to FNB of its rights and obligations under any personal property lease and any Real Property Lease material to the business of Carolina and its subsidiaries considered as one enterprise, and such consents shall be in such form and substance as shall be satisfactory to FNB; and each of the lessors of Carolina shall have confirmed in writing that Carolina is not in default under the terms and conditions of any personal property lease or any Real Property Lease.


                  ARTICLE VIII. TERMINATION; BREACH; REMEDIES

     8.1 MUTUAL TERMINATION. At any time prior to the Effective Time (and whether before or after approval hereof by the shareholders of Carolina and
FNB), this Agreement may be terminated by the mutual agreement of FNB and Carolina. Upon any such mutual termination, all obligations of Carolina and FNB hereunder shall terminate and each party shall pay costs and expenses as provided in Section 6.4 above.

     8.2 UNILATERAL TERMINATION. This Agreement may be terminated by either FNB or Carolina (whether before or after approval hereof by Carolina's or FNB's shareholders) upon written notice to the other parties and under the circumstances described below.

     (A) TERMINATION BY FNB. This Agreement may be terminated by FNB by action of its Board of Directors:

       (i) if any of the conditions to the obligations of FNB (as set forth in Section 7.1 and 7.3 above) shall not have been satisfied or effectively waived in writing by FNB by June 30, 2000 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of FNB to satisfy any of its obligations, covenants or agreements contained herein);

       (ii) if Carolina shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or Article VI herein in any material respect;

       (iii) if FNB determines at any time that any of Carolina's representations or warranties contained in Article II above or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

       (iv) if, notwithstanding FNB's satisfaction of its obligations under
   Section 6.1 above, Carolina's or FNB's shareholders do not approve this Agreement and Plan of Merger at its shareholders' meeting held for such purpose;

       (v) if the Merger shall not have become effective on or before June 30, 2000 unless such date is extended as evidenced by the written mutual agreement of the parties hereto; provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties hereto, the dates set forth in this Section 8.2(a) shall be extended by mutual agreement for up to an additional 60 days; or

       (vi) under the circumstances described in Section 6.7 above.

     However, before FNB may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Section 8.2(a), it shall give written notice to Carolina as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by FNB shall not become effective if, within 30 days following the giving of such notice, Carolina shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of FNB. In the event Carolina cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of FNB within such 30-day period, FNB shall have 30 days to notify Carolina of its intention to terminate this Agreement. A failure to so notify Carolina will be deemed to be a waiver by FNB of the breach, default or violation pursuant to Section 10.2 below.

     (B) TERMINATION BY CAROLINA. This Agreement may be terminated by Carolina by action of its Board of Directors:

       (i) if any of the conditions of the obligations of Carolina (as set forth in Section 7.1 and 7.2 above) shall not have been satisfied or effectively waived in writing by Carolina by June 30, 2000 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Carolina to satisfy any of its obligations, covenants or agreements contained herein);

       (ii) if FNB shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or Article VI herein in any material respect;

       (iii) if Carolina determines that any of FNB's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

       (iv) if, notwithstanding Carolina's satisfaction of its obligations contained in Section 6.1 above, FNB's or Carolina's shareholders do not approve this Agreement and Plan of Merger at its shareholders' meeting called for such purpose;

       (v) if the Merger shall not have become effective on or before June 30, 2000 unless such date is extended as evidenced by the written mutual agreement of the parties hereto; provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties hereto, the dates set forth in this Section 8.2(b) shall be extended by mutual agreement for up to an additional 60 days; or

       (vi) under the provisions of Section 8.2(c) below.

     However, before Carolina may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Section 8.2(b), it shall give written notice to FNB as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Carolina shall not become effective if, within 30 days following the giving of such notice, FNB shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Carolina. In the event FNB cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Carolina within such 30-day period, Carolina shall have 30 days to notify FNB of its intention to terminate this Agreement. A failure to so notify FNB will be deemed to be a waiver by Carolina of the breach, default or violation pursuant to Section 10.2 below.

     (C) TERMINATION BY CAROLINA OR INCREASE IN EXCHANGE RATIO. This Agreement may be terminated by action of the Board of Directors of Carolina if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date (as defined below), that both of the following conditions are satisfied:

          (a) the Average Closing Price (as defined below) shall be less than the product of (i) 0.80 and (ii) the Starting Price (as defined below); and

          (b) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "FNB Ratio") shall be less than the "Index Ratio" (which shall mean the quotient obtained by dividing the Index Price on the Determination Date by the Index Price (as defined below) on the Starting Date (as defined below) and subtracting 0.15 from the quotient in this parenthetical); subject, however, to the following three sentences. If Carolina desires to terminate the Merger pursuant to this Section 8.2(c), it shall give prompt written notice thereof to FNB; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, FNB shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing (A) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (B) the Average Closing Price, and (ii) the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the FNB Ratio. If FNB makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Carolina of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.2(c) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.2

             (c). For purposes of this Section 8.2(c), the following terms shall have the meanings indicated:

             "Average Closing Price" shall mean the average of the daily last sales prices of FNB Stock as reported on Nasdaq (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source as chosen by FNB) for the ten consecutive full trading days in which such shares are traded on Nasdaq ending at the close of trading on the Determination Date.

             "Determination Date" shall mean the later of the date on which both (i) all requisite consents to or approval of the Merger by applicable federal and state regulatory authorities having jurisdiction over the Merger and (without regard to any requisite waiting period thereof) shall be received and (ii) the shareholders of both Carolina and FNB shall have approved the Merger at their respective shareholders' meetings.

             "Index Group" shall mean the ten bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The ten bank holding companies and the weights attributed to them are as follows:



BANK HOLDING COMPANY                                            WEIGHT
--------------------                                         -----------
           Atlantic Financial Corporation ................    11.80%
           Community Bankshares, Inc. ....................     7.69
           Community Capital Corp ........................     8.77
           First Bancorp .................................    12.74
           FNB Financial Services Corporation ............    12.55
           FNB Corporation ...............................    11.52
           James River Bankshares, Inc. ..................    12.88
           Peoples Bancorp of NC .........................     8.24
           Resource Bankshares Corporation ...............     7.16
           Virginia Commonwealth Financial Corp. .........     6.66
                                                             ------
                                                             100.00%

            "Index Price" on a given date shall mean the weighted average
             (weighted in accordance with the factors listed above) of the last sales prices of the companies composing the Index Group.

             "Starting Date" shall mean October 18, 1999.

             "Starting Price" shall mean the last sale price per share of FNB Stock as reported on Nasdaq (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source as chosen by FNB) on the Starting Date.

             If any company belonging to the Index Group or FNB declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or FNB shall be appropriately adjusted for the purposes of applying this Section 8.2(c).

     8.3 BREACH; REMEDIES. (a) Except as otherwise provided below, in the event of a breach by Carolina of any of its representations or warranties contained in this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then FNB's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Section 8.2 above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

     (b) Likewise, and except as otherwise provided below, in the event of a breach by FNB of any of its representations or warranties contained in this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then Carolina's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Section 8.2 above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

     (c) Notwithstanding anything contained herein to the contrary, if either party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in this Agreement, such party shall be obligated to pay all expenses of the other party described in Section 6.4, together with other damages recoverable at law or in equity.


                          ARTICLE IX. INDEMNIFICATION

     9.1 AGREEMENT TO INDEMNIFY. In the event this Agreement is terminated for any reason and the Merger is not consummated, then Carolina and FNB will indemnify each other as provided below.

     (A) BY CAROLINA. Carolina shall indemnify, hold harmless and defend FNB from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature that arise from or are related to claims by third parties, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by FNB:

       (i) in connection with or which arise out of or result from or are based upon (A) Carolina's operations or business transactions or its relationship with any of its employees, or (B) Carolina's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

       (ii) in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by Carolina of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Carolina to perform any of its covenants, agreements or obligations under or in connection with this Agreement;

       (iii) in connection with or which arise out of or result from or are based upon any information provided by Carolina which is included in the Joint Proxy Statement/Prospectus and which information causes the Joint Proxy Statement/Prospectus at the time of its mailing to Carolina's and FNB's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and

       (iv) in connection with or which arise out of or result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation on, from or relating to the Real Property by Carolina or any other person of any Hazardous Substances, or any action taken or any event or condition occurring or existing with respect to the Real Property which constitutes a violation of any Environmental Laws by Carolina or any other person.

     (B) BY FNB. FNB shall indemnify, hold harmless and defend Carolina from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature that arise from or are related to claims by third parties, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Carolina:

       (i) in connection with or which arise out of or result from or are based upon (A) FNB's operations or business transactions or its relationship with any of its employees, or (B) FNB's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

       (ii) in connection with or which arise out of or result from or are based upon of any fact, condition or circumstance that constitutes a breach by FNB of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of FNB to perform any of its covenants, agreements or obligations under or in connection with this Agreement; and,

       (iii) in connection with or which arise out of or result from or are based upon any information provided by FNB which is included in the Joint Proxy Statement/Prospectus and which information causes the Joint Proxy Statement/Prospectus at the time of its mailing to FNB's and Carolina's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

   9.2 PROCEDURE FOR CLAIMING INDEMNIFICATION.

     (A) BY FNB. If any matter subject to indemnification hereunder arises in the form of a claim against FNB or its successors and assigns (herein referred to as a "Third Party Claim"), FNB promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Carolina. Within 15 days of such notice, Carolina either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify FNB that Carolina disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by Carolina and the cost of such defense shall be borne by Carolina except that FNB shall have the right to participate in such defense at its own expense and provided that Carolina shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon FNB or its successors or assigns. FNB agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to Carolina without charge therefor except for out-of-pocket expenses. If Carolina fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, FNB shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. FNB also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by Carolina.

     (B) BY CAROLINA. If any matter subject to indemnification hereunder arises in the form of a claim against Carolina or its successors and assigns (herein referred to as a "Third Party Claim"), Carolina promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to FNB. Within 15 days of such notice, FNB either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify Carolina that FNB disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by FNB and the cost of such defense shall be borne by FNB except that Carolina shall have the right to participate in such defense at its own expense and provided that FNB shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon Carolina or its successors and assigns. Carolina agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to FNB without charge therefor except for out-of-pocket expenses. If FNB fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, Carolina shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Carolina also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by FNB.

                      ARTICLE X. MISCELLANEOUS PROVISIONS

     10.1 RESERVATION OF RIGHT TO REVISE STRUCTURE. Notwithstanding any provision herein to the contrary, at FNB's election, the Merger may alternatively be structured such that Carolina is merged with and into the Merger Sub or such that Carolina is merged with and into FNB; provided, however, that no such change will (i) alter or change the amount or kind of consideration to be received by the shareholders of Carolina in the Merger or
(ii) adversely affect the tax treatment to the shareholders of Carolina as a result of receiving such consideration. In the event of such election by FNB, the parties hereto shall execute an appropriate amendment to this Agreement.

   10.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES, INDEMNIFICATION AND OTHER AGREEMENTS.

     (A) REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS. None of the representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Section
6.6 above, FNB's covenants contained in Sections 5.1 through 5.5 above, and FNB's representation and warranty contained in Section 3.2 above, shall survive the effectiveness of the Merger.

     (B) INDEMNIFICATION. The parties' indemnification agreements and obligations pursuant to Section 9.1 above shall become effective only in the event this Agreement is terminated, and neither of the parties shall have any obligations under Section 9.1 in the event of or following consummation of the Merger.

     10.3 WAIVER. Any term or condition of this Agreement may be waived (except as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof, provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party or as provided in Sections 8.2(a) and 8.2(b) above, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

     10.4 AMENDMENT. This Agreement may be amended, modified or supplemented at any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Carolina and FNB, by an agreement in writing approved by a majority of the Boards of Directors of FNB and Carolina executed in the same manner as this Agreement; provided however, that the provisions of this Agreement relating to the manner or basis in which shares of Carolina Stock are converted into FNB Stock shall not be amended (except in accordance with Section 8.2(c) of this Agreement) after the approval of this Agreement and Plan of Merger by the shareholders of Carolina and FNB without the requisite approval of such shareholders of such amendment.

     10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

   (a) If to Carolina, to:

        Carolina Fincorp, Inc.
        Attention: R. Larry Campbell, President
        Post Office Box 1324 (28379)
        115 South Lawrence Street
        Rockingham, North Carolina 28380

        With copy to:

        Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P
        Attention: Edward C. Winslow III
        2000 Renaissance Plaza
        230 North Elm Street
        Greensboro, North Carolina 27401

   (b) If to FNB, to:

        FNB Corp.
        Attention: Mr. Michael C. Miller, President
        Post Office Box 1328 (27204)
        101 Sunset Avenue
        Asheboro, North Carolina 27203

        With copy to:

        Schell Bray Aycock Abel & Livingston P.L.L.C.
        Attention: Doris R. Bray
        1500 Renaissance Plaza
        230 North Elm Street
        Greensboro, North Carolina 27420

     10.6 FURTHER ASSURANCE. Carolina and FNB shall each furnish to the other such further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

     10.7 HEADINGS AND CAPTIONS. Headings and captions of the sections and Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

     10.8 ENTIRE AGREEMENT. This Agreement (including all schedules and exhibits attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

     10.9 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, Section, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     10.10 ASSIGNMENT. This Agreement may not be assigned by either party hereto except with the prior written consent of the other party hereto.

     10.11 COUNTERPARTS. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which together shall constitute one agreement.

     10.12 GOVERNING LAW. This Agreement is made in and shall be construed and enforced in accordance with the laws of North Carolina.

     10.13 INSPECTION. Any right of FNB or Carolina hereunder to investigate or inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that FNB or Carolina should have conducted any investigation or that such right has been exercised by FNB or Carolina or their agents, representatives or others. Any investigations or inspections that have been made by FNB or Carolina or their agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Carolina or FNB in this Agreement.

     IN WITNESS WHEREOF, Carolina and FNB each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.


                                            CAROLINA FINCORP, INC.


                                            By:  /S/ R. LARRY CAMPBELL
                                              ---------------------------------

                                              PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER




                                            FNB CORP.


                                            By:  /S/ MICHAEL C. MILLER
                                              ---------------------------------

                                              PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER

                       SCHEDULES TO AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER



  SCHEDULE            DESCRIPTION
  A                   Plan of Merger
  B                   Form of Employment Agreement

                                  SCHEDULE A
             TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                         DATED AS OF DECEMBER 28, 1999


                                PLAN OF MERGER
                                      OF
                             FNB ACQUISITION CORP.
                                 WITH AND INTO
                            CAROLINA FINCORP, INC.

     A. PARTIES TO MERGER. The parties to the proposed merger are Carolina Fincorp, Inc., a North Carolina corporation ("Carolina"), FNB Corp., a North Carolina corporation ("FNB"), and FNB Acquisition Corp., a North Carolina corporation and wholly owned subsidiary of FNB (the "Merger Subsidiary").

     B. NATURE OF TRANSACTION. Subject to the provisions of this Plan of Merger, the Merger Subsidiary shall be merged with and into Carolina (the "Merger") with the effect provided in the North Carolina Business Corporation Act.

     C. SURVIVING CORPORATION. Carolina shall be the surviving corporation in the Merger. At the Effective Time (as hereinafter defined) of the Merger, the name of the surviving corporation shall be changed to "FNB Acquisition Corp."

     D. EFFECTIVE TIME. This Plan of Merger shall be effective upon the filing of Articles of Merger with respect hereto with the North Carolina Secretary of State (the "Effective Time"). At the Effective Time, the separate corporate existence of the Merger Subsidiary shall cease and the corporate existence of Carolina shall continue with all of its purposes, objects, rights, privileges, powers and franchises, all of which shall be unaffected and unimpaired by the Merger.

     E. CONVERSION AND EXCHANGE OF SHARES.

       1. Except as otherwise provided herein, at the Effective Time, all rights of Carolina's shareholders with respect to all then outstanding shares of the common stock of Carolina, no par value ("Carolina Stock"), shall cease to exist, and the holders of Carolina Stock shall cease to be, and shall have no further rights as, shareholders of Carolina. At the Effective Time, each such outstanding share of Carolina Stock (except for shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by Carolina, the Merger Subsidiary, FNB or any of their subsidiaries, which shall be canceled in the Merger) shall be converted, without any action on the part of the holder of such shares, into a number of shares of the common stock of FNB, par value $2.50 (the "FNB Stock"), equal to seventy-nine hundredths of one share (.79 shares) of FNB Stock (the "Exchange Ratio"). [THE EXCHANGE RATIO IS SUBJECT TO POSSIBLE ADJUSTMENT IN ACCORDANCE WITH SECTIONS 1.4(B) AND 8.2(C) OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 28, 1999, BY AND BETWEEN FNB AND CAROLINA. IF SO ADJUSTED, THE ADJUSTED EXCHANGE RATIO SHALL BE REFLECTED IN THIS PLAN OF MERGER PRIOR TO FILING WITH THE SECRETARY OF STATE OF NORTH CAROLINA.]

       2. Each share of the FNB Stock issued and outstanding immediately prior to the Effective Time of the Merger shall continue to be issued and outstanding and shall not be affected by the Merger.

       3. At the Effective Time, each share of capital stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of common stock, no par value, of the surviving corporation in the Merger.

       4. Following the Effective Time, certificates representing shares of Carolina Stock outstanding at the Effective Time (herein sometimes referred to as "Carolina Certificates") shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, whole shares of FNB Stock, and cash in lieu of fractional shares, as provided herein. At the Effective Time, FNB shall issue and deliver, or cause to be issued and delivered, to the transfer agent of FNB Stock (the "Transfer Agent"), certificates representing whole shares of FNB Stock into which outstanding shares of Carolina Stock have been converted as provided above and cash in payment of fractional shares. As promptly as practicable following the Effective Time, FNB shall send or cause to be sent to each former shareholder of record of Carolina immediately prior to the Merger written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Carolina Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with FNB's instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Carolina of such shareholder's Carolina Certificate(s), the Transfer Agent shall as soon as practicable issue, register and deliver to such shareholder a certificate evidencing the number of whole shares of FNB Stock to which such shareholder is entitled pursuant to Section E.1 above, and a check in the amount of cash to which the shareholder is entitled, if any, in payment of fractional shares as provided in Section E.5 below, subject to any required withholding of applicable taxes.

       5. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Carolina Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Stock (after taking into account all certificates delivered by such holder under Section E.4 above shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Stock multiplied by the market value of one share of FNB Stock upon the Effective Time. The market value of one share of FNB Common Stock at the Effective Time shall be the last sale price of FNB Stock on Nasdaq Stock Market, Inc. National Market System as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by FNB, on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

       6. Subject to Section E.7 below, no FNB Stock certificate or cash in lieu of fractional shares shall be delivered to any former shareholder of Carolina unless and until such shareholder shall have properly surrendered to the Transfer Agent the Carolina Certificate(s) formerly representing his or her shares of Carolina Stock, together with a properly completed Transmittal Letter in such form as shall be provided to the shareholder by FNB for that purpose. Any other provision of this Plan of Merger notwithstanding, neither FNB nor the Exchange Agent shall be liable to a holder of Carolina Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

       7. Any shareholder of Carolina whose certificate representing shares of Carolina Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of FNB Stock and cash in lieu of fractional shares to which he or she is entitled in accordance with and upon compliance with conditions reasonably imposed by the Transfer Agent or FNB (including without limitation a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount reasonably satisfactory to the Transfer Agent and FNB).

       8. At the Effective Time, the stock transfer books of Carolina shall be closed as to holders of Carolina Stock immediately prior to the Effective Time and no transfer of Carolina Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section E.4 above, each certificate theretofore representing shares of Carolina Stock (other than shares to be canceled pursuant to Section E.1 above) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in this Plan of Merger in exchange therefor. To the extent permitted by North Carolina law, former shareholders of record of Carolina shall be entitled to vote after the Effective Time at any meeting of shareholders of FNB the number of whole shares of FNB Stock into which their respective shares of Carolina Stock are converted, regardless of whether such holders have exchanged their certificates representing Carolina Stock for certificates representing FNB Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by FNB on the FNB Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FNB Stock issued pursuant to the Merger, but beginning 60 days after the Effective Time no dividend or other distribution payable to the holders of record of FNB Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Carolina Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section E.4 above; provided, however, that upon surrender of such Carolina Stock certificate (or compliance with Section E.7), the FNB Stock certificate, together with all undelivered dividends or other distributions (without interest) and any cash payments to be paid for fractional share interests (without interest), shall be delivered and paid with respect to each share represented by such Carolina Stock certificate.

     F. ABANDONMENT. This Plan of Merger may be terminated and the Merger may be abandoned at any time prior to the Effective Time upon termination of the Amended and Restated Agreement and Plan of Merger, dated as of December 28, 1999, by and between FNB and Carolina.

                                  SCHEDULE B
             TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                         DATED AS OF DECEMBER 28, 1999


                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of
the    day of      , 2000, by and between FIRST NATIONAL BANK AND TRUST
COMPANY, a national banking corporation with its principal office and place of business located in Asheboro, North Carolina (the "Bank") and R. LARRY CAMPBELL (the "Employee").

                             W I T N E S S E T H:

     WHEREAS, the Bank desires to employ the Employee, the Employee desires to accept employment with the Bank, and each desires to enter into an agreement embodying the terms of such employment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. The Bank hereby employs the Employee, and the Employee hereby accepts employment with the Bank, for the term set forth in Section 2 below, in the position and with the duties and responsibilities set forth in
Section 3 below, and upon the other terms and conditions hereinafter stated.

     2. TERM. The term of this Agreement shall commence as of the date hereof and, unless otherwise terminated as hereinafter provided, shall continue for an initial term of three years and shall automatically be extended on each anniversary date of this Agreement for an additional one year period so that the term shall again be three years unless either party notifies the other of its decision not to continue such annual renewal by written notice given not less than 90 days prior to such anniversary date. Notwithstanding the foregoing, there shall be no automatic extension of the term of this Agreement after the sixth anniversary date of this Agreement, but absent written notice from either party in accordance with the previous sentence, this Agreement will be automatically extended on the sixth anniversary date so that the term will again be three years from such date.

     3. POSITION AND RESPONSIBILITIES. The Employee shall serve as a Senior Vice President and Regional Manager of the Bank for Richmond County, North Carolina and for such other counties in North Carolina as the Bank may designate, or in such other appropriate position and with such duties as the Bank may in the future designate. In such capacity, the Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the principal executive officer of the Bank or his designee. The Employee shall devote substantially all of his business time, attention and services to discharge faithfully and diligently his duties and responsibilities under this Agreement and to use his best efforts for both the successful operation of the Bank's business and the successful implementation of the policies established by the Bank or its parent, FNB Corp. ("FNB").

     4. COMPENSATION AND BENEFITS. During the term of this Agreement, the Bank shall provide to the Employee the following compensation and benefits:

     (a) SALARY. In consideration of the services to be rendered by the Employee to the Bank and the Employee's covenants hereunder, the Bank shall pay to the Employee a base salary at the rate of $100,000 per annum (such salary as it may be increased from time to time being hereinafter referred to as the "Base Salary"). The Employee shall receive from the Bank a formal review of Employee's performance at least as frequently as annually, and Employee may be considered for merit increases to his Base Salary in accordance with the Bank's policies and practices for employee compensation as established or modified from time to time. Except as may otherwise be agreed, the Base Salary shall be payable in accordance with the Bank's policies and practices for employee compensation as established or modified from time to time; provided that the Base Salary shall be payable not less frequently than monthly. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

     (b) GROUP BENEFIT PLANS AND PROGRAMS. The Employee will be entitled to participate, in accordance with the provisions thereof, in any group health, disability and life insurance, and any bonus, pension, retirement and other employee benefit plans and programs made available by the Bank or FNB to their employees generally.

     (c) SUPPLEMENTAL PLANS. The Bank shall assume the obligations of Richmond Savings Bank, Inc., SSB (the "Savings Bank") with respect to that Executive Income Plan Deferred Compensation Agreement and Split Dollar Agreement each dated January 1, 1987 and subsequently amended January 1, 1992 (collectively, the "Supplemental Plans") and shall continue the Supplemental Retirement Plans in effect in accordance with the terms thereof; provided, however, that nothing herein shall prohibit the Bank from terminating either or both Supplemental Retirement Plans upon the Employee's voluntary termination of employment or upon a termination for Cause (as defined below).

     (d) CLUB DUES. The Bank shall pay or reimburse the Employee for the monthly dues and assessments necessary for Employee to maintain the status of an active member of the Richmond Pines Country Club.

     (e) VACATION. The Employee shall be entitled to such vacation and other leave as may be provided by the Bank or FNB to their employees in similar positions generally; provided, however, that, to the extent that the amount of vacation and other leave to which the Employee is entitled is related to the Employee's years of service to the Bank or FNB, the Employee shall be given credit for each year of service as an employee of the Savings Bank.

     (f) AUTOMOBILE. The Bank shall provide the Employee with a suitable vehicle for his exclusive use in the discharge of his duties hereunder and shall pay all operating and service expenses, including automobile insurance, related to such vehicle. Any personal use of such vehicle by the Employee will be appropriately accounted for and reported as additional compensation.

     (g) BUSINESS EXPENSES. The Bank shall reimburse the Employee for any reasonable out-of-pocket business and travel expenses incurred by the Employee in the ordinary course of performing his duties for the Bank upon presentation by the Employee, from time to time, of appropriate documentation therefor and in accordance with the Bank's policies and practices as established or modified from time to time.

     (h) CONVENTION ATTENDANCE. The Bank shall pay all registration, travel, accommodation and meal expenses for the Employee and his spouse to attend the annual convention of the North Carolina Bankers Association each year.

     5. TERMINATION. The Employee's term of employment under this Agreement may be terminated before the end of the initial term or any extension thereof as follows:

     (a) DEATH. In the event of the death of the Employee during his employment under this Agreement, this Agreement shall be terminated as of the date of death. In such event, the Bank shall pay the Employee's Base Salary, at the rate in effect at the time of his death and through the last day of the calendar month in which such death occurs, to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee. Any rights and benefits the Employee's estate or any other person may have under employee benefit plans and programs of the Bank or any benefit plans or agreements of Richmond Savings Bank, Inc., SSB ("Richmond Savings") or Carolina Fincorp, Inc. ("Carolina") that are assumed by the Bank or FNB in the event of the Employee's death shall be determined in accordance with the terms of such plans and programs.

     (b) LONG-TERM DISABILITY. If the Employee suffers any disability while employed under this Agreement that prevents him from performing his duties under this Agreement for a period of 90 consecutive days, then, unless otherwise then agreed in writing by the parties hereto, the employment of the Employee under this Agreement shall, at the election of the Bank, be terminated effective as of the ninetieth day of such period. Upon termination of the Employee's employment by reason of disability under this Section 5(b), the Employee shall be entitled to receive his Base Salary, at the rate in effect on the date of such termination, less any disability insurance payments paid to the Employee on a policy maintained for the benefit of the Employee by the Bank or FNB, through the end of the then current term of this Agreement. Any rights and benefits the Employee may have under employee benefit plans and programs of the Bank or any benefit plans or agreements of Richmond Savings or Carolina that are assumed by the Bank or FNB in the event of the Employee's disability shall be determined in accordance with the terms of such plans and programs.

     For purposes of this Agreement, "disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the Employee to perform his customary or other comparable duties with the Bank. In the event that the Employee and the Bank are unable to agree as to whether the Employee is suffering a disability, the Employee and the Bank shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether the Employee is suffering a disability shall be based upon the determination of a majority of the three physicians. The Bank shall pay the reasonable fees and expenses of all physicians selected pursuant to this Section 5(b).

     (c) TERMINATION FOR CAUSE. Nothing herein shall prevent the Bank from terminating the Employee's employment at any time for Cause (as hereinafter defined). Upon termination for Cause, the Employee shall receive his Base Salary only through the date that such termination becomes effective. Neither the Employee nor any other person shall be entitled to any further payments from the Bank, for salary or any other amounts. Notwithstanding the foregoing, any rights and benefits the Employee may have under employee benefit plans and programs of the Bank or any benefit plans or agreements of Richmond Savings or Carolina that are assumed by the Bank or FNB following a termination of the Employee's employment for Cause shall be determined in accordance with the terms of such plans, agreements and programs. For purposes of this Agreement, termination for Cause shall mean termination by the Bank of the Employee's employment as a result of (i) an intentional, willful and continued failure by the Employee to perform his duties in the capacities indicated above (other than due to disability); (ii) an intentional, willful and material breach by the Employee of his fiduciary duties of loyalty and care to the Bank; (iii) an intentional, willful and knowing violation by the Employee of any provision of this Agreement; (iv) a conviction of, or the entering of a plea of nolo contendere by the Employee for any felony or any crime involving fraud or dishonesty, or (v) a willful and knowing violation of any material federal or state banking law or regulation applicable to the Bank or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other act or event as a result of which the Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Bank's affairs by any regulatory authority having jurisdiction over the Bank or FNB.

     (d) TERMINATION OTHER THAN FOR CAUSE. The Bank may terminate the Employee's employment under this Agreement at any time upon 90 days written notice to the Employee for whatever reason it deems appropriate, or for no reason. In the event such termination by the Bank occurs and is not due to death as provided in Section 5(a) above or for Cause as provided in Section 5(c) above, the Bank shall continue the Employee's Base Salary, at the rate in effect at the time of such termination through the end of the then current term of this Agreement. Such salary continuation shall be subject to all applicable federal and state withholding taxes. Any rights and benefits the Employee may have under employee benefit plans and programs of the Bank or FNB or under any benefit plans or agreements of Richmond Savings or FNB that are assumed by the Bank or FNB following a termination of the Employee's employment pursuant to this Section 5(d) shall be determined in accordance with the terms of such plans, agreements and programs. In addition to and notwithstanding the foregoing, in the event of a termination pursuant to this Section 5(d), the Bank shall continue to provide to the Employee either the benefits to which the Employee is entitled under this Agreement or the economic equivalent thereof for the remainder of the term of this Agreement.

     (e) AT THE EMPLOYEE'S OPTION. The Employee may terminate his employment at any time upon at least 60 days advance written notice to the Bank; provided, however, that the Bank, in its discretion, may cause such termination to be effective at any time during such notice period. In the event of such a voluntary termination of employment, the Employee will be entitled to receive only any earned but unpaid Base Salary and the other benefits of this Agreement through the date on which the Employee's termination becomes effective. Notwithstanding the foregoing, any rights and benefits the Employee may have under employee benefit plans and programs of the Bank or any benefit plans or agreements of Richmond Savings or Carolina that are assumed by the Bank or FNB following a voluntary termination of the Employee's employment pursuant to this Section 5(e) shall be determined in accordance with the terms of such plans, agreements and programs.

     6. NO SOLICITATION OF CHANGE IN CONTROL. The Employee will not solicit, counsel or encourage any acquisition, merger or other change in control of FNB or the Bank without the prior written approval of the Board of Directors of the Bank or FNB. A violation of this Section 6 shall be deemed to constitute a forfeiture by the Employee of all of his rights under Section 5(d) hereof.

     7. NONCOMPETITION COVENANT; NONSOLICITATION. For purposes of this Section 7 and the following Sections 8 through 12, "Bank" shall mean the Bank, FNB and/or any of its subsidiaries.

     (a) For a period commencing on the date hereof and continuing until (i) one (1) year after the date of expiration of the term hereof or the date that any termination of the Employee's employment under this Agreement becomes effective or (ii) the last day of the period after the date that any termination of the Employee's employment under this Agreement becomes effective in which the Employee is entitled to receive any Base Salary pursuant to
Section 5 hereof, whichever is later, the Employee will not, directly or indirectly:

       (i) own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any business that is then engaged in the operation of a bank, savings bank, credit union, mortgage company, savings and loan association or similar financial institution that conducts any of its operations within 60 miles of Rockingham, North Carolina; provided, however, that the Employee may, without violating this Agreement, own as a passive investment not in excess of two percent (2%) of the outstanding capital stock of any such business whose stock is publicly traded or quoted on the NASDAQ over-the-counter market, the New York Stock Exchange, the American Stock Exchange, the National Daily Quotation System "Pink Sheets" or the OTC Bulletin Board;

       (ii) influence or attempt to influence any customer of the Bank to discontinue its use of the Bank's services or to divert such business to any other person, firm or corporation;

       (iii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Bank and any of its respective customers, suppliers, principals, distributors, lessors or licensors; and

       (iv) solicit any officer or employee of the Bank, whose base annual salary at the time of the Employee's termination was $20,000 or more, to work for any other person, firm or corporation.

     (b) It is expressly agreed that the provisions and covenants in this
Section 7 shall not apply and shall be of no force or effect in the event that the Bank fails to honor its obligations hereunder.

     (c) The Employee and the Bank intend that Section 7 of this Agreement be enforced as written. However, if one or more of the provisions contained in
Section 7 shall for any reason be held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the Employee and the Bank agree that the court making such determination shall have the power to reform the duration, scope and/or area of such provision and in its reformed form such provision shall then be enforceable and shall be binding on the parties.

     8. CONFIDENTIALITY. The Employee hereby acknowledges and agrees that (i) in the course of his service as an employee of the Bank, he will gain substantial knowledge of and familiarity with the Bank's customers and its dealings with them, and other information concerning the business of the Bank, all of which constitute valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and (ii) to protect the interest in and to assure the benefit of the business of the Bank, it is reasonable and necessary to place certain restrictions on the Employee's ability to disclose information about the business and customers of the Bank. For that purpose, and in consideration of the agreements contained herein, the Employee covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to the Bank and its business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of the customers and information regarding their accounts and business dealings with the Bank), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are proprietary to the Bank and are valuable, special and unique assets of the business to which the Employee will have access during his employment hereunder. The Employee shall consider, treat and maintain all Confidential Information as the confidential, private and privileged records and information of the Bank. Further, at all times during the term of his employment and following the termination of his employment under this Agreement for any reason, and except as shall be required in the course of the performance by the Employee of his duties on behalf of the Bank or otherwise pursuant to the direct, written authorization of the Bank, the Employee will not divulge any Confidential Information to any other person, firm, corporation, bank, savings and loan association or similar financial institution, remove any such Confidential Information in written or other recorded form from the Bank's premises, or make any use of the Confidential Information for his own purposes or for the benefit of any person, firm, corporation, bank, savings and loan association or similar financial institution other than the Bank. However, following the termination of the Employee's employment with the Bank, this Section 8 shall not apply to any Confidential Information which then is in the public domain (provided that the Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Bank's consent), or which is obtained by the Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

     9. REMEDIES UPON BREACH. Each party agrees that any breach of this Agreement by either party could cause irreparable damage to the other party and that in the event of such breach the other party shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations of the breaching party hereunder, without the necessity of posting a bond, plus the recovery of any and all costs and expenses incurred by the enforcing party, including reasonable attorneys' fees in connection with the enforcement of this Agreement, provided that the enforcing party shall have been successful on the merits or otherwise in any proceeding related to the enforcement thereof.

     10. ACKNOWLEDGMENTS. The Employee hereby acknowledges that the enforcement of Sections 7 and 8 of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Bank, and that the restrictions set forth in Sections 7 and 8 of this Agreement are reasonable as to time, scope and territory and in all other respects.

     11. TOLLING PERIOD. In the event the Employee breaches any of the provisions contained herein and the Bank seeks compliance with such provisions by judicial proceedings, the time period during which the Employee is restricted by such provisions shall be extended by the time during which the Employee has actually competed with the Bank or been in violation of any such provision and any period of litigation required to enforce the Employee's obligations under this Agreement.

     12. TERMINATION OF PREVIOUS EMPLOYMENT AGREEMENT. The Employee specifically agrees that the Employment Agreement dated November 22, 1996, as the same may have been amended, by and between the Employee and the Savings Bank hereby is terminated and shall be of no further force or effect, and the Employee hereby waives any and all of his rights, and releases the Bank and the Savings Bank from any and all obligations, under such agreement.

     13. SEVERABILITY. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     14. CONSENT AND WAIVER BY THIRD PARTIES. The Employee hereby represents and warrants that his employment with the Bank on the terms and conditions set forth herein and his execution and performance of this Agreement do not constitute a breach or violation of any other agreement, obligation or understanding with any third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevents the full performance of his duties and obligations hereunder.

     15. WAIVERS AND MODIFICATIONS. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 15. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

     16. ASSIGNMENT. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Bank shall have the right to assign this Agreement to FNB or any of its subsidiaries or to its successors under law, and the rights and obligations of the Bank under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Bank.

     17. NOTICES. All notices hereunder shall be (i) delivered by hand, (ii) sent by first-class certified mail, postage prepaid, return receipt requested,
(iii) delivered by overnight commercial courier, or (iv) transmitted by telecopy or facsimile machine, to the following address of the party to whom such notice is to be made, or to such other address as such party may designate in the same manner provided herein:

   If to the Bank:

        FNB Corp.
        Attention: Mr. Michael C. Miller, President
        101 Sunset Avenue
        Asheboro, North Carolina 27203

        With copy to:

        Schell Bray Aycock Abel & Livingston P.L.L.C.
        Attention: Dan T. Barker, Jr.
        230 North Elm Street
        1500 Renaissance Plaza
        Greensboro, North Carolina 27420

   If to the Employee, to his last address as shown on the personnel records of the Bank.

        With copy to:

        Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P
        Attention: Edward C. Winslow III
        2000 Renaissance Plaza
        230 North Elm Street
        Greensboro, North Carolina 27401

     18. SURVIVAL OF OBLIGATIONS. The Employee's obligations under Sections 7 through 12 of this Agreement shall survive the termination of his employment with the Bank regardless of the manner of such termination and shall be binding upon his heirs, executors and administrators. The existence of any claim or cause of action by Employee against the Bank or FNB shall not constitute and shall not be asserted as a defense to the enforcement by the Bank of this Agreement.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            FIRST NATIONAL BANK
                                            AND TRUST COMPANY


                                            By:______________________________


                                            Title:___________________________


                                            ___________________________(SEAL)
                                            R. LARRY CAMPBELL

                                                                     APPENDIX B


                               OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "Agreement"), dated as of the 16th day of October, 1999, between FNB CORP., a North Carolina corporation ("FNB"), and CAROLINA FINCORP, INC. a North Carolina corporation ("Carolina").


                               R E C I T A L S :

     WHEREAS, the Boards of Directors of FNB and Carolina have approved an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, between FNB and Carolina that provides for the merger (the "Merger") of Carolina and a wholly owned subsidiary of FNB, which Merger Agreement has been executed by the parties concurrently with this Agreement; and

     WHEREAS, as a condition to FNB's execution of the Merger Agreement, and in consideration thereof, Carolina has agreed to grant to FNB the option set forth herein;

     NOW, THEREFORE, in consideration of the premises herein contained, the parties, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Merger Agreement.

     2. GRANT OF OPTION. Carolina hereby grants to FNB an irrevocable option (the "Option") to purchase up to 372,437 shares (as adjusted as set forth in this Agreement) of authorized but unissued shares of Carolina common stock, no par value (the "Carolina Common Stock"), at a price of $10.50 per share (the "Exercise Price") payable in cash as provided in Section 4 below; provided, however, that such number of shares shall be reduced if and to the extent necessary so that the number of shares for which this Option is exercisable shall not exceed 19.9% of the issued and outstanding Carolina Common Stock as of the date hereof.

   3. EXERCISE OF OPTION.

     (a) Subject to compliance with applicable laws and regulations and unless FNB shall have breached in any material respect and failed to cure any covenant, representation or warranty in the Merger Agreement, FNB may exercise the Option, in whole or in part, at any time or from time to time following the occurrence of a Purchase Event (as defined below) and prior to the occurrence of a Termination Event (as defined below).

   (b) (i) As used herein, a "Purchase Event" shall mean when:

          (A) Carolina shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose a transaction with a person (other than FNB or First National Bank and Trust Company, a national banking corporation and a wholly owned subsidiary of FNB ("First National")) to, or entered into an agreement with a person (other than FNB or First National) to: (a) effect a merger, consolidation or similar transaction involving Carolina or Richmond Savings Bank, Inc., SSB ("Richmond"), (b) sell, lease or otherwise transfer the assets of Carolina or any of its subsidiaries to such person, aggregating 20% or more of the consolidated assets of Carolina and its subsidiaries (other than a sale of loan receivables in a financing transaction in the normal course of business consistent with past practices), or (c) issue, sell or otherwise dispose of to such person (including by way of merger, consolidation, share exchange or any similar transaction) securities representing more than 20% of the voting power of Carolina or Richmond; or

          (B) any person other than FNB or First National shall have acquired beneficial ownership of, or the right to acquire beneficial ownership of, more than 20% of the outstanding shares of Carolina Common Stock (not including acquisitions pursuant to which the acquiror has successfully rebutted the presumption of control pursuant to 12 C.F.R.
       Section 574(e) and has voted the securities so acquired for the approval of the Merger at any and all meetings of shareholders of Carolina called for that purpose or at which such matter is considered (a "Rebuttal Acquisition")); or any person shall have merged, consolidated with or consummated a similar transaction with Carolina or Richmond or any person shall have purchased, leased or otherwise acquired 20% or more of the consolidated assets of Carolina and its subsidiaries (other than a sale of loan receivables in a financing transaction in the normal course of business consistent with past practices); or

          (C) a bona fide proposal is made by any person (other than FNB or First National) by public announcement or written communication that is or becomes the subject of public disclosure, or disclosure in an application to any federal or state regulatory authority, to (a) acquire, merge or consolidate with, or enter into any similar transaction with Carolina or Richmond, (b) purchase, lease or otherwise acquire 20% or more of the consolidated assets of Carolina and its subsidiaries (other than a sale of loan receivables in a financing transaction in the normal course of business consistent with past practices), or (c) purchase or otherwise acquire (including by way of tender offer, merger, consolidation, share exchange, tender or exchange offer or any similar transaction) securities representing more than 20% of the voting power of Carolina or Richmond (not including a Rebuttal Acquisition).

       (ii) The term "person" shall have the meaning specified in Section 3(a)(9), and "beneficial ownership" shall have the meaning specified in
   Section 13(d)(3), of the 1934 Act.

     (c) Carolina shall notify FNB promptly in writing of the occurrence of any transaction, offer or event giving rise to a Purchase Event.

     (d) In the event FNB determines to exercise the Option, it shall send to Carolina a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Carolina Common Stock FNB intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Option Closing Date"); provided, that if the closing of such purchase cannot be consummated because of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, if prior notification to, or approval of, any federal or state regulatory agency is required in connection with such purchase, Carolina shall cooperate with FNB in the filing of the required notice or application for approval and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which the last required notification period has expired or been terminated or such approvals have been obtained and any mandatory waiting periods shall have passed.

     (e) The Option shall terminate, to the extent not previously exercised, upon the earliest to occur of the following (each a "Termination Event"):

       (i) the Effective Time of the Merger;

       (ii) the termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, other than a termination based upon, following, or in connection with a willful and material breach by Carolina of any of its covenants, representations, warranties or agreements in the Merger Agreement;

       (iii) 12 months after the first occurrence of a Purchase Event; or

       (iv) 18 months after the date hereof.

     (f) Notwithstanding the termination of the Option, FNB shall be entitled to purchase any shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

   (g) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:

       (i) FNB's Total Profit (as defined below) exceed $1.2 million and, if it otherwise would exceed such amount, FNB, at its sole election, shall either
   (A) reduce any remaining shares of Carolina Common Stock subject to the Option, (B) deliver to Carolina for cancellation without consideration shares of Carolina Common Stock previously purchased by FNB pursuant to the exercise of the Option, (C) pay cash to Carolina, or (D) any combination of the foregoing, so that FNB's actually realized Total Profit shall not exceed $1.2 million after taking into account the foregoing actions; or

       (ii) the Option be exercised for a number of shares of Carolina Common Stock as would, as of the date of exercise, result in FNB's Total Notional Profit (as defined below) exceeding $1.2 million; provided, that nothing in this clause (ii) shall restrict any exercise of the Option permitted hereby on any subsequent date.

     As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) any net cash amounts received by FNB pursuant to the sale of shares of Carolina Common Stock received pursuant to the exercise of the Option (or any other securities into which such shares shall be converted or exchanged) to any unaffiliated person less FNB's purchase price of such shares, (ii) any amount received by FNB pursuant to Carolina's repurchase of shares of Carolina Common Stock received pursuant to the exercise of the Option less FNB's purchase price of such shares, and (iii) any amount received by FNB pursuant to Carolina's repurchase of the Option (or any portion thereof).

     As used in this Agreement, the term "Total Notional Profit" with respect to any number of shares of Carolina Common Stock as to which FNB may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other such shares held by FNB or its affiliates as of such date that were issued pursuant to the exercise of the Option, were sold for cash at the closing sale price per share of Carolina Common Stock as quoted on Nasdaq or, if Carolina Common Stock is not then quoted on Nasdaq, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by FNB, as of the close of business on the preceding trading day (less customary brokerage commissions).

   4. PAYMENT AND DELIVERY OF CERTIFICATES.

     (a) On each Option Closing Date, FNB shall (i) pay to Carolina the aggregate purchase price for the shares being purchased on that Option Closing Date in immediately available funds by a wire transfer to a financial institution and account designated by Carolina, and (ii) present and surrender this Agreement to Carolina at the address of Carolina specified in Section 11(d).

     (b) At each closing relating to an exercise of the Option and simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Carolina shall deliver to FNB (A) a certificate or certificates representing the number of shares of Carolina Common Stock purchased by FNB, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Carolina Common Stock purchasable hereunder, and (ii) FNB shall deliver to Carolina a letter agreeing that FNB will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement and providing such undertakings and representations as necessary for the issuance and sale of such shares to be exempt from registration under applicable securities laws.

     (c) Certificates representing Carolina Common Stock delivered on an Option Closing Date may be endorsed with a restrictive legend which shall read as follows:

        The transfer of shares represented by this certificate is subject to certain provisions of an agreement to the registered holder hereof and Carolina Fincorp, Inc. and to resale restrictions arising under the Securities Act of 1933, as amended, a copy of which agreement is on file at the principal office of Carolina Fincorp, Inc. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Carolina Fincorp, Inc. of a written request.

It is understood and agreed that the above legend may be removed by delivery of substitute certificate(s) without such legend if FNB shall have delivered to Carolina a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Carolina, to the effect that such legend is not required for purposes of the 1933 Act.

     5. REPRESENTATIONS BY CAROLINA. Carolina hereby represents and warrants to, and covenants with, FNB as follows:

     (a) Carolina has all requisite corporate power and authority to enter into this Agreement and, subject to any required regulatory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Carolina. This Agreement has been duly executed and delivered by Carolina and constitutes a valid and binding obligation of Carolina and, subject to any required regulatory approvals, enforceable in accordance with its terms.

     (b) Carolina has taken all necessary corporate action to authorize and reserve and to permit it to issue the full number of shares of Carolina Common Stock issuable upon exercise of the Option, and shall continue to reserve such shares until the Option is exercised or until this Agreement is terminated as provided herein.

     (c) The shares of Carolina Common Stock to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any shareholder of Carolina, but subject to restrictions on transfer imposed by applicable securities and financial institutional regulatory laws.

     (d) The execution and delivery of this Option Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any provision of the Articles of Incorporation or bylaws of Carolina or, subject to obtaining any required regulatory approvals, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Carolina or its properties or assets.

     6. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event of any change in the outstanding Carolina Common Stock by reason of stock dividends, stock splits, split-ups, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares or securities subject to the Option and the exercise price per share shall be adjusted appropriately so that the Option will entitle the holder thereof to acquire, at a price economically equivalent to the Exercise Price, all of the shares or other securities, property, or rights to which ownership of the underlying shares of Carolina Common Stock would have entitled the holder had they been outstanding immediately prior to such change. In the event that any shares of Carolina Common Stock are issued after the date of this Agreement other than in a transaction described in the first sentence of this Section 6 or upon the exercise of the Option, the number of shares subject to the Option shall be adjusted so that, immediately after such issuance, the number of shares subject to the Option (together with the number of shares previously issued under the Option) shall equal 19.9% of the number of the then-outstanding shares of Carolina Common Stock. Nothing contained in this Section 6 shall be deemed to authorize Carolina to breach any provision of the Merger Agreement.

     7. REGISTRATION RIGHTS. Carolina shall, upon request by FNB at any time and from time to time within two years of the first exercise of the Option, as expeditiously as possible, prepare and file a registration statement under the 1933 Act, in order to permit the sale or other disposition of any or all shares or securities that have been acquired by or are issuable to FNB upon exercise of the Option in accordance with the intended method of sale or other disposition stated by FNB in such request, including a "shelf" registration statement under Rule 415 under the 1933 Act or any successor provision. Carolina shall use its best efforts to qualify such shares or other securities, or the offering thereof, for sale under any applicable state securities laws, to cause any such registration statement to become effective, to obtain all consents or waivers of other parties that are required for such registration statement, and to keep any such registration statement updated and effective for such period not to exceed of 360 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The first registration statement prepared under this
Section 7, and any sale covered thereby, shall be at Carolina's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of FNB's counsel related thereto. Any subsequent registrations, other than a Piggyback Registration (as defined below) shall be at FNB's expense. FNB shall provide all information reasonably requested by Carolina for inclusion in any registration statement to be prepared hereunder. If during the time periods referred to in the first sentence of this Section 7 Carolina proposes to register any shares of Carolina Common Stock under the 1933 Act for its own account or for any other shareholders of Carolina (other than on Form S-4 or Form S-8, or any successor form), it shall first allow FNB the right to participate in such offering (a "Piggyback Registration"), and such participation shall not affect the obligation of Carolina to effect registration statements for FNB under this Section 7; provided that, if the managing underwriters of such offering advise Carolina in writing that in their opinion the number of shares of Carolina Common Stock requested to be included in such registration statement exceeds the number that can be sold in such offering, Carolina shall include the shares requested to be included therein by FNB only to the maximum extent such managing underwriters determine to be feasible. In connection with any registration statement pursuant to this
Section 7, Carolina and FNB shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection therewith.

     8. LISTING. If Carolina Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the Nasdaq NMS or any other national market or exchange, Carolina, upon the request of FNB, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Carolina Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq NMS or such other market or exchange and will use its best efforts to obtain approval of such quotation or listing as soon as practicable.

     9. DIVISION OF OPTION. Subject to the provisions of Section 11(c) below, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of FNB, upon presentation and surrender of this Option Agreement at the principal office of Carolina for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Carolina Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Carolina of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Carolina will execute and deliver a new Agreement of like tenor and date upon receipt of an indemnification agreement and affidavit from FNB in form and substance reasonably satisfactory to Carolina.

     10. SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Carolina Common Stock provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of Carolina to allow the holder to acquire such lesser number of shares as may be permissible without any amendment or modification hereof.

   11. MISCELLANEOUS.

     (a) EXPENSES. Except as otherwise provided in Section 7, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transaction contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement, contains the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     (c) ASSIGNMENT. Neither of the parties may assign any of its rights or obligations under this Agreement to any other person, without the express written consent of the other party, except that FNB may assign in whole or in part the Option and other benefits and obligations hereunder without limitation to any of its wholly owned subsidiaries.

     (d) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail, return receipt requested, sent by nationally recognized overnight courier service or by facsimile transmission, to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as specified by like notice).

     (e) COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (f) SPECIFIC PERFORMANCE. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Agreement by Carolina and that this Agreement may be enforced by FNB through injunctive or other equitable relief.

     (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.


                                            FNB CORP.


                                            By /s/     MICHAEL C. MILLER
                                              ---------------------------------
                                                       MICHAEL C. MILLER
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                OFFICER



                                            CAROLINA FINCORP, INC.


                                            By /s/    R. LARRY CAMPBELL
                                              ---------------------------------
                                                     R. LARRY CAMPBELL
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                OFFICER

                                                                      APPENDIX C
                                                                      ----------


                   FAIRNESS OPINION OF WHEAT FIRST SECURITIES
                   ------------------------------------------

                           {TO BE FILED BY AMENDMENT}
                           --------------------------

                                                                      APPENDIX D


                  FAIRNESS OPINION OF TRIDENT SECURITIES, INC.
                  --------------------------------------------

                          {TO BE FILED BY AMENDMENT}
                          --------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Article VIII of FNB's Amended and Restated Bylaws provides:


                                 ARTICLE VIII.
                                INDEMNIFICATION

     1. EXTENT. In addition to the indemnification otherwise provided by law, the corporation shall indemnify and hold harmless its directors and officers against liability and litigation expense, including reasonable attorneys' fees, arising out of their status as directors or officers or their activities in any of such capacities or in any capacity in which any of them is or was serving, at the corporation's request, in another corporation, partnership, joint venture, trust or other enterprise, and the corporation shall indemnify and hold harmless those directors, officers or employees of the corporation and who are deemed to be fiduciaries of the corporation's employee pension and welfare benefit plans as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA fiduciaries") against all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as ERISA fiduciaries; provided, however, that the corporation shall not indemnify a director or officer against liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, and the corporation shall not indemnify an ERISA fiduciary against any liability or litigation expense that he may incur on account of his activities that at the time taken were known or reasonably should have been known by him to be clearly in conflict with the best interests of the employee benefit plan to which the activities relate. The corporation shall also indemnify the director, officer, and ERISA fiduciary for reasonable costs, expenses and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined in accordance with Section 2 of this Article that the director, officer and ERISA fiduciary is entitled to indemnification hereunder.

     2. DETERMINATION. Any indemnification under Section 1 of this Article shall be paid by the corporation in any specific case only after a determination that the director, officer or ERISA fiduciary did not act in a manner, at the time the activities were taken, that was known or reasonably should have been known by him to be clearly in conflict with the best interests of the corporation, or the employee benefit plan to which the activities relate, as the case may be. Such determination shall be made (a) by the affirmative vote of a majority (but not less than two) of directors who are or were not parties to such action, suit or proceeding or against whom any such claim is asserted ("disinterested directors") even though less than a quorum, or (b) if a majority (but not less than two) of disinterested directors so direct, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by directors, officers or ERISA fiduciaries who were parties to such action, suit or proceeding or against whom such claim is asserted, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

     3. ADVANCED EXPENSES. Expenses incurred by a director, officer or ERISA fiduciary in defending a civil or criminal claim, action, suit or proceeding may, upon approval of a majority (but not less than two) of the disinterested directors, even though less than a quorum, or, if there are less than two disinterested directors, upon unanimous approval of the Board of Directors, be paid by the corporation in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or ERISA fiduciary to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified against such expenses by the corporation.

     4. CORPORATION. For purposes of this Article, references to directors, officers or ERISA fiduciaries of the "corporation" shall be deemed to include directors, officers and ERISA fiduciaries of FNB Corp., its subsidiaries, and all constituent corporations absorbed into FNB Corp. or any of its subsidiaries by a consolidation or merger.

     5. RELIANCE AND CONSIDERATION. Any director, officer or ERISA fiduciary who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this Bylaw. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any director, officer or ERISA fiduciary to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

     6. INSURANCE. The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation as a director, officer, partner or trustee of, or in some other capacity in, another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

     The North Carolina General Statutes contain provisions prescribing the extent to which directors and officers shall or may be indemnified. These statutory provisions are set forth below:


CH. 55 NORTH CAROLINA BUSINESS CORPORATION ACT

                           PART 5. INDEMNIFICATION.

ss.55-8-50. POLICY STATEMENT AND DEFINITIONS.

     (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

     (b) Definitions in this Part:

       (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

       (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

       (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

       (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

       (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

       (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

       (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

       (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.


ss.55-8-51. AUTHORITY TO INDEMNIFY.

     (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

       (1) He conducted himself in good faith; and

       (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

       (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (d) A corporation may not indemnify a director under this section:

       (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

       (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

     (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

ss.55-8-52. MANDATORY INDEMNIFICATION.

     Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.


ss.55-8-53. ADVANCE FOR EXPENSES.

     Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.


ss.55-8-54. COURT-ORDERED INDEMNIFICATION.

     Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

       (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

       (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.


ss.55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

     (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

     (b) The determination shall be made:

       (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

       (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

       (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision
   (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

       (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(3) to select counsel.


ss.55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

     Unless a corporation's articles of incorporation provide otherwise:

       (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

       (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

       (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.


ss.55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE.

     (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a
corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trust or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

     (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

     (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

ss.55-8-58. APPLICATION OF PART.

     (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

     (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

     (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.


ITEM 21. EXHIBITS.

     The following exhibits, listed in accordance with the number assigned to each in the exhibit table of Item 601 of Regulation S-K, are included in Part II of this Registration Statement. Exhibit numbers omitted are not applicable.



 EXHIBIT NO.    DESCRIPTION OF EXHIBITS
-------------   -----------------------
   2.10         Amended and Restated Agreement and Plan of Merger by and between FNB Corp.
                and Carolina Fincorp, Inc., dated as of December 28, 1999 (included as Appendix A to the Joint Proxy Statement/Prospectus)
   2.11         Stock Option Agreement issued by Carolina Fincorp, Inc. to FNB Corp. dated as of
                October 16, 1999 (included as Appendix B to the Joint Proxy Statement/Prospectus)
   3.10         Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit
                3.1 to the Registrant's Form S-14 Registration Statement (No. 2-96498) filed
                March 16, 1985
   3.11         Articles of Amendment to Articles of Incorporation of the Registrant, adopted
                May 10, 1988, incorporated herein by reference to Exhibit 19.10 to the Registrant's
                Form 10-Q Quarterly Report for the quarter ended June 30, 1988
   3.12         Articles of Amendment to Articles of Incorporation of the Registrant, adopted
                May 12, 1998, incorporated herein by reference to Exhibit 3.12 to the Registrant's
                Form 10-Q Quarterly Report for the quarter ended June 30, 1998
   3.20         Amended and Restated Bylaws of the Registrant, adopted May 21, 1998, incorporated herein by reference to Exhibit 3.20 to the Registrant's Form 10-Q Quarterly Report
                for the quarter ended June 30, 1998
     4          Specimen of Registrant's Common Stock Certificate, incorporated herein by reference to Exhibit 4 to Amendment No. 1 to the Registrant's Form S-14 Registration
                Statement (No. 2-96498) filed April 19, 1985
     5*         Opinion of Schell Bray Aycock Abel & Livingston P.L.L.C. re legality
     8*         Opinion of Schell Bray Aycock Abel & Livingston P.L.L.C. re tax matters
  10.10         Form of Split Dollar Insurance Agreement dated as of November 1, 1987 between
                First National Bank and Trust Company and certain of its key employees and directors, incorporated herein by reference to Exhibit 19.20 to the Registrant's Form
                10-Q Quarterly Report for the Quarter ended June 30, 1988
  10.11         Form of Amendment to Split Dollar Insurance Agreement dated as of November 1,
                1994 between First National Bank and Trust Company and certain of its key employees and directors, incorporated herein by reference to Exhibit 10.11 to the
                Registrant's Form 10-KSB Annual Report for the fiscal year ended December 31,
                1994
  10.20         Stock Compensation Plan as amended effective May 12, 1998, incorporated herein by reference to Exhibit 10.30 to the Registrant's Form 10-Q Quarterly Report for the
                quarter ended June 30, 1998
  10.21         Form of Incentive Stock Option Agreement between FNB Corp. and certain of its key employees, pursuant to the Registrant's Stock Compensation Plan, incorporated herein by reference to Exhibit 10.31 to the Registrant's Form 10-KSB Annual Report for the
                fiscal year ended December 31, 1994

 EXHIBIT NO.    DESCRIPTION OF EXHIBITS
-------------   -----------------------
   10.22        Form of Nonqualified Stock Option Agreement between FNB Corp. and certain of its directors, pursuant to the Registrant's Stock Compensation Plan, incorporated herein by reference to Exhibit 10.32 to the Registrant's Form 10-KSB Annual Report for the
                fiscal year ended December 31, 1994
   10.30        Employment Agreement dated as of December 27, 1995 between First National Bank and Trust Company and Michael C. Miller, incorporated herein by reference to
                Exhibit 10.50 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995
   13.10        The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
                1999, previously filed with the Commission, SEC File No. 0-13823, and incorporated herein by reference
     21         Subsidiaries of the Registrant, incorporated herein by reference to Exhibit 21 to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
                1998
   23.1         Consent of KPMG LLP
   23.2         Consent of Dixon Odom PLLC
   23.3*        Consent of Wheat First Securities
   23.4*        Consent of Trident Securities, Inc.
   23.5*        Consents of Schell Bray Aycock Abel & Livingston P.L.L.C. are contained in its opinions filed as Exhibit 5 and 8
     24         Power of Attorney
   99.1         Form of Proxy of FNB Corp.
   99.2         Form of Proxy of Carolina Fincorp, Inc.

--------
*  To be filed by amendment


ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheboro, State of North Carolina, on December 30, 1999.


                                          FNB CORP.


                                          By: /s/ Michael C. Miller
                                            -----------------------------------
                                                   MICHAEL C. MILLER
                                                CHAIRMAN AND PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                          TITLE                    DATE
             ---------                          -----                    ----
       /s/ Michael C. Miller           Chairman, President         December 30, 1999
----------------------------------     and Director (Principal
         MICHAEL C. MILLER             Executive Officer)

      /s/ Jerry A. Little             Treasurer and Secretary     December 30, 1999
----------------------------------     (Principal Financial
          JERRY A. LITTLE              and Accounting Officer)

                *                     Director                    December 30, 1999
----------------------------------
      JAMES M. CAMPBELL, JR.

                *                     Director                    December 30, 1999
----------------------------------
         DARRELL L. FRYE

                *                     Director                    December 30, 1999
----------------------------------
        WILBERT L. HANCOCK

                *                     Director                    December 30, 1999
----------------------------------
         THOMAS A. JORDAN

                *                     Director                    December 30, 1999
----------------------------------
     R. REYNOLDS NEELY, JR.

                *                     Director                    December 30, 1999
----------------------------------
        RICHARD K. PUGH

                *                     Director                    December 30, 1999
----------------------------------
        J.M. RAMSAY III

                *                     Director                    December 30, 1999
----------------------------------
     CHARLES W. STOUT, M.D.

             SIGNATURE                   TITLE            DATE
             ---------                   -----            ----
                 *                    Director     December 30, 1999
----------------------------------
          EARLENE V. WARD

     * Michael C. Miller, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on behalf of the above indicated officers and directors of FNB Corp. pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.



By       /s/ Michael C. Miller
     -------------------------------                December 30, 1999
           MICHAEL C. MILLER
           ATTORNEY-IN-FACT